As filed with the Securities and Exchange Commission on May 28, 2013

Registration No. 333-177188

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED STATES COMMODITY FUNDS TRUST I

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	45-3326410
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, California 94612

510.522.9600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nicholas D. Gerber

1999 Harrison Street, Suite 1530

Oakland, California 94612

510.522.9600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

W. Thomas Conner, Esq.

Reed Smith LLP

1301 K. Street, N.W.

Washington, DC 20005-3317

202.414.9208

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

File No. 333-177188

PROSPECTUS

United States Asian Commodities Basket Fund

20,000,000 Units

The United States Asian Commodities Basket Fund (“UAC”) is a commodity pool that issues units representing fractional undivided beneficial interests (“units”) that trade of the NYSE Arca. UAC is a series of United States Commodity Funds Trust I (the “Trust”), a Delaware statutory trust formed on September 8, 2011 that is currently organized into four separate series (each series, a “Fund” and collectively, the “Funds”). The three other series of the Trust—the United States Sugar Fund (“USSF”), the United States Gasoil Fund (“USGO”), and the United States Natural Gas Double Inverse Fund (“UNGD”)—may be publicly offered in the future.

The investment objective of UAC (before fees and expenses) is to have the daily changes in percentage terms of its net asset value (“NAV”) reflect the daily changes in percentage terms of the price of a basket of futures contracts, each of which tracks one of the Asian Benchmark Commodities (the “Futures Basket”). The Asian Benchmark Commodities are commodities selected by the Sponsor that are of importance to Asian economies, including the three major Asian economies of China, Japan, and India. The futures contracts designated for inclusion in the Futures Basket will be selected by the Sponsor, and are referred to as the “Benchmark Futures Contracts.”

The units may be purchased from UAC only in one or more blocks of 50,000 units as described in “Creation and Redemption of Units.” A block of 50,000 units is called a basket. UAC issues and redeems units in baskets on a continuous basis to certain authorized purchasers as described in “Plan of Distribution.” The Price of a creation basket or redemption basket is offered and sold to an authorized purchaser at a price equal to the net asset value of 50,000 units on the day that the order to create the creation basket is accepted by the marketing agent.

Merrill Lynch Professional Clearing Corp. is expected to be the initial Authorized Purchaser for UAC. However, the Sponsor instead may purchase the initial creation basket from the Fund at the price of $25.00 per unit. If the Sponsor purchases the initial creation basket, in accordance with applicable requirements of Regulation M under the Securities Exchange Act of 1934, no creation baskets will be offered to authorized purchasers nor will units be listed for trading on the NYSE Arca until five business days has elapsed from the date of the Sponsor’s purchase of the initial Creation Basket. It is expected that the proceeds from the initial creation basket purchase will be invested on the last day of such five business day period and that the initial per unit net asset value of the Fund will be established as of 4:00 p.m. New York City time that day. Units offered in creation baskets on any subsequent day will be offered at the per unit NAV calculated shortly after the close of the core trading session on the NYSE Arca. The initial creation basket if purchased by the Sponsor will be redeemable by the Sponsor on the same terms and conditions as those applicable to authorized purchasers. See “The Offering—Creation and Redemption of Units.”

The units are offered and sold to the public by the authorized purchaser(s) at prices that are expected to reflect, among other factors, the trading price of units on the NYSE Arca, the net asset value of UAC and the supply and demand for units at the time of sale. Authorized purchasers will not receive from UAC or any of its affiliates any fee or other compensation in connection with the sale of units. UAC will continuously offer creation baskets consisting of 50,000 units to authorized purchasers through ALPS Distributors, Inc., which is the marketing agent. A list of UAC’s current authorized purchasers is available from the marketing agent. Authorized purchasers will pay a transaction fee of $350 for each order they place to create or redeem one or more baskets. The units are listed on the NYSE Arca under the symbol “UAC.”

UAC is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

Some of the risks of investing in UAC include:

•	Investing in Asian commodity interests subjects UAC to the risks of the Asian commodities markets and industries unique to Asia, which could result in fluctuations in the price of UAC’s units.

•

If certain correlations do not exist, then investors may not be able to use UAC as a cost-effective way to invest indirectly in the Asian commodities markets or as a hedge against the risk of loss in Asian commodities-related transactions.

•	UAC does not expect to make cash distributions.

•	UAC and its sponsor may have conflicts of interests, which permit them to favor their own interests to your detriment.

•

UAC files annual partnership tax returns and each U.S. Unitholder will receive a Form K-1 and will be required to report his or her allocable share of UAC’s income, gain, loss, deduction and credit reported on UAC’s partnership return. Each prospective investor is advised to consult a tax advisor regarding U.S. federal income tax consequences of an investment in UAC.

This is a best efforts offering; the marketing agent is not required to sell any specific number or dollar amount of units, but will use its best efforts to sell units. An authorized purchaser is under no obligation to purchase units. This is intended to be a continuous offering and is not expected to terminate until all of the registered units have been sold or three years from the date of the original prospectus, whichever is earlier, although the offering may be temporarily suspended if and when no suitable investments for UAC are available or practicable. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Sponsor for distribution related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

Investing in UAC involves significant risks. See “What are the Risk Factors Involved with an Investment in UAC? ” beginning on page 14.

UAC is an “emerging growth company” under the federal securities laws and, accordingly, is able to take advantage of certain reduced disclosure and reporting requirements. UAC has made the determination, however, not to take advantage of any exemptions available to emerging growth companies. UAC will therefore be subject to the same disclosure and reporting obligations as other public companies that are not emerging growth companies. See “Implications of Being an Emerging Growth Company” for additional information.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per Unit	Per Basket
Price of the units in the first basket sold*	$25.00	$1,250,000

*	No commissions or discounts are paid to authorized purchasers in connection with the sale of creation baskets. The Sponsor pays certain fees to ALPS Distributors, Inc. in its role as Marketing Agent of units of UAC. See “Fees to be Paid by UAC” on page 75.

The date of this prospectus is June 12, 2013.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 75 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 6.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 14.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

ALSO, BEFORE YOU DECIDE TO PARTICIPATE IN THIS POOL, YOU SHOULD NOTE THAT YOUR POTENTIAL LIABILITY AS A PARTICIPANT IN THIS POOL FOR TRADING LOSSES AND OTHER EXPENSES OF THE POOL IS NOT LIMITED TO THE AMOUNT OF YOUR CONTRIBUTION FOR THE PURCHASE OF AN INTEREST IN THE POOL AND ANY PROFITS EARNED THEREON. A COMPLETE DESCRIPTION OF THE LIABILITY OF A PARTICIPANT IN THIS POOL IS EXPLAINED MORE FULLY IN THIS DISCLOSURE DOCUMENT.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

i

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

UNITED STATES ASIAN COMMODITIES BASKET FUND

THIS POOL (FUND) HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about UAC and its units, it does not contain or summarize all of the information about UAC and the units contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What are the Risk Factors Involved with an Investment in UAC?” beginning on page 14, before making an investment decision about the units.

Overview of the Trust and UAC

The United States Asian Commodities Basket Fund (“UAC”) is a commodity pool that issues units representing fractional undivided beneficial interests (“units”) that trade on the NYSE Arca, Inc. (the “NYSE Arca”). UAC is a series of United States Commodity Funds Trust I (the “Trust”), a Delaware statutory trust formed on September 8, 2011 that is currently organized into four separate series (each series, a “Fund” and collectively, the “Funds”). The three other series of the Trust – the United States Sugar Fund (“USSF”), the United States Gasoil Fund (“USGO”) and the United States Natural Gas Double Inverse Fund (“UNGD”) – may be publicly offered in the future. Additional series of the Trust that will be separate commodity pools may be created in the future. The Trust and the Funds operate pursuant to the Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated March 22, 2013. Wilmington Trust National Association, a national banking association, is the Delaware trustee of the Trust. The Funds and the Trust are managed and controlled by United States Commodity Funds LLC (the “Sponsor” or “USCF”). The Sponsor is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The investment objective of UAC (before fees and expenses) is to have the daily changes in percentage terms of its net asset value (“NAV”) reflect the daily changes in percentage terms of the price of a basket of Futures Contracts (defined below), each of which tracks one of the Asian Benchmark Commodities (the “Futures Basket”). The Asian Benchmark Commodities are commodities selected by the Sponsor that are of importance to Asian economies, including the three major Asian economies of China, Japan, and India. The Futures Contracts designated for inclusion in the Futures Basket will be selected by the Sponsor, and are referred to as the “Benchmark Futures Contracts.” The net assets of UAC will consist of futures contracts for Asian Commodities that are traded on the Chicago Mercantile Exchange (“CME”), Chicago Board of Trade (“CBOT”), the New York Mercantile Exchange (“NYMEX”), Commodity Exchange, Inc. (“COMEX”), ICE Futures US (“ICE US”), ICE Futures Canada (“ICE Canada”), ICE Futures Europe (“ICE Europe”), London Mercantile Exchange (“LME”), Tokyo Commodity Exchange (“TOCOM”), Dubai Mercantile Exchange (“DME”) and Bursa Malaysia (“Malaysia”) (collectively, “Futures Contracts”, and CME, CBOT, NYMEX, COMEX, ICE US, ICE Canada, ICE Europe, LME, TOCOM, DME and Malaysia are collectively referred to herein as “Futures Exchanges”). It is not the intent of UAC to be operated in a fashion such that its NAV will equal, in dollar terms, the spot price of any particular commodity or any particular Benchmark Futures Contract. It is not the intent of UAC to be operated in a fashion such that its NAV will reflect the percentage change of the price of the Futures Basket as measured over a time period greater than one day. The Sponsor does not believe that is an achievable goal due to the potential impact of backwardation and contango on returns of any portfolio of Futures Contracts.

The Asian Benchmark Commodities are selected by the Sponsor based on either their systemic importance to Asian economies, including the three major Asian economies of China, Japan and India, or the fact that there are Futures Contracts relating to the commodity or commodities that trade on an Asian domiciled futures exchange. The Sponsor will select the Asian Benchmark Commodities based on the following four criteria:

•

First, the physical commodity must be one in which the economies of China, Japan, and India annually consume 10% or more of global consumption based on publically available industry and government statistics.

•

Second, the physical commodity must be one in which, based on publicly available industry and government statistics, China, Japan and India annually produce less of the commodity than they typically consume, indicating that they are likely to be net importers of the commodity and not net exporters.

•

Third, the Futures Contracts on the physical commodity must be traded on a regulated Futures Exchange in the United States, Canada, the United Kingdom, Japan, Dubai, Malaysia or other domicile which allows a US domiciled passive investment fund to buy and sell such contracts.

•

Fourth and finally, the Futures Contracts traded on such commodities must have average open interest measured in US dollars in excess of $150 million at the time of the commodity’s selection. In the event the same or substantially similar physical contract is traded on more than one Futures Exchange, the minimum liquidity test will be applied to the exchange with the largest open interest in US dollar terms in that particular commodity.

The Asian Benchmark Commodities will be selected by the Sponsor in accordance with the above specific quantitative data. The end result is a basket that the Sponsor believes will be generally reflective of Asian demand for physical commodities and which the Sponsor believes can be efficiently accessed by investing in regulated Futures Contracts. As much of the selection process is based by a view of recent and historical trends of commodity production, consumption, and trading in the futures markets, there can be no assurance that the commodities selected for inclusion as Asian Benchmark Commodities will be reflective of future Asian demand or future trading liquidity.

The net assets of UAC will consist primarily of investments in Futures Contracts and, if applicable, “Other Asian Commodities-Related Investments.” Other Asian Commodities Related Investments consist of Asian commodities-related investments such as exchange-listed cash-settled options on Futures Contracts, forward contracts for Asian commodities, cleared swap contracts, over-the-counter transactions that are based on the price of Asian commodities, and indices based on the Futures Contracts. For convenience and unless otherwise specified, Futures Contracts and Other Asian Commodities-Related Investments collectively are referred to as “Asian Commodities Interests” in this prospectus. The Sponsor is authorized by UAC in its sole judgment to employ, establish the terms of employment for, and terminate commodity trading advisors or future commission merchants (“FCM”).

UAC will invests in Asian Commodities Interests, to the fullest extent possible, without being leveraged or unable to satisfy its current or potential margin and/or collateral obligations with respect to its investments in Futures Contracts and Other Asian Commodities-Related Investments. The primary focus of the Sponsor will be the investment in Futures Contracts and the management of UAC’s investments in short-term obligations of the United States of two years or less (“Treasuries”), cash and cash equivalents for margining purposes and as collateral. UAC will invest in Benchmark Futures Contracts to the fullest extent possible, turning next to investments in other Futures Contracts and finally to Other Asian Commodities-Related Investments only if required to by applicable regulatory requirements or under adverse market conditions. The types of regulatory requirements and market conditions that would cause UAC to invest in this manner are described in “How Does UAC Operate” on page 51 of this prospectus.

In order for a hypothetical investment in units to break even over the next 12 months, assuming a selling price of $25.00 per unit, the investment would have to generate a 1.16% return or $0.29 per unit. For more information, see “—Breakeven Analysis.”

The Sponsor endeavors to place UAC’s trades in Asian Commodities Interests and otherwise manage UAC’s investments so that “A” will be within plus/minus 10 percent of “B”, where:

•	A is the average daily percentage change in UAC’s NAV for any period of 30 successive valuation days, i.e., any NYSE Arca trading day as of which UAC calculates its NAV; and

•	B is the average daily percentage change in the price of the Futures Basket over the same period.

The Sponsor believes that market arbitrage opportunities will cause daily changes in UAC’s unit price on the NYSE Arca to closely track daily changes in UAC’s NAV per unit. The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between UAC’s NAV and the Futures Basket will be that the daily changes in the price of UAC’s units on the NYSE Arca will closely track in percentage terms, changes in the Futures Basket, less UAC’s expenses.

The Sponsor will employ a “neutral” investment strategy intended to track the changes in the Futures Basket regardless of whether the price goes up or goes down. UAC’s “neutral” investment strategy is designed to permit investors generally to purchase and sell UAC’s units for the purpose of trading indirectly in the commodities market in a cost-effective manner, and/or to permit participants in the commodities or other industries to hedge the risk of losses in their Asian Commodities Interests. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the Asian commodities market and/or the risks involved in hedging may exist. In addition, an investment in UAC involves the risk that the changes in the price of UAC’s units will not accurately track changes in the Futures Basket, and that changes in the Benchmark Futures Contracts will not closely correlate with changes in the prices of the corresponding Asian Benchmark Commodities. Furthermore, UAC will also hold Treasuries, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Asian Commodities Interests and invests cash not required to be used as margin or collateral. UAC does not expect there to be any meaningful correlation between the performance of UAC’s investments in Treasuries, cash, and/or cash equivalents and the changes in the prices of commodities or Asian Commodities Interests. While the level of interest earned on or the market price of these investments may in some respect correlate to changes in the prices of commodities, this correlation is not anticipated as part of UAC’s efforts to meet its objective.

Each month, the Benchmark Futures Contracts will change starting at the end of the day four business days prior to the end of the month. Only near month Benchmark Futures Contracts that will be reaching expiration in the upcoming month will be sold. The next Benchmark Futures Contract for the relevant Asian Benchmark that expires later than the upcoming month, the next near month contract, will be used to replace the Benchmark Futures Contract being sold. Near month Benchmark Futures Contracts which are not reaching expiration in the upcoming month will not be “rolled” forward. During the first three days of the period, the applicable value of the Benchmark Futures Contracts will be based on a combination of the near month contract and the next month contract as follows: (1) day 1 will consist of 75% of the then near month contract’s total return for the day, plus 25% of the total return for the day of the next month contract, (2) day 2 will consist of 50% of the then near month contract’s total return for the day, plus 50% of the total return for the day of the next month contract, and (3) day 3 will consist of 25% of the then near month contract’s total return for the day, plus 75% of the total return for the day of the next month contract. On day 4, such Benchmark Futures Contract will be the next month contract to expire at that time. That contract will remain the Benchmark Futures Contract until the following month’s change in the Benchmark Futures Contract, the period for which begins four business days prior to the end of the month.

On each day during the four-day period, the Sponsor anticipates it will “roll” UAC’s positions in Asian Commodities Interests by closing, or buying, a percentage of UAC’s positions in Asian Commodities Interests and reinvesting the proceeds from closing those positions in new Asian commodities interests that reflect the change in the Benchmark Futures Contracts.

UAC creates units only in blocks of 50,000 units called Creation Baskets and redeems units only in blocks of 50,000 units called Redemption Baskets. Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets, respectively. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public units of any baskets it does create. Baskets are generally created when there is a demand for units, including, but not limited to, when the market price per unit is at a premium to the NAV per unit. Authorized Purchasers will then sell such units, which will be listed on the NYSE Arca, to the public at per unit offering prices that are expected to reflect, among other factors, the trading price of the units on the NYSE Arca, the NAV of UAC at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the units to the public, the supply of and demand for units at the time of sale, and the liquidity of the Futures Contracts market and the market for Other Asian Commodities-Related Investments. The prices of units offered by Authorized Purchasers are expected to fall between UAC’s NAV and the trading price of the units on the NYSE Arca at the time of sale. Similarly, baskets are generally redeemed when the market price per unit is at a discount to the NAV per unit. Retail investors seeking to purchase or sell units on any day will effect such transactions in the secondary market, on the NYSE Arca, at the market price per unit, rather than in connection with the creation or redemption of baskets.

There is no specified limit on the maximum amount of Creation Baskets that can be sold. At some point, position limits on Futures Contracts or Other Asian Commodities-Related Investments may practically limit the number of Creation Baskets that will be sold if the Sponsor determines that the other investment alternatives available to UAC at that time will not enable it to meet its stated investment objective.

Other than to address monthly changes in the Benchmark Futures Contracts, in managing UAC’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will sell or purchase Asian Commodities Interests with an aggregate market value that approximates the amount of Treasuries and/or cash received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors: The units can be directly purchased from or redeemed by UAC only in Creation Baskets or Redemption Baskets, respectively, and only by Authorized Purchasers. Each Creation Basket and Redemption Basket consists of 50,000 units and is expected to be worth millions of dollars. Individual investors, therefore, will not be able to directly purchase units from or redeem units with UAC. Some of the information contained in this prospectus, including information about buying and redeeming units directly from and to UAC is only relevant to Authorized Purchasers. Units are listed and traded on the NYSE Arca under the ticker symbol “UAC” and may be purchased and sold as individual units. Individuals interested in purchasing units in the secondary market should contact their broker. Units purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, units are not redeemable securities. There is no guarantee that units will trade at or near the per-unit NAV.

Principal Offices of UAC and the Sponsor

The principal office of the Trust and UAC is located at 1999 Harrison Street, Oakland, Suite 1530, California, 94612. The Sponsor’s principal office is also located at 1999 Harrison Street, Oakland, California 94612. The telephone number for each of the Trust, UAC and the Sponsor is (510) 522-9600.

UAC’s Investments in Asian Commodities Interests

A description of the principal types of Asian Commodities Interests in which UAC may invest – futures contracts, forward contracts, over-the-counter contracts, cleared swap contracts and options on futures contracts or a commodity on the spot market, may be found under the heading “The Commodity Interest Markets.”

Principal Investment Risks of an Investment in UAC

An investment in UAC involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 14.

•	Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income to their investors, UAC generally will not distribute dividends to Unitholders. You should not invest in UAC if you need cash distributions from UAC to pay taxes on your share of income and gains of UAC, if any, or for any other reason.

•

The Sponsor endeavors to manage UAC’s positions in Benchmark Futures Contracts so that UAC’s assets are, unlike those of other commodity pools, not leveraged (i.e., so the aggregate value of UAC’s unrealized losses from its investments in such Asian Commodities Interests at any time will not exceed the value of UAC’s assets). There is no assurance that the Sponsor will successfully implement this investment strategy. If the Sponsor permits UAC to become leveraged, you could lose all or substantially all of your investment if UAC’s trading positions suddenly turn unprofitable.

•

UAC may invest in Asian Commodity Interests that are traded or sold outside the United States. As such, a portion of UAC’s trades will take place in markets and on exchanges outside of the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes UAC to credit risk. Trading in non-U.S. markets may also leave UAC susceptible to fluctuations in the value of the local currency against the U.S. dollar.

•

Investors may choose to use UAC as a means of investing indirectly in Asian commodities, and there are risks involved in such investments. The risks and hazards that are inherent in Asian commodities production or consumption may cause the price of Asian commodities to fluctuate widely.

•

Investors may choose to use UAC as a means of investing indirectly in Asian commodities, and there is the risk that the daily changes in the price of UAC’s units on the NYSE Arca will not closely track the daily changes in the Futures Basket and that changes in the Benchmark Futures Contracts will not closely correlate with changes in the prices of the corresponding Asian Benchmark Commodities. This could happen if the price of units traded on the NYSE Arca does not correlate closely with UAC’s NAV. This is a risk because if these correlations are not sufficiently close, then investors may not be able to use UAC as a cost-effective way to invest indirectly in Asian commodities or as a hedge against the risk of loss in Asian Commodities-Related transactions.

•

UAC may invest in Other Asian Commodities-Related Investments. To the extent that these Other Asian Commodities-Related Investments are contracts individually negotiated between their parties, they may not be as liquid as Futures Contracts and will expose UAC to credit risk that its counterparty may not be able to satisfy its obligations to UAC.

•	UAC has not commenced operations so there is no performance history to serve as a basis for you to evaluate an investment in UAC.

•

The structure and operation of UAC may involve conflicts of interest. The Sponsor has sole current authority to manage the investments and operations of UAC, which may create a conflict with the Unitholders’ best interests. The Sponsor may also have a conflict to the extent that its trading decisions may be influenced by the effect they would have on United States Oil Fund, LP (“USOF”), United States Natural Gas Fund, LP (“USNG”), United States Gasoline Fund, LP (“UGA”), United States 12 Month Oil Fund, LP (“US12OF”), United States Diesel-Heating Oil Fund, LP (“USDHO”), United States Short Oil Fund, LP (“USSO”), United States Brent Oil Fund, LP (“USBO”), United States 12 Month Natural Gas Fund, LP (“US12NG”), United States Commodity Index Fund (“USCI”), United States Agriculture Index Fund (“USAG”), United States Copper Index Fund (“CPER”) and United States Metals Index Fund (“USMI”) or any other commodity pool the Sponsor may form in the future. USOF, USNG, UGA, US12OF, USDHO, USSO, USBO, US12NG, USCI, USAG, CPER and USMI are referred to throughout this prospectus as the “Related Public Funds.”

•	You will have no rights to participate in the management of UAC and will have to rely on the duties and judgment of the Sponsor to manage UAC.

•	UAC pays fees and expenses that are incurred regardless of whether it is profitable.

•	The structure and operation of UAC may involve conflicts of interest.

•

UAC files annual partnership tax returns and each U.S. Unitholder will receive a Form K-1 and will be required to report his or her allocable share of UAC’s income, gain, loss, deduction and credit reported on UAC’s partnership return. Each prospective investor is advised to consult a tax advisor regarding U.S. federal income tax consequences of an investment in UAC.

For additional risks, see “What are the Risk Factors Involved with an Investment in UAC?”

Financial Condition of UAC

UAC’s NAV is determined shortly after the close of the core trading session on the NYSE Arca.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical initial investment in a single unit to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price of $25.00 per unit, which equals the NAV of the units sold in the initial Creation Basket. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The Sponsor bears all expenses relating to UAC’s organization and offering expenses until UAC commences trading. The breakeven analysis is an approximation only.

Assumed initial selling price per unit	$25.00
Management Fee (0.90%)(1)	$0.23
Creation Basket Fee(2)	$(0.01)
Estimated Brokerage Fee (0.04%)(3)	$0.01
Interest Income (0.07%)(4)	$(0.02)
Fees to Trustee(s)(5)	$0.01
Fees and expenses associated with tax accounting and reporting(6)	$0.07
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the unit	$0.29
Percentage of initial selling price per unit	1.16%

(1)	UAC is contractually obligated to pay the Sponsor a management fee based on the daily net assets and paid monthly of 0.90% per annum on average net assets.
(2)	Authorized Purchasers are required to pay a Creation Basket or Redemption Basket fee of $350 for each order they place to create one or more baskets. An order must be at least one basket, which is 50,000 units. This breakeven analysis assumes a hypothetical investment in a single unit so the Creation Basket fee is $0.01 ($350/50,000).
(3)

Assuming that the price of a unit is $25.00, UAC would receive $1,250,000 upon the sale of a Creation Basket (50,000 units multiplied by $25.00). Assuming that this entire amount is invested in the Benchmark Futures Contracts and that there is no change in the settlement price of such contracts, UAC would be required to purchase approximately 23 Benchmark Futures Contracts to support the Creation Basket ($1,250,000 times the weight of each commodity, divided by the value of each Benchmark Futures Contract as of October 31, 2012). As each commodity’s futures contracts would need to be rolled forward as it approaches expiration, there would be a total of 67 purchases and 67 sales of futures contracts during the year for a grand total of 134 transactions. Assuming further that futures commissions merchants charge $4.00 per Benchmark Futures Contract for each purchase or sale, the annual FCM charge for UAC would be approximately $536 (134 total Benchmark Futures Contract transactions multiplied by $4.00). As a percentage of the total investment of $1,250,000, this annual commission expense would be approximately 0.04%.
(4)	UAC earns interest on funds it deposits with the FCM and the Custodian and it estimates that the interest rate will be 0.07% based on the current interest rate on three-month Treasury Bills as of March 31, 2013. The actual rate may vary.
(5)	In connection with its service as Trustee, Wilmington Trust National Association, is entitled to receive annual fees in the amount of $3,000 for all Funds in the series. The number in the break-even table assumes UAC has $30,000,000 in assets. If the offering of UAC’s units is substantially less than $30,000,000 in assets, then this fee, as well as other fees and expenses may be higher.
(6)	UAC assumed the aggregate costs attributable to tax accounting and reporting for 2013 which were estimated to be approximately $75,000. The number in the break-even table assumes UAC has $30,000,000 in assets. If the offering of UAC’s units is substantially less than $30,000,000 in assets, then this fee, as well as other fees and expenses may be higher.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold units of UAC. You should note that you may pay brokerage commission on purchases and sales of UAC’s units which are not reflected in the table. Authorized Purchasers will pay applicable creation and redemption fees. See “Creation and Redemption of Units-Creation and Redemption Transaction Fee.”

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Management Fees	0.90%
Distribution Fees	None
Other Expenses	0.26%
Total Annual Fund Operating Expenses	1.16%

This fee table is based on UAC having an assumed net asset value of $30 million.

THE OFFERING

Offering:	UAC is offering Creation Baskets consisting of 50,000 units through ALPS Distributors, Inc. (“Marketing Agent”) as marketing agent to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 50,000 units at UAC’s NAV. This is a continuous offering under Rule 415 of the Securities Act of 1933 Act (the “1933 Act”) and is not expected to terminate until all the registered units have been sold or three years from the date of the original prospectus, whichever is earlier, although the offering may be temporarily suspended during such period when suitable investments in UAC are not available or practicable. It is anticipated that when all registered units have been sold pursuant to this registration statement, additional units will be registered in subsequent registration statements. As discussed above, the minimum purchase requirement for Authorized Purchasers is a Creation Basket, which consists of 50,000 units. There is no minimum purchase amount for investors who purchase units from Authorized Purchasers. There are no arrangements to place funds in an escrow, trust, or similar account.

Use of Proceeds:	The Sponsor applies substantially all of UAC’s assets toward trading in Asian Commodities Interests, and investing in Treasuries, cash and/or cash equivalents for margining purposes and as collateral. The Sponsor deposits a portion of UAC’s net assets with the FCM, UBS USA, LLC (“UBS”), or other custodians to be used to meet its current or potential margin or collateral requirements in connection with its investment in Asian Commodities Interests. Only Treasuries, cash and/or cash equivalents will be used to satisfy these requirements. The Sponsor believes that all entities that will hold or trade UAC’s assets will be in the United States and will be subject to United States regulations. The Sponsor believes that approximately 5% to 30% of UAC’s assets will normally be committed as margin for Futures Contracts and collateral for Other Asian Commodities-Related Investments. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of UAC’s assets will be held in Treasuries, cash and/or cash equivalents by its custodian, Brown Brothers Harriman & Co. (“BBH&Co.” or the “Custodian”). All interest income earned on these investments is retained for UAC’s benefit.

NYSE Arca Symbol:	“UAC”

Creation and Redemption:

The Fund will offer Creation Baskets consisting of 50,000 units through the Marketing Agent to Authorized Purchasers. Merrill Lynch Professional Clearing Corp. is expected to be the initial Authorized Purchaser for UAC. However, the Sponsor instead may purchase or more of the initial Creation Baskets from the Fund at the price of $25.00 per unit. If the Sponsor purchases one or more of the initial Creation Baskets, in accordance with applicable requirements of Regulation M under the Securities Exchange Act of 1934, no Creation Baskets will be offered to Authorized Purchasers nor will units be listed for trading on the NYSE Arca until five business days has elapsed from the date of the Sponsor’s purchase of the initial Creation Basket. It is expected that the proceeds from the initial Creation Basket purchase will be invested on the last day of such five business day period and that the initial per unit NAV of the Fund will be established as of 4:00 p.m. New York City time that day. Units offered in Creation Baskets on any subsequent day will be offered at the per unit NAV calculated shortly after the close of the core trading session on the NYSE Arca. The initial Creation Basket if purchased by the Sponsor will be redeemable by the Sponsor on the same terms and conditions as those applicable to Authorized Purchasers.

Currently, Authorized Purchasers pay a $350 fee for each order they place to create or redeem one or more Creation Baskets or Redemption Baskets. Authorized Purchasers are not required to sell any specific number or dollar amount of units. The per unit price of units offered in Creation Baskets on any particular day is the total NAV of UAC calculated shortly after the close of the core trading on the NYSE Arca on that day divided by the number of issued and outstanding units. The Sponsor shall notify the Depository Trust Company (“DTC”) of any change in the transaction fee and will not implement any increase in the fee for Creation or Redemption Baskets until 30 days after the date of notice.

Inter-Series Limitation on Liability:	While the Trust has four series at this time (including UAC), additional series may be created in the future. The Trust has been formed and will be operated with the goal that each series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or Unitholder in any particular series (such as UAC) were to successfully assert against a series a claim with respect to its indebtedness or units, the creditor or Unitholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of each series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of units in a series.

Registration, Clearance and Settlement:	Individual certificates will not be issued for the units. Instead, units will be represented by one or more global certificates, which will be deposited by the Custodian with DTC and registered in the name of Cede & Co., as nominee for DTC.

The administrator, Brown Brothers Harriman & Co. (“BBH&Co.” or the “Administrator”), has been appointed registrar and transfer agent for the purpose of registering and transferring units. The Sponsor will recognize transfer of units only if such transfer is done in accordance with the Trust Agreement, including the delivery of a transfer application.

Net Asset Value:	The NAV will be calculated by taking the current market value of UAC’s total assets and subtracting any liabilities and dividing that number by the total number of outstanding units. Under UAC’s current operational procedures, the Administrator calculates the NAV once each NYSE Arca trading day. The NAV for a particular trading day is released after 4:00 p.m. New York time. Trading during the core trading session of the NYSE Arca typically closes at 4:00 p.m. New York time. NYSE Arca will calculate an approximate NAV every 15 seconds throughout each day that UAC’s units are traded on the NYSE Arca for as long as the main pricing mechanisms are open for the Futures Exchanges upon which the Benchmark Futures Contracts are traded.

Fund Expenses:	UAC pays the Sponsor a management fee at an annual rate of 0.90% on its average net assets, paid on a monthly basis. UAC is also responsible for other ongoing fees, costs and expenses of its operations, including:

•	brokerage and other fees and commissions incurred in connection with the trading activities of UAC;

•	expenses incurred in connection with registering additional units of UAC or offering units of UAC after the time any units of UAC have begun trading on the NYSE Arca;

•

the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities;

•	fees and expenses associated with compensation to the directors of the Sponsor;

•	payment for routine services of the Trustee, legal counsel and independent accountants;

•	payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by affiliates of the Sponsor;

•	postage and insurance, including directors and officers’ liability insurance for the Sponsor;

•	costs and expenses associated with investor relations and services;

•	the payment of any distributions related to redemption of units;

•	payment of all federal, state, local or foreign taxes payable on the income, assets or operations of UAC and the preparation of all tax returns related thereto; and

•

extraordinary expenses (including, but not limited to, indemnification of any person against liabilities and obligations to the extent permitted by law and required under the Trust Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

The Sponsor will bear the costs and expenses incurred in connection with the formation, qualification and registration of the Trust, UAC and the units under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or UAC or the offering of UAC’s units prior to the time such units begin trading on the NYSE Arca, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing this prospectus and the exhibits hereto, (iii) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the units of a Fund, (iv) travel, telephone and other expenses in connection with the offering and issuance of the units of a Fund, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with the preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vii) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by affiliates of the Sponsor.

Termination Events:	UAC shall continue in existence from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

•

the filing of a certificate of cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without reinstatement of its charter) or the withdrawal of the Sponsor, unless (i) there is at least one remaining Sponsor that carries on the business of the Trust or (ii) Unitholders owning at least sixty-six and two-thirds percent (66 2/3%) of the outstanding units held in all Funds, including UAC, voting together as a single class elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor;

•	the occurrence of any event which would make the existence of the Trust or any Fund unlawful;

•	the suspension, revocation, or termination of the Sponsor’s registration as a CPO under the Commodity Exchange Act or membership as a CPO with the NFA (if, in either case, such registration is required under the Commodity Exchange Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated;

•	the Trust or UAC, as the case may be, becomes insolvent or bankrupt;

•

Unitholders owning at least seventy-five percent (75%) of the outstanding units held in UAC, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) business days prior to the effective date of termination;

•

upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or UAC’s aggregate net assets in relation to the operating expenses of the Trust or UAC make it unreasonable or imprudent to continue the business of the Trust or UAC;

•	the Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended; and

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Upon the dissolution of the Trust or UAC, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the trust estate. Thereafter, in accordance with applicable law, the business and affairs of the Trust or UAC shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or UAC (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods. Following the dissolution and distribution of the assets of UAC, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the certificate of trust to be filed in accordance with applicable law.

Authorized Purchasers:

Merrill Lynch Professional Clearing Corp. is expected to be the initial Authorized Purchaser for UAC. However, the Sponsor instead may purchase one or more of the initial creation baskets from the Fund. We expect that there will be additional Authorized Purchasers for UAC in the future. A list of Authorized Purchasers will be available from the Marketing Agent. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN UAC?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in our periodic reports, which include UAC’s financial statements and the related notes.

Risks Associated With Investing Directly or Indirectly in Asian Commodities Interests

Investing in Asian Commodities Interests subjects UAC to the risks of the Asian commodities industry and this could result in large fluctuations in the price of UAC’s units.

UAC is subject to the risks and hazards of the Asian commodities industry because it invests in Asian Commodities Interests. The risks and hazards that are inherent in the Asian commodities industry may cause the price of Asian commodities to widely fluctuate.

Daily changes in UAC’s NAV may not correlate to daily changes in the price of the Futures Basket. If this were to occur, investors may not be able to effectively use UAC as a way to hedge against Asian commodities-related losses or as a way to indirectly invest in Asian commodities.

USCF endeavors to invest UAC’s assets as fully as possible in short-term Futures Contracts and Other Asian Commodities-Related Investments so that the daily changes in percentage terms of the NAV closely correlate with daily changes in percentage terms in the price of the Futures Basket. However, daily changes in UAC’s NAV may not correlate with the daily changes in the price of the Futures Basket for several reasons as set forth below:

•

UAC (i) may not be able to buy/sell the exact amount of Futures Contracts and Other Asian Commodities-Related Investments to have a perfect correlation with NAV; (ii) may not always be able to buy and sell Futures Contracts or Other Asian Commodities-Related Investments at the market price; and (iii) is required to pay fees, including brokerage fees and the management fee, which will have an effect on the correlation.

•

Short-term supply and demand for Asian commodities may cause the changes in the market price of the Benchmark Futures Contracts to vary from the changes in UAC’s NAV if UAC has fully invested in Benchmark Futures Contracts that do not reflect such supply and demand and it is unable to replace such contracts with Futures Contracts that do reflect such supply and demand.

•

UAC sells and buys only as many Futures Contracts and Other Asian Commodities-Related Investments that it can to cause the daily changes in percentage terms of its NAV to track as closely as possible to the changes in percentage terms in the price of the Futures Basket. The remainder of UAC’s assets is invested in Treasuries, cash and/or cash equivalents that are used to satisfy initial margin and additional margin requirements, if any, and to otherwise support its investments in Asian Commodity Interests. Investments in Treasuries, cash and/or cash equivalents, both directly and as margin, provide rates of return that vary from changes in the value of the spot price of Asian commodities and the price of the Benchmark Futures Contracts.

•

Because UAC incurs certain expenses in connection with its investment activities, and holds most of its assets in more liquid short-term securities for margin and other liquidity purposes or for redemptions that may be necessary on an ongoing basis, USCF is generally not able to fully invest UAC’s assets in Futures Contracts or Other Asian Commodity-Related Investments and there cannot be a perfect correlation between changes in UAC’s NAV and changes in the price of the Futures Basket.

•

As UAC grows, there may be more or less correlation. For example, if UAC only has enough money to buy three Benchmark Futures Contracts and it needs to buy four contracts to track the price of designated Asian commodities, then the correlation will be lower, but if it buys 20,000 Benchmark

Futures Contracts and it needs to buy 20,001 contracts, then the correlation will be higher. At certain asset levels, UAC may be limited in its ability to buy the Benchmark Futures Contracts if limits were imposed by the relevant exchanges. To the extent that UAC invests in these other Futures Contracts or Other Asian Commodity-Related Investments, the correlation with the Benchmark Futures Contracts may be lower.

•

UAC may not be able to buy the exact number of Futures Contracts and Other Asian Commodity-Related Investments to have a perfect correlation with the Benchmark Futures Contracts, if the purchase price of the Futures Contracts required to be fully invested in such contracts is higher than the proceeds received for the sale of a Creation Basket on the day the basket was sold. In such case, UAC could not invest the entire proceeds from the purchase of the Creation Basket in such Futures Contracts (for example, assume UAC received $4,000,000 for the sale of a Creation Basket and assume that the price of a Futures Contract for a mix of various Asian commodities is $59,950, then UAC could only invest in 66 Futures Contracts with an aggregate value of $3,956,700). UAC would be required to invest a percentage of the proceeds in cash, Treasuries or other liquid securities to be deposited as margin with the FCM through which the contracts were purchased. The remainder of the purchase price for the Creation Basket would remain invested in Treasuries, cash and/or cash equivalents or other liquid securities as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions. If the trading market for Futures Contracts is suspended or closed, UAC may not be able to purchase these investments at the last reported price.

If daily changes in UAC’s NAV do not correlate with daily changes in the price of the Futures Basket, then investing in UAC may not be an effective way to hedge against Asian commodities-related losses or indirectly invest in Asian commodities.

The Benchmark Futures Contracts may not correlate with the spot price of Asian commodities and this could cause changes in the price of the units to substantially vary from the changes in the spot price of Asian commodities. If this were to occur, then investors may not be able to effectively use UAC as a way to hedge against Asian commodities-related losses or as a way to indirectly invest in Asian commodities.

When using the Benchmark Futures Contracts as a strategy to track the price of Asian commodities, at best the correlation between changes in prices of such Asian Commodities Interests and the spot price of Asian commodities can be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative Asian commodities market, supply of and demand for such Asian Commodities Interests and technical influences in futures trading. If there is a weak correlation between the Asian Commodities Interests and the price of Asian commodities, then the price of units may not accurately track the spot price of Asian commodities and investors may not be able to effectively use UAC as a way to hedge the risk of losses in their Asian commodities-related transactions or as a way to indirectly invest in Asian commodities.

Backwardation and contango may negatively impact total return.

The design of UAC’s Futures Basket is such that every month it begins by using the near month contract to expire unless the near month contract will reach expiration that month. In those cases UAC will,, over a four-day period ending on the last day of the prior month, transition to the next month contract to expire as its benchmark contract and will keep that contract as its benchmark until it in turn becomes the near month contract and close to its expiration month. In the event of a Asian commodities futures market where near month contracts trade at a higher price than next month to expire contracts, a situation described as “backwardation” in the futures market, then absent the impact of the overall movement in Asian commodities prices the value of the benchmark contract would tend to rise as it approaches expiration. As a result, the total return of the Futures Basket would tend to track higher and UAC’s NAV would tend to track higher. Conversely, in the event of a Asian commodities futures market where near month contracts trade at a lower price than next month contracts, a situation described as “contango” in the futures market, then absent the impact of the overall movement in Asian commodities prices the value of the benchmark contract would tend to decline as it approaches expiration. As a result the total return of the Futures Basket would tend to track lower and UAC’s NAV would tend to track lower. When compared to total return of other price indices, such as the spot price of Asian commodities, the impact of backwardation and contango may lead the total return of UAC’s NAV to vary significantly. In the event of a prolonged period of contango, and absent the impact of rising or falling Asian commodities prices, this could have a significant negative impact on UAC’s NAV and total return. See “Term Structure of Commodity Futures Prices and the Impact on Total Returns.”

UAC may experience a loss if it is required to sell Treasuries at a price lower than the price at which they were acquired.

The value of Treasuries generally moves inversely with movements in interest rates. If UAC is required to sell Treasuries at a price lower than the price at which they were acquired, UAC will experience a loss. This loss may adversely impact the price of the units and may decrease the correlation between the price of the units, the NAV of the units, the prices of the Futures Contracts and Other Asian Commodities-Related Investments, and the spot price of each Asian commodity in the basket.

Certain of UAC’s investments could be illiquid which could cause large losses to investors at any time or from time to time.

UAC may not always be able to liquidate its positions in its investments at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its Asian commodities production or exports, or in another major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, UAC has not and does not intend at this time to establish a credit facility, which would provide an additional source of liquidity and instead relies only on the Treasuries, cash and/or cash equivalents that it holds. The anticipated large value of the positions in Futures Contracts that the Sponsor will acquire or enter into for UAC increases the risk of illiquidity. The Other Asian Commodities-Related Investments that UAC invests in, such as negotiated over-the-counter contracts, may have a greater likelihood of being illiquid since they are contracts between two parties that take into account not only market risk, but also the relative credit, tax, and settlement risks under such contracts. Such contracts also have limited transferability that results from such risks and the contract’s express limitations.

Because both Futures Contracts and Other Asian Commodities-Related Investments may be illiquid, UAC’s Asian commodities Interests may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of hedgers and speculators in futures markets has shifted such that Asian commodities purchasers are the predominant hedgers in the market, UAC might have to reinvest at higher futures prices or choose Other Asian Commodities-Related Investments.

The changing nature of the hedgers and speculators in the Asian commodities market influences whether futures prices are above or below the expected future spot price. In order to induce speculators to take the corresponding long side of the same futures contract, Asian commodities producers must generally be willing to sell futures contracts at prices that are below expected future spot prices. Conversely, if the predominant hedgers in the futures market are the purchasers of the Asian commodities who purchase futures contracts to hedge against a rise in prices, then speculators will only take the short side of the futures contract if the futures price is greater than the expected future spot price of Asian commodities. This can have significant implications for UAC when it is time to reinvest the proceeds from a maturing Futures Contract into a new Futures Contract.

While UAC does not intend to take physical delivery of any Asian commodity under its Futures Contracts, physical delivery under such contracts impacts the value of the contracts.

While it is not the current intention of UAC to take physical delivery of any Asian commodity under its Futures Contracts, futures contracts are not required to be cash-settled and it is possible to take delivery under some of these contracts. Storage costs associated with purchasing Asian commodities could result in costs and other liabilities that could impact the value of Futures Contracts or Other Asian Commodities-Related Investments. Storage costs include the time value of money invested in Asian commodities as a physical commodity plus the actual costs of storing the Asian commodities less any benefits from ownership of Asian commodities that are not obtained by the holder of a futures contract. In general, Futures Contracts have a one-month delay for contract delivery and the back month (the back month is any future delivery month other than the spot month) includes storage costs. To the extent that these storage costs change for Asian commodities while UAC holds Futures Contracts or Other Asian Commodities-Related Investments, the value of the Futures Contracts or Other Asian Commodities-Related Investments, and therefore UAC’s NAV, may change as well.

Regulation of the commodity interests is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect UAC.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, various national governments outside the United States have expressed concern regarding the disruptive effects of speculative trading in the energy markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on UAC is impossible to predict, but it could be substantial and adverse. For a more detailed discussion of the regulations to be imposed by the CFTC and the SEC and the potential impacts thereof on UAC, please see “Regulation” on page 15 of the Statement of Additional Information.

An investment in UAC may provide little or no diversification benefits. Thus, in a declining market, UAC may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in UAC while incurring losses with respect to other asset classes.

Historically, Futures Contracts and Other Asian Commodities-Related Investments have generally been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, UAC’s performance were to move in the same general direction as the financial markets, investors will obtain little or no diversification benefits from an investment in the units. In such a case, UAC may have no gains to offset losses from other investments, and investors may suffer losses on their investment in UAC at the same time they incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on Asian commodities prices and Asian commodities-linked instruments, including Futures Contracts and

Other Asian Commodities-Related Investments, than on traditional securities. These additional variables may create additional investment risks that subject UAC’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the price of Asian commodities and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, UAC cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

UAC’s different commodity holdings may provide little or no diversification benefits. Thus, in a declining market, UAC may have no gains to offset losses from the different commodities it holds, and an investor may suffer losses on an investment in UAC.

Historically, Futures Contracts and Other Asian Commodities-Related Investments have generally had low levels of correlation to each other. Low-correlation means that there is a low statistically valid relationship between the performance of the different futures and other commodity interest transactions. However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, UAC’s individual commodity components performance were to move in the same general direction as each other, investors will obtain less diversification benefits from an investment in the units. In such a case, UAC may have no gains on some commodities to offset losses from other commodities, and investors may suffer losses on their investment in UAC.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the prices of different Asian commodities are negatively correlated. In the absence of negative correlation, certain UAC commodities cannot be expected to be automatically profitable during unfavorable periods for other commodities, or vice versa.

UAC’s Operating Risks

UAC is not a registered investment company so Unitholders do not have the protections of the 1940 Act.

UAC is not an investment company subject to the 1940 Act. Accordingly, Unitholders do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

UAC has not yet commenced operations, so there is no performance history to serve as a basis for you to evaluate an investment in UAC.

UAC has not yet commenced operations. Therefore, you do not have the benefit of reviewing the past performance of UAC as a basis to evaluate an investment in UAC.

The Sponsor is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of UAC, the Sponsor relies heavily on Messrs. Howard Mah and John Hyland. If Messrs. Mah or Hyland were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of UAC. Furthermore, Messrs. Mah and Hyland are currently involved in the management of the Related Public Funds. The Sponsor has also filed registration statements to register units of USSF, UNGD, USGO and US Golden Currency Fund (“HARD”), a series of the United States Currency Funds Trust. Mr. Mah is also employed by Ameristock Corporation, a registered investment adviser that until January 11, 2013 managed a public mutual fund. On January 11, 2013, Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of the Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds and its advisor, Drexel Hamilton Investment Partners, are not affiliated with Ameristock Corporation, the Ameristock Mutual Fund Inc., or the Sponsor. After the consummation of the reorganization and liquidation, the Ameristock Corporation maintained its non-advisory assets. It is estimated that Mr. Mah will spend approximately 98% of his time on the Fund and Related Public Funds matters. Mr. Hyland will spend approximately 100% of his time on UAC and Related Public Funds matters. To the extent that the Sponsor establishes additional funds, even greater demands will be placed on Messrs. Mah and Hyland, as well as the other officers of the Sponsor and its Board.

Accountability levels, position limits, and daily price fluctuation limits set by the Futures Exchanges have the potential to cause a tracking error, which could cause the price of units to substantially vary from the price of the Futures Basket and prevent investors from being able to effectively use UAC as a way to hedge against Asian commodities-related losses or as a way to indirectly invest in Asian commodities.

Designated contract markets, such as the NYMEX and ICE Futures, have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by UAC is not) may hold, own or control. In addition to accountability levels and position limits, the NYMEX and ICE Futures also set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

In late 2011, the CFTC adopted the Position Limit Rules, which were scheduled to become effective on October 12, 2012. However, on September 28, 2012, the United States District Court for the District of Columbia vacated these regulations on the basis of ambiguities in the provisions of the CEA (as modified by the Dodd-Frank Act) upon which the regulations were based. In its September 28, 2012 decision, the court remanded the Position Limit Rules to the CFTC with instructions to use its expertise and experience to resolve the ambiguities in the statute. On November 15, 2012, the CFTC indicated that it will move forward with an appeal of the District Court’s decision to vacate the Position Limit Rules. At this time, it is not possible to predict how the CFTC’s appeal could affect UAC, but it may be substantial and adverse. Furthermore, until such time as the appeal is resolved or, if applicable revisions to the Position Limit Rules are proposed and adopted, the regulatory architecture in effect prior to the enactment of the Position Limit Rules will govern transactions in commodities and related derivatives. Under that system, the CFTC enforces federal limits on speculation in agricultural products (e.g., corn, wheat and soy), while futures exchanges enforce position limits and accountability levels for agricultural and certain energy products (e.g., oil and natural gas). As a result, UAC may be limited with respect to the size of its investments in any commodities subject to these limits. Finally, subject to certain narrow exceptions, the vacated Position Limit Rules would have required the aggregation, for purposes of the position limits, of all positions in the Referenced Contracts held by a single entity and its affiliates, regardless of whether such position existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in over-the-counter swaps. The CFTC is presently considering new aggregation rules, under a rulemaking proposal that is distinct from the Position Limit Rules. At this time, it is unclear how any modified aggregation rules may affect UAC, but it may be substantial and adverse. By way of example, the aggregation rules in combination with any potential revised Position Limit Rules may negatively impact the ability of UAC to meet its investment objectives through limits that may inhibit the Sponsor’s ability to sell additional Creation Baskets of UAC.

All of these limits may potentially cause a tracking error between the price of the units and the price of the Futures Basket. This may in turn prevent investors from being able to effectively use UAC as a way to hedge against Asian commodities-related losses or as a way to indirectly invest in Asian commodities.

UAC does not intend to limit the size of its offering and is committed to utilizing substantially all of its proceeds to purchase Futures Contracts and Other Asian Commodities-Related Investments. If UAC encounters accountability levels, position limits, or price fluctuation limits for Futures Contracts on a particular Futures

Exchange it may then, if permitted under applicable regulatory requirements, purchase Other Asian Commodities-Related Investments on Futures Exchanges. See “Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits.”

To the extent that the Sponsor uses spreads and straddles as part of its trading strategy, there is the risk that the NAV may not closely track the changes in the Futures Basket.

If the Sponsor were to utilize a spread or straddle position and the spread performed differently than expected, the results could impact UAC’s tracking error. This could affect UAC’s investment objective of having its NAV closely track the daily changes in the Futures Basket. Additionally, a loss on a spread position would negatively impact UAC’s absolute return.

No independent advisers were involved in the formation of UAC or the preparation of this registration statement. As a result, you will not have the benefit of an independent due diligence review of us.

The Sponsor has consulted with legal counsel, accountants and other advisers regarding the formation and operation of the Trust and UAC. No counsel has been appointed to represent you in connection with the offering of units. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the units.

UAC and the Sponsor may have conflicts of interest, which may permit them to favor their own interests to the detriment of Unitholders.

UAC and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain UAC’s asset size in order to preserve its fee income and this may not always be consistent with UAC’s objective of having the daily change in the value of its units’ NAV track the changes in the Futures Basket. The Sponsor’s officers, directors and employees do not devote their time exclusively to UAC. These persons are directors, officers or employees of other entities that may compete with UAC for their services. They could have a conflict between their responsibilities to UAC and to those other entities.

In addition, the Sponsor’s principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as UAC trades using the clearing broker to be used by UAC. A potential conflict also may occur if the Sponsor’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts, which are opposite, or ahead of, the positions taken by UAC.

The Sponsor has broad authority to manage the investments and operations of UAC, and this may allow it to act in a way that furthers its own interests which may create a conflict with the best interests of investors.

The Sponsor serves as the general partner or Sponsor to the Related Public Funds. The Sponsor may have a conflict to the extent that its trading decisions for UAC may be influenced by the effect they would have on the other funds it manages. These trading decisions may be influenced since the Sponsor also serves as the general partner or sponsor for all of the funds and is required to meet all of the funds’ investment objectives as well as UAC’s. If the Sponsor believes that a trading decision it made on behalf of UAC might (i) impede its other funds from reaching their investment objectives, or (ii) improve the likelihood of meeting its other funds’ objectives, then the Sponsor may choose to change its trading decision for UAC, which could either impede or improve the opportunity for UAC to meet its investment objective. In addition, the Sponsor is required to indemnify the officers and directors of its other funds if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, then the Sponsor may terminate and investors could lose their investment.

Unitholders have only very limited voting rights and have the power to replace the Sponsor only under specific circumstances. Unitholders do not participate in the management of UAC and do not control the Sponsor so they do not have influence over basic matters that affect UAC.

Unitholders will have very limited voting rights with respect to UAC’s affairs. Unitholders may elect a replacement Sponsor only if the Sponsor resigns voluntarily or loses its corporate charter. Unitholders are not permitted to participate in the management or control of UAC or the control of its business. Unitholders must therefore rely upon the duties and judgment of the Sponsor to manage UAC’s affairs.

The Sponsor may manage a large amount of assets and this could affect UAC’s ability to trade profitably.

Increases in assets under management may affect trading decisions. In general, the Sponsor does not intend to limit the amount of assets of UAC that it may manage. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and Trustee are limited, and the value of the units will be adversely affected if UAC is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Trustee or the Sponsor, as the case may be. As a result, the Sponsor may require the assets of UAC to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of UAC and the value of its units.

Although the units of UAC are limited liability investments, certain circumstances such as bankruptcy or indemnification of UAC by a Unitholder will increase the Unitholder’s liability.

The units of UAC are limited liability investments. Unitholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Unitholders could be required, as a matter of bankruptcy law, to return to the estate of UAC any distribution they received at a time when UAC was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Trust has been formed. It is possible that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware are not so entitled in such state. Finally, in the event the Trust or UAC is made party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or UAC, as applicable, such Unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust or UAC, as applicable, for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Investors cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to UAC.

Investors cannot be assured that the Sponsor will be willing or able to continue to service UAC for any length of time. The Sponsor was formed for the purpose of sponsoring UAC and other commodity pools, and has limited financial resources and no significant source of income apart from its management fees from the commodity pools it operates to support its continued service for UAC. If the Sponsor discontinues its activities on behalf of UAC, UAC may be adversely affected. If the Sponsor’s registration with the CFTC or membership in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to UAC.

UAC could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

UAC may terminate at any time, regardless of whether UAC has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause UAC to terminate unless, within 90 days of the event, Unitholders holding units representing at least 66 2/3% of the outstanding units of all the Funds, including UAC, elect to continue the Trust and appoint a successor Sponsor. In addition, the Sponsor may terminate UAC if it determines that UAC’s aggregate net assets in relation to its operating expenses make the continued operation of UAC unreasonable or imprudent. However, no level of losses will require the Sponsor to terminate UAC. UAC’s termination would result in the liquidation of its assets and the distribution of the proceeds thereof, first to the creditors and then to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods, and UAC could incur losses in liquidating its assets in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

As a Unitholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in a separate series of a Delaware statutory trust, the units do not involve the rights normally associated with the ownership of common stock of a corporation. The units have limited voting and distribution rights (for example, Unitholders do not have the right to elect directors and generally will not receive regular distributions of the net income and capital gains earned by UAC). Unitholders, unlike holders of common stock of a corporation, will not have meetings on a regular basis. UAC is also not subject to certain investor protection provisions of the Sarbanes-Oxley Act of 2002 and certain NYSE Arca governance rules. In addition, the Trust Agreement limits the rights of Unitholders to bring derivative actions.

UAC and the other funds of the Trust are series of the Trust and, as a result, a court could potentially conclude that the assets and liabilities of UAC are not segregated from those of another fund that is a series of the Trust, thereby potentially exposing assets in UAC to the liabilities of another fund that is a series of the Trust.

Each Fund, including UAC, is a series of a Delaware statutory trust and not itself a separate legal entity. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations, and expenses incurred by a particular series are enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this Inter-Series Limitation on Liability or provided guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for each Fund and account for UAC separately from the other Funds and any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in one series to the liabilities of the other Funds and any other series of the Trust.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any UAC property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any UAC property. The Trust Agreement does not confer upon Unitholders the right to prosecute any such action, suit or other proceeding.

UAC does not expect to make cash distributions.

UAC has not previously made any cash distributions and intends to re-invest any realized gains in Asian Commodities Interests rather than distributing cash to Unitholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, UAC generally does not expect to distribute cash to Unitholders. An investor should not invest in UAC if it will need cash distributions from UAC to pay taxes on its share of income and gains of UAC, if any, or for any other reason. Although UAC does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Asian commodities and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

There is a risk that UAC will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such UAC may not earn any profit.

UAC pays management fees at an annual rate of 0.90% of its average net assets, estimated brokerage charges of approximately 0.04% (based on FCM fees of $4.00 per buy or sell), over-the-counter spreads and various other expenses of its ongoing operations (e.g., fees of the Trustee). These fees and expenses must be paid in all events, regardless of whether UAC activities are profitable. Accordingly, UAC must realize trading gains sufficient to cover these fees and expenses before it can earn any profit.

If offerings of the units do not raise sufficient funds to pay UAC’s future expenses and no other source of funding of expenses is found, UAC may be forced to terminate and investors may lose all or part of their investment.

Prior to the commencement of the offering of units, all of UAC’s expenses were funded by the Sponsor and its affiliates. These payments by the Sponsor and its affiliates were designed to allow UAC the ability to commence the public offering of its units. UAC now directly pays certain of these fees and expenses. The Sponsor will continue to pay other fees and expenses, as set forth in the Trust Agreement. If the Sponsor and UAC are unable to raise sufficient funds to cover their expenses or locate any other source of funding, UAC may be forced to terminate and investors may lose all or part of their investment.

UAC may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The clearing arrangements between the clearing brokers and UAC generally are terminable by the clearing brokers once the clearing broker has given UAC notice. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if UAC intends to continue trading in Futures Contracts or Other Asian Commodities-Related Investments at its present level of capacity. The services of any clearing broker may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated clearing arrangements.

UAC may miss certain trading opportunities because it will not receive the benefit of the expertise of independent trading advisors.

The Sponsor does not employ trading advisors for UAC; however, it reserves the right to employ them in the future. The only advisor to UAC is the Sponsor. A lack of independent trading advisors may be disadvantageous to UAC because it will not receive the benefit of a trading advisor’s expertise.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of UAC.

If a substantial number of requests for redemption of Redemption Baskets are received by UAC during a relatively short period of time, UAC may not be able to satisfy the requests from UAC’s assets not committed to trading. As a consequence, it could be necessary to liquidate positions in UAC’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The financial markets are currently in a period of disruption and UAC does not expect these conditions to improve in the near future.

Since 2008, the financial markets have experienced very difficult financial conditions and volatility as well as significant adverse trends. The conditions in these markets have resulted in sporadic availability of corporate credit and liquidity and have led indirectly to the insolvency, closure or acquisition of a number of major financial institutions and have contributed to further consolidation within the financial services industry. In addition, the Administration and Congress have periodically been reaching impasses in passing a fiscal budget which could create long-term concerns regarding the credit of the United States and interest earned, as well as the United States Government’s ability to pay its obligations to holders of Treasuries. If low interest rates on Treasuries continues or if UAC is not able to redeem its investments in Treasuries prior to maturity and the U.S. Government cannot pay its obligations, UAC would be negatively impacted. In addition, UAC might also be negatively impacted by its use of money market funds to the extent those funds might themselves be using Treasuries. Although the financial markets saw signs of recovery beginning in late 2010 and 2011, economic growth in 2012 was slow and the financial markets are still fragile. A poor financial recovery could adversely affect the financial condition and results of operations of UAC’s service providers and Authorized Purchasers, which would impact the ability of the Sponsor to achieve UAC’s investment objective.

The liquidity of the units may be affected by the withdrawal from participation of Authorized Purchasers, which could adversely affect the market price of the units.

In the event that one or more Authorized Purchasers that have substantial interests in the units withdraw from participation, the liquidity of the units will likely decrease, which could adversely affect the market price of the units and result in your incurring a loss on your investment.

Unitholders may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right to redeem units of UAC or postpone the redemption settlement date: (1) for any period during which an applicable exchange is closed other than customary weekend or holiday closing, or trading is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of UAC’s assets is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of Unitholders. In addition, the Trust will reject a redemption order if the order is not in proper form as described in the agreement with the Authorized Purchaser or if the fulfillment of the order, in the opinion of counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Unitholder. For example, the resulting delay may adversely affect the value of the Unitholder’s redemption proceeds if the NAV of UAC declines during the period of delay. The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

The failure or bankruptcy of a clearing broker or UAC’s Custodian could result in a substantial loss of UAC’s assets; the clearing broker could be subject to proceedings that impair its ability to execute UAC’s trades.

Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk-segregated account. If a clearing broker fails to do so, or even if the customers’ funds are segregated by the clearing broker if the clearing broker is unable to satisfy a substantial deficit in a customer account, the clearing broker’s other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as UAC, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The bankruptcy of a clearing broker could result in the complete loss of UAC’s assets posted with the clearing broker; though the vast majority of UAC’s assets are held in Treasuries, cash and/or cash equivalents with UAC’s custodian and would not be impacted by the bankruptcy of a clearing broker. UAC also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

In addition, to the extent UAC’s clearing broker is required to post UAC’s assets as margin to a clearinghouse, the margin will be maintained in an omnibus account containing the margin of all the clearing broker’s customers. If UAC’s clearing broker defaults to a clearinghouse because of a default by one of the clearing broker’s other customers or otherwise, then the clearinghouse can look to all of the margin in the omnibus account, including margin posted by UAC and any other non-defaulting customers of the clearing broker to satisfy the obligations of the clearing broker.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear UAC’s trades.

In addition, the vast majority of UAC’s assets are held in Treasuries, cash and/or cash equivalents with UAC’s custodian. The insolvency of the custodian could result in a complete loss of UAC’s assets held by that custodian, which, at any given time, would likely comprise a substantial portion of UAC’s total assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that UAC has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may utilize UAC’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. The Sponsor has a patent pending for UAC’s business method and it is registering its trademarks. UAC does not currently have any proprietary software. However, if it obtains proprietary software in the future, then any unauthorized use of UAC’s proprietary software and other technology could also adversely affect its competitive advantage. UAC may have difficulty monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor or claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert its resources from UAC, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of UAC depends on the ability of the Sponsor to accurately implement trading systems, and any failure to do so could subject UAC to losses on such transactions.

The Sponsor uses mathematical formulas built into a generally available spreadsheet program to decide whether it should buy or sell Asian Commodities Interests each day. Specifically, the Sponsor uses the spreadsheet to make mathematical calculations and to monitor positions in Asian Commodities Interests and Treasuries and correlations to the Benchmark Futures Contracts. The Sponsor must accurately process the spreadsheets’ outputs and execute the transactions called for by the formulas. In addition, UAC relies on the Sponsor to properly operate and maintain its computer and communications systems. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that USCF uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to USCF’s and UAC’s reputations, increased operational expenses and diversion of technical resources. Any failure, inaccuracy or delay in implementing any of the formulas or systems and executing UAC’s transactions could impair its ability to achieve UAC’s investment objective. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt UAC’s trading activity and materially affect UAC’s profitability.

The operations of UAC, the exchanges, brokers and counterparties with which UAC does business, and the markets in which UAC does business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. Global anti-terrorism initiatives, political unrest in the Middle East and Southeast Asia, as well as political hostility towards the United States, continue to fuel this concern.

Risk of Leverage and Volatility

If the Sponsor permits UAC to become leveraged investors could lose all or substantially all of their investment if UAC’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interests’) entire market value. This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate value in excess of the commodity pool’s assets. While this leverage can increase the pool’s profits, relatively small adverse movements in the price of the pool’s futures contracts can cause significant losses to the pool.

Over-the-Counter Contract Risk

Currently, over-the-counter transactions are subject to changing regulation.

A portion of UAC’s assets may be used to trade OTC Asian Commodities Interests, such as forward contracts or swap or spot contracts. Currently, OTC contracts are typically traded on a principal-to-principal, non-cleared basis through dealer markets that are dominated by major money center and investment banks and other institutions and that prior to the passage of the Dodd-Frank Act had been essentially unregulated by the CFTC. The markets for OTC contracts have relied upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. To date, the forward markets have been largely unregulated, forward contracts have been executed bi-laterally and, in general, forward contracts have not been cleared or guaranteed by a third party. On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of “swap” and, by extension, additional regulatory requirements (such as clearing and margin). The final determination does not extend to other foreign derivatives, such as foreign exchange options, certain currency swaps and non-deliverable forwards. While the Dodd-Frank Act and certain regulations adopted thereunder are intended to provide additional protections to participants in the over-the-counter market, the current regulation of the over-the-counter contracts could expose UAC in certain circumstances to significant losses in the event of trading abuses or financial failure by participants. On November 28, 2012, the CFTC issued its final clearing determination requiring that certain credit default swaps and interest rate swaps be cleared by registered DCOs. This is the CFTC’s first clearing determination under the Dodd-Frank Act and became effective on February 11, 2013. Determination on other types of swaps are expected in the future, and, when finalized, could require UAC to centrally clear certain over-the-counter instruments presently entered into and settled on a bi-lateral basis. See “Regulation” on page 15 of the Statement of Additional Information for a discussion of how the over-the-counter market will be subject to much more extensive CFTC oversight and regulation after the implementation of the Dodd-Frank Act.

UAC will be subject to credit risk with respect to counterparties to uncleared over-the-counter contracts entered into by UAC.

Historically, over-the-counter contracts were not sent to a clearing house for central clearing. Provisions of the Dodd-Frank Act require the mandatory use of clearing house mechanisms for sufficiently standardized (as determined by the CFTC) swaps executed in the over-the-counter markets. On November 28, 2012, the CFTC issued its final clearing determination requiring that certain credit default swaps and interest rate swaps be cleared by registered derivatives clearing organizations (DCOs). This is the CFTC’s first clearing determination under the Dodd-Frank Act and became effective February 11, 2013. On March 11, 2013, “swap dealers,” “major swap participants,” and certain active funds will be required to clear certain credit default swaps and interest rate swaps. Determination on other types of swaps are expected in the future and, when finalized, could require UAC to centrally clear certain over-the-counter instruments presently settled on a bi-lateral basis.

For over-the-counter contracts that are not cleared, UAC faces the risk of non-performance by the counterparties to those contracts. Unlike in futures contracts or cleared swaps, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to UAC, in which case UAC could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, UAC may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. UAC may obtain only limited recovery or no recovery in such circumstances.

UAC may be subject to liquidity risk with respect to its over-the-counter transactions.

OTC contracts may have terms that make them less marketable than futures contracts or cleared swaps. OTC contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and diminish the ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of over-the-counter transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

The Dodd-Frank Act requires the CFTC and SEC to establish “both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization” (i.e., uncleared swaps). In addition, the Dodd-Frank Act provides parties who post initial margin to a swap dealer or major swap participant with a statutory right to insist that such margin be held in a segregated account with an independent custodian. At this time, the CFTC has proposed a rule addressing this statutory right of certain market participants but has not yet implemented any final rules. On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of “swap” and, by extension, additional regulatory requirements (such as clearing and margin).

Risk of Trading in International Markets

Trading in international markets could expose UAC to credit and regulatory risk.

UAC invests primarily in Futures Contracts, a significant portion of which are traded on United States exchanges. However, a portion of UAC’s trades may take place on markets and exchanges outside the United States, including those located in the United Kingdom, Canada, Dubai, or certain Asian countries. Some

non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. The CFTC, NFA, and the domestic exchanges have little, if any, regulatory authority over the activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, and have little, if any, power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as UAC, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, UAC has less legal and regulatory protection than it does when it trades domestically.

In some of these non-U.S. markets, the performance on a futures contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes UAC to credit risk. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject UAC to foreign exchange risk.

The price of any non-U.S. Commodity Interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to UAC even if the contract traded is profitable.

UAC’s international trading could expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, UAC may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

Tax Risk

An investor’s tax liability from holding units may exceed the amount of distributions, if any, on its units.

Cash or property will be distributed at the sole discretion of the Sponsor. The Sponsor currently does not intend to make cash or other distributions with respect to units. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of UAC’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its units may exceed the amount of cash or value of property (if any) distributed.

An investor’s allocable share of income or loss for tax purposes may differ from its economic income or loss on its units.

Due to the application of the assumptions and conventions applied by UAC in making allocations for tax purposes and other factors, an investor’s allocable share of UAC’s income, gain, deduction or loss for tax purposes may be different than its economic profit or loss from its units for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to units could be reallocated if the Internal Revenue Service does not accept the assumptions and conventions applied by UAC in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to partnerships, which apply to UAC, generally were not written for, and in some respects are difficult to apply to, entities whose interests are publicly traded. The Trust applies certain assumptions and conventions in an attempt to comply with the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that generally corresponds to Unitholders’ respective interests in UAC. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and they could be successfully challenged by the IRS. If so, the Trust could be required to reallocate items of income, gain, deduction, loss or credit for tax purposes in a manner that adversely affects investors, in which case investors may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

UAC could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of the units.

In order to avoid being taxable as corporation, at least 90 percent of UAC’s annual gross income must consist of “qualifying income” as defined in the Code. There can be no assurance that the Sponsor will be able to satisfy the “qualifying income” requirement for this or future taxable years. The Trust has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that the Trust is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Unitholders, the Trust would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to units, any distributions would be taxable to Unitholders as dividend income. Taxation of the Trust as a corporation could materially reduce the after-tax return on an investment in units and could substantially reduce the value of the units.

UAC is organized as a Delaware statutory trust, but taxed as a limited partnership in accordance with the provisions of the Trust Agreement and applicable state law, and therefore, UAC has a more complex tax treatment than traditional mutual funds.

UAC is organized as a Delaware statutory trust, but taxed as a limited partnership in accordance with the provisions of the Trust Agreement and applicable state law. No U.S. federal income tax is paid by UAC on its income. Instead, UAC will furnish Unitholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. Unitholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of UAC. This must be reported without regard to the amount (if any) of cash or property the Unitholder receives as a distribution from UAC during the taxable year. A Unitholder, therefore, may be allocated income or gain by UAC but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

THE OFFERING

What is UAC?

UAC is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on September 8, 2011. UAC is one of four series of the Trust, although additional series may be offered in the future at the Sponsor’s discretion. UAC maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. UAC is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which grants full management control to the Sponsor. In addition, in connection with the commencement of the offering of UAC, the Sponsor will receive 40 Sponsor’s units in exchange for its initial capital contribution of $1,000.

UAC is a commodity pool which seeks (before fees and expenses) to have the daily changes in percentage terms of its units’ NAV reflect the daily changes in percentage terms of the price of the Futures Basket. The Futures Basket is a basket of futures contracts, each of which tracks one of the Asian Benchmark Commodities. The Asian Benchmark Commodities have been selected by the Sponsor based on either their systemic importance to Asian economies, including the three major Asian economies of China, Japan, and India, or the fact that the commodity or commodities trade on an Asian domiciled futures exchange. The Futures Contracts designated for inclusion in the Futures Basket will be selected by the Sponsor, and are referred to as the “Benchmark Futures Contracts.”

Who is the Sponsor?

The Sponsor is United States Commodity Funds LLC, a single member limited liability company that was formed in the state of Delaware on May 10, 2005. Prior to June 13, 2008, the Sponsor was known as Victoria Bay Asset Management, LLC. It maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. The Sponsor is a wholly owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”). Mr. Nicholas Gerber (discussed below) controls Wainwright by virtue of his ownership of Wainwright’s shares. Wainwright is a holding company that previously owned an insurance company organized under Bermuda law, which has been liquidated, and a registered investment advisor firm named Ameristock Corporation, which has been distributed to the Wainwright shareholders. The Sponsor is a member of the NFA and is registered with the CFTC as of December 1, 2005. The Sponsor’s registration as a CPO with the NFA was approved on December 1, 2005. The sponsor is also registered as a Swaps Firm with the CFTC and NFA effective May 2013.

See “Prior Performance of the Sponsor and Related Public Funds” on page 35.

The Sponsor is required to evaluate the credit risk of UAC to the FCM, oversee the purchase and sale of UAC’s units by certain Authorized Purchasers, review daily positions and margin requirements of UAC, and manage UAC’s investments. The Sponsor also pays the fees of the Marketing Agent, the Administrator, the Custodian, and, in connection with the initial public offering of the units, registration fees paid to the SEC, FINRA, or any other regulatory agency, including the legal, printing, accounting and other expenses associated therewith.

The business and affairs of the Sponsor are managed by a board of directors (the “Board”), which is comprised of three management directors some of whom are also its executive officers (the “Management Directors”) and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. The Management Directors have the authority to manage the Sponsor pursuant to its Limited Liability Company Agreement.

Mr. Nicholas Gerber and Mr. Howard Mah serve as executive officers of the Sponsor. Neither the Trust nor UAC has executive officers. The Trust’s and UAC’s affairs are generally managed by the Sponsor. The following individuals serve as Management Directors of the Sponsor.

Nicholas Gerber has been the President and CEO of the Sponsor since June 9, 2005 and a Management Director of the Sponsor since May 10, 2005. He maintains his main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. He has been listed with the CFTC as a Principal of the Sponsor since

November 29, 2005, as Branch Manager of the Sponsor since May 15, 2009, and registered with the CFTC as an Associated Person of the Sponsor on December 1, 2005. Mr. Gerber also served as Vice President/Chief Investment Officer of Lyon’s Gate Reinsurance Company, Ltd., a company formed to reinsure workmen’s compensation insurance, from June 2003 to December 2009. Mr. Gerber has an extensive background in securities portfolio management and in developing investment funds that make use of indexing and futures contracts. He is also the founder of Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940. From August 1995 to January 2013, Mr. Gerber was the portfolio manager of the Ameristock Mutual Fund, Inc. a mutual fund registered under the Investment Company Act of 1940, focused on large cap U.S. equities that, as of December 31, 2012, had $126,879,540 in assets. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or the Sponsor. He has also been a Trustee for the Ameristock ETF Trust since June 2006, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has passed the Series 3 examination for associated persons. He holds an MBA in finance from the University of San Francisco and a BA from Skidmore College. Mr. Gerber is 50 years old.

In concluding that Mr. Gerber should serve as a Management Director of the Sponsor, the Sponsor has considered his broad business experiences in the industry including: forming and managing investment companies and commodity pools, raising capital for such entities and founding and managing non-finance related companies.

Howard Mah has been a Management Director of the Sponsor since May 10, 2005, Secretary of the Sponsor since June 9, 2005, and Chief Financial Officer of the Sponsor since May 23, 2006 and Treasurer since February 23, 2012. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005. In these roles, Mr. Mah is currently involved in the management of the Related Public Funds and will be involved in the management of USSF, UNGD, USGO, and HARD, if such funds commence operations. Mr. Mah also served as the Sponsor’s Chief Compliance Officer from May 2006 until February 2013. He received a Bachelor of Education from the University of Alberta, in 1986 and an MBA from the University of San Francisco in 1988. He served as Secretary and Chief Compliance Officer of the Ameristock ETF Trust from February 2007 until June 2008 when the trust was liquidated, Chief Compliance Officer of Ameristock Corporation since January 2001; a tax and finance consultant in private practice since January 1995, Secretary of Ameristock Mutual Fund, Inc. from June 1995 to January 2013 and Ameristock Focused Value Fund from December 2000 to January 2005; Chief Compliance Officer of Ameristock Mutual Fund, Inc. from August 2004 to January 2013 and the Co-Portfolio Manager of the Ameristock Focused Value Fund from December 2000 to January 2005. Mr. Mah is 48 years old.

In concluding that Mr. Mah should serve as Management Director of the Sponsor, the Sponsor considered his background in accounting and finance, as well as his experience as Chief Compliance Officer for the Sponsor and Ameristock Corporation.

Andrew F. Ngim has been a Management Director of the Sponsor since May 10, 2005 and Treasurer of the Sponsor from June 9, 2005 to February 23, 2012. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005. Mr. Ngim is currently involved in the management of the Related Public Funds and will be involved in the management of USSF, UNGD, USGO, and HARD, if such funds commence operations. He received a Bachelor of Arts from the University of California at Berkeley in 1983. Mr. Ngim has been Ameristock Corporation’s Managing Director from January 1999 to January 2013 and co-portfolio manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013, when such fund was liquidated, Trustee of the Ameristock ETF Trust from February 2007 to June 2008, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. Mr. Ngim is 52 years old.

In concluding that Mr. Ngim should serve as Management Director of the Sponsor, the Sponsor considered his broad career in the financial services industry.

The following individuals provide significant services to UAC and are employed by the Sponsor.

John P. Love has acted as a Portfolio Manager for the Related Public Funds since January 2006 and, effective March 1, 2010, is the Senior Portfolio Manager for the Related Public Funds and is expected to be the Portfolio Manager for USSF, UNGD, USGO and HARD, if such funds commence operations. Mr. Love is also employed by the Sponsor. He has been listed with the CFTC as a Principal of the Sponsor since January 17, 2006. Mr. Love also served as the operations manager of Ameristock Corporation from October 2002 to January 2007, where he was responsible for back office and marketing activities for the Ameristock Mutual Fund, Inc. and Ameristock Focused Value Fund and for the firm in general. Mr. Love holds a Series 7 and a Series 3 license and was registered with the CFTC as an Associated Person of the Sponsor from December 1, 2005 through April 16, 2009. Mr. Love received his CFA designation in 2012. He is a member of the CFA Institute (formerly AIMR) and the CFA Society of Los Angeles. Mr. Love is a graduate of the University of Southern California. Mr. Love is 41 years old.

John T. Hyland, CFA is employed by the Sponsor and has acted as the Chief Investment Officer for the Related Public Funds since January 2008. Mr. Hyland has been Portfolio Manager for USOF, USNG, US12OF, UGA, USDHO, USSO, US12NG, USBO, USCI and CPER beginning in April 2006, April 2007, December 2007, February 2008, April 2008, September 2009, November 2009, June 2010, August 2010 and November 2011, respectively. He will also be the Chief Investment Officer for USSF, UNGD, USGO, and HARD upon the commencement of such funds’ operations. Since December 1, 2005, Mr. Hyland has been registered with the CFTC as an Associated Person of the Sponsor and since January 17, 2006, he has been listed with the CFTC as a Principal of the Sponsor. As part of his responsibilities for the Sponsor and the Related Public Funds, Mr. Hyland oversees the day-to-day trading, helps set investment policies and oversees the Related Public Funds’ activities with their futures commission brokers, custodian-administrator and marketing agent. Mr. Hyland has an extensive background in portfolio management and research with both equity and fixed income securities, as well as in the development of new types of complex investment funds. In July 2001, Mr. Hyland founded Towerhouse Capital Management, LLC, a firm that provided portfolio management and new fund development expertise to non-U.S. institutional investors through December 2009. Since January 2010, Towerhouse Capital Management has been inactive. Mr. Hyland was a Principal for Towerhouse in charge of portfolio research and product development regarding U.S. and non-U.S. real estate related securities. Mr. Hyland received his CFA designation in 1994. Mr. Hyland is a member of the CFA Institute (formerly AIMR) and is a member and former president of the CFA Society of San Francisco. He is also a member of the National Association of Petroleum Investment Analysts, a not-for-profit organization of investment professionals focused on the oil industry. He is a graduate of the University of California, Berkeley. Mr. Hyland is 54 years old.

Ray W. Allen acts as a Portfolio Manager for USOF, US12OF, USSO and USBO. He has been employed by the Sponsor since January 14, 2008. He holds a Series 3 license and is registered with the CFTC as an Associated Person of the Sponsor from March 25, 2008 to November 1, 2012. He has been listed with the CFTC as a Principal of the Sponsor since March 18, 2009. Mr. Allen’s responsibilities include daily trading and operations for USOF, US12OF, USSO and USBO. Mr. Allen also acted as a Portfolio Manager for UGA, USDHO and US12NG until March 1, 2010. In addition, from February 2002 to October 2007, Mr. Allen was responsible for analyzing and evaluating the creditworthiness of client companies at Marble Bridge Funding Group Inc., in Walnut Creek, CA. Marble Bridge Funding Group Inc. is a commercial finance company providing capital to entrepreneurial companies. For the period from October 2007 to January 14, 2008, Mr. Allen was not employed by the Sponsor and did not engage in any business-related activity. Mr. Allen received a BA in Economics from the University of California at Berkeley in 1980. Mr. Allen is 55 years old.

Carolyn M. Yu has acted as Associate Counsel since August 2011 and Chief Compliance Officer for the Sponsor since February 2013. Ms. Yu has been employed by the Sponsor since August 2011 and listing with the

CFTC as a Principal of the Sponsor. Ms. Yu was previously employed by the State of Hawaii as Branch Chief for the Securities Enforcement Branch from February 2008 to August 2011. Ms. Yu holds a Juris Doctor from Golden Gate University School of Law and a Bachelor of Science in Business Administration from San Francisco State University. Ms. Yu is 54 years old.

The following individuals serve as independent directors of the Sponsor.

Peter M. Robinson has been an independent director of the Sponsor since September 30, 2005 and, as such, serves on the Board of the Sponsor, which acts on behalf of the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since December 2005. Mr. Robinson has been employed as a Research Fellow with the Hoover Institution since 1993. The Hoover Institution is a public policy think tank located on the campus of Stanford University. Mr. Robinson graduated from Dartmouth College in 1979 and Oxford University in 1982. Mr. Robinson received an MBA from the Stanford University Graduate School of Business. Mr. Robinson has also written three books and has been published in the New York Times, Red Herring, and Forbes ASAP and he is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson is 55 years old.

In concluding that Mr. Robinson should serve as independent director of the Sponsor, the Sponsor considered his broad experience in the United States government, including his employment at the Securities and Exchange Commission and his knowledge of and insight into public policy.

Gordon L. Ellis has been an independent director of the Sponsor since September 30, 2005 and, as such, serves on the Board of the Sponsor, which acts on behalf of UAC and the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since November 2005. Mr. Ellis was a founder and Chairman of International Absorbents, Inc., a NYSE listed company and the parent company of Absorption Corp., since July 1988, President and Chief Executive Officer since November 1996 and a Class I Director of the company since July 1985. Mr. Ellis was also a director of Absorption Corp., International Absorbents, Inc.’s wholly-owned subsidiary which is engaged in developing, manufacturing and marketing a wide range of animal care and industrial absorbent products. International Absorbents and Absorption Corp were sold to a private investment banking firm in May 2010. Mr. Ellis continues as a director of the privatized firm. Mr. Ellis was chairman and a founder of Polymer Solutions, Inc. from April 1986 to February 2004, a former publicly-held company that sold all of its assets to a senior coatings manufacturer effective February 3, 2004. Polymer Solutions previously developed and manufactured paints, coatings, stains and primers for wood furniture manufacturers. Mr. Ellis is founder and chairman of Lupaka Gold Corp. since November 2000, a Toronto Stock Exchange listed company developing a precious metal deposit in South America (from November 2000 to May 2010, Lupaka Gold Corp. was called Kcrok Enterprises Ltd.). Mr. Ellis has his Chartered Directors designation from The Director’s College (a joint venture of McMaster University and The Conference Board of Canada). Mr. Ellis is a professional engineer with an MBA in international finance. Mr. Ellis is 66 years old.

In concluding that Mr. Ellis should serve as independent director of the Sponsor, the Sponsor considered his experience serving as the Chairman and Chief Executive Officer of a former publicly-traded corporation as well as his experience as an entrepreneur.

Malcolm R. Fobes III has been an independent director of the Sponsor since September 30, 2005 and, as such, serves on the Board of the Sponsor, which acts on behalf of the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since November 2005. Mr. Fobes is the founder, Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940, that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Since June 1997, Mr. Fobes has been the Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Mr. Fobes also serves as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. From April 2000 to July 2006, Mr. Fobes also served as co-portfolio manager of The Wireless Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in companies engaged in the development, production, or distribution of wireless-related products or services. In these roles, Mr. Fobes has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Fobes was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes holds a B.S. degree in Finance with a minor in Economics from San Jose State University in California. Mr. Fobes is 48 years old.

In concluding that Mr. Fobes should serve as independent director of the Sponsor, the Sponsor considered his background as founder, Chairman and Chief Executive Officer of a registered investment adviser as well as Chairman, President, Chief Financial Officer and Portfolio Manager of a mutual fund investment company.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for the Sponsor: Nicholas Gerber, Melinda Gerber, the Nicholas and Melinda Gerber Living Trust, Howard Mah, Andrew Ngim, Peter Robinson, Gordon Ellis, Malcolm Fobes, John Love, John Hyland, Ray Allen, Carolyn Yu, Wainwright and Margaret Johnson. These individuals are Principals due to their positions, however, Nicholas Gerber and Melinda Gerber are also Principals due to their controlling stake in Wainwright.

None of the Principals owns or has any other beneficial interest in UAC other than as described in the section of this prospectus entitled “Securities Ownership of Certain Beneficial Owners and Management.” John Hyland and John Love make trading and investment decisions for UAC. John Love and Ray Allen execute trades on behalf of UAC. In addition, Nicholas Gerber and John Hyland, are registered with the CFTC as Associated Persons of the Sponsor and are NFA Associate Members. John Hyland is registered (pending) with the CFTC as a Swaps Associated Person of the Sponsor.

Contributions to UAC

The Sponsor contributed $1,000 to UAC on September 27, 2011, representing an initial contribution of capital to the pool. The Sponsor received 40 units of UAC that were in exchange for the previously received capital contribution, representing a beneficial interest in the pool. The Sponsor may also purchase the initial Creation Basket of UAC. See “What is the Plan of Distribution?—Marketing Agent and Authorized Purchasers” for a description of the Sponsor’s ability to purchase one of the Creation Baskets of each Fund directly or from the initial Authorized Purchaser at the initial offering price of the units of such Fund and hold it for an indefinite period of time.

Executive Compensation and Fees to the Sponsor

UAC does not directly compensate any of the executive officers noted above. The executive officers noted above are compensated by the Sponsor for the work they perform on behalf of UAC and other entities controlled by the Sponsor. UAC does not reimburse the Sponsor for, nor does it set the amount or form of any portion of, the compensation paid to the executive officers by the Sponsor. UAC pays fees to the Sponsor pursuant to the Trust Agreement under which it is obligated to pay the Sponsor an annualized fee of 0.90% of its average net assets.

Director Compensation

The following table sets forth compensation earned during the year ended December 31, 2012, by the directors of USCF. UAC did not pay any portion of the aggregate fees to the directors for the year ended December 31, 2012 since UAC has not commenced operations.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Plan	All Other Compensation	Total
Management Directors
Nicholas Gerber	$0	NA	NA	NA	$0	$0	$0
Andrew F. Ngim	$0	NA	NA	NA	$0	$0	$0
Howard Mah	$0	NA	NA	NA	$0	$0	$0
Independent Directors
Peter M. Robinson	$100,000	NA	NA	NA	$0	$0	$100,000
Gordon L. Ellis	$100,000	NA	NA	NA	$0	$0	$100,000
Malcolm R. Fobes III(1)	$120,000	NA	NA	NA	$0	$0	$120,000

(1)	Mr. Fobes serves as chairman of the audit committee of the Sponsor and receives additional compensation in recognition of the additional responsibilities he has undertaken in this role.

Prior Performance of the Sponsor and Related Public Funds

UAC has not yet commenced operations. Therefore, it does not yet have a record of prior performance. The Sponsor is also currently the general partner of the Related Public Funds. Each of the Sponsor and the Related Public Funds is located in California. The Sponsor manages UAC and the Related Public Funds. Each of the Related Public Funds is a commodity pool that issues units traded on the NYSE Arca. The chart below shows, as of March 31, 2013, the number of Authorized Purchasers, the total number of baskets created and redeemed since inception and the number of outstanding units for each of the Related Public Funds.

	# of Authorized Purchasers	Baskets Purchased	Baskets Redeemed	Outstanding Units
USOF	19	8,112	7,820	29,200,000
USNG	17	12,409	8,279	42,766,476
US12OF	10	168	155	2,500,000
UGA	13	91	100	950,000
USDHO	12	10	9	200,000
USSO	13	28	21	450,000
US12NG	9	54	25	2,250,000
USBO	9	56	54	550,000
USCI	8	136	35	8,900,000
CPER	6	1	0	100,000
USAG	6	3	2	100,000
USMI	6	3	1	100,000

The ability of each of the Related Public Funds to track its benchmark from inception to March 31, 2013 presented below.

Since the commencement of the offering of USOF units to the public on April 10, 2006 to March 31, 2013, the simple average daily change in its benchmark oil futures contract was (0.013)%, while the simple average daily change in the NAV of USOF over the same time period was (0.011)%. The average daily difference was

(0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark oil futures contract, the average error in daily tracking by the NAV was 0.482%, meaning that over this time period USOF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal

Since the commencement of the offering of USNG units to the public on April 18, 2007 to March 31, 2013, the simple average daily change in its benchmark futures contract was (0.149)% while the simple average daily change in the NAV of USNG over the same time period was (0.149)%. The average daily difference was 0.000% (or 0.0 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.377)%, meaning that over this time period USNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of US12OF units to the public on December 6, 2007 to March 31, 2013, the simple average daily change in the average price of its benchmark futures contracts was 0.010%, while the simple average daily change in the NAV of US12OF over the same time period was 0.008%. The average daily difference was (0.001)% (or (0.1) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was (0.603)%, meaning that over this time period US12OF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of UGA units to the public on February 26, 2008 to March 31, 2013, the simple average daily change in its benchmark futures contract was 0.048%, while the simple average daily change in the NAV of UGA over the same time period was 0.046%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.882)%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USDHO units to the public on April 9, 2008 to March 31, 2013, the simple average daily change in its Benchmark Futures Contract was (0.008)%, while the simple average daily change in the NAV of USDHO over the same time period was (0.010)%. The average daily difference was 0.002% (or 0.2 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Benchmark Futures Contract, the average error in daily tracking by the NAV (0.896)%, meaning that over this time period USDHO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USSO units to the public on September 24, 2009 to March 31, 2013, the inverse of the simple average daily change in its benchmark futures contract was (0.017)%, while the simple average daily change in the NAV of USSO over the same time period was (0.021)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the inverse of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (1.256)%, meaning that over this time period USSO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of US12NG units to the public on November 18, 2009 to March 31, 2013, the simple average daily change in the average price of its benchmark futures contracts was (0.092)%, while the simple average daily change in the NAV of US12NG over the same time period was (0.095)%. The average daily difference was 0.003% (or 0.3 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was (0.783)%, meaning that over this time period US12NG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USBO units to the public on June 2, 2010 to March 31, 2013, the simple average daily change in its benchmark futures contract was 0.088%, while the simple average daily change in the NAV of USBO over the same time period was 0.093%. The average daily difference was (0.004)% (or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.883)%, meaning that over this time period USBO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USCI units to the public on August 10, 2010 to March 31, 2013, the simple average daily change in the Commodity Index was 0.030%, while the simple average daily change in the NAV of USCI over the same time period was 0.024%. The average daily difference was (0.005)% (or (0.5) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Commodity Index, the average error in daily tracking by the NAV was (5.430)%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of CPER units to the public on November 15, 2011 to March 31, 2013, the simple average daily change in the Copper Index was (0.007)%, while the simple average daily change in the NAV of CPER over the same time period was (0.002)%. The average daily difference was (0.005)% (or (0.5) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Copper Index, the average error in daily tracking by the NAV was (2.483)%.

Since the commencement of the offering of USAG units to the public on April 13, 2012 to March 31, 2013, the simple average daily change in its index was (0.008)%, while the simple average daily change in the NAV of USAG over the same time period was (0.013)%. The average daily difference was 0.005% or 0.5 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark component futures contracts, the average error in daily tracking by the NAV was 11.875%.

Since the commencement of the offering of USMI units to the public on June 19, 2012 to March 31, 2013, the simple average daily change in its index was 0.011%, while the simple average daily change in the NAV of USMI over the same time period was 0.009%. The average daily difference was (0.002)% or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark component futures contracts, the average error in daily tracking by the NAV was (2.024)%.

The table below shows the relationship between the trading prices of the units of each of the Related Public Funds and the daily NAV of such fund, since inception through March 31, 2013. The first row shows the average amount of the variation between the fund’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. The Sponsor believes that maximum and minimum end of day premiums and discounts typically occur because trading in units continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV can be determined at that time. One known exception to this conclusion were the premiums on trading in USNG units that occurred between July 8, 2009 and September 28, 2009, when USNG suspended the issuance of Creation Baskets as a result of regulatory concerns relating to the size of USNG’s positions in the natural gas futures and cleared swap markets, and there was continued demand for such units and other similar natural gas futures linked investments in the market.

	USOF	USNG	US12OF	UGA
Average Difference	$(0.00)	$0.38	$(0.04)	$0.00
Max Premium %	3.88%	2.37%	4.11%	6.29%
Max Discount %	(4.51)%	(2.42)%	(9.72)%	(4.50)%

	USDHO	USSO	US12NG	USBO
Average Difference	$(0.01)	$0.00	$0.01	$(0.04)
Max Premium %	5.75%	3.08%	6.68%	2.06%
Max Discount %	(3.85)%	(3.41)%	(6.52)%	(3.13)%

	USCI	CPER	USAG	USMI
Average Difference	$0.05	$(0.04)	$0.00	$0.07
Max Premium %	2.03%	4.31%	4.33%	4.23%
Max Discount %	(1.34)%	(5.45)%	(2.03)%	(9.28)%

There are significant differences between investing in UAC and the Related Public Funds and investing directly in the futures market. The Sponsor’s results with UAC and the Related Public Funds may not be representative of results that may be experienced with a fund directly investing in futures contracts or other managed funds investing in futures contracts. Moreover, given the different investment objectives of UAC and the Related Public Funds, the performance of UAC may not be representative of the results that may be experienced by the other Related Public Funds. For more information on the performance of the Related Public Funds see the Performance Tables below.

Performance of the Related Public Funds

USOF:

COMPOSITE PERFORMANCE DATA FOR USOF

Name of Commodity Pool: United States Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 10, 2006

Aggregate Subscriptions (from inception through March 31, 2013): $36,374,388,364

Total Net Assets as of March 31, 2013: $1,015,959,415

NAV per Unit as of March 31, 2013: $34.79

Worst Monthly Percentage Draw-down: Oct 2008 (31.57)%

Worst Peak-to-Valley Draw-down: June 08 — Feb 09 (75.84)%

Number of Unitholders (as of December 31, 2012): 54,915

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	(4.00)%	(14.60)%	(8.78)%	(0.62)%	(0.60)%	5.63%
February	11.03%	(6.55)%	8.62%	1.21%	8.25%	(6.15)%
March	0.63%	7.23%	4.61%	8.78%	(4.27)%	5.01%
April	12.38%	(2.38)%	2.04%	6.12%	1.25%
May	12.80%	26.69%	(17.96)%	(10.43)%	(17.83)%
June	9.90%	4.16%	0.47%	(7.65)%	(2.24)%
July	(11.72)%	(2.30)%	3.57%	(0.24)%	3.14%
August	(6.75)%	(1.98)%	(9.47)%	(7.66)%	9.18%
September	(12.97)%	0.25%	8.97%	(11.08)%	(4.82)%
October	(31.57)%	8.43%	0.89%	17.32%	(6.93)%
November	(20.65)%	(0.51)%	2.53%	7.76%	2.45%
December	(22.16)%	(0.03)%	8.01%	(1.78)%	2.55%
Annual Rate of Return	(54.75)%	14.14%	(0.49)%	(2.31)%	(12.21%)	4.10%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through March 31, 2013

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

USNG:

COMPOSITE PERFORMANCE DATA FOR USNG

Name of Commodity Pool: United States Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 18, 2007

Aggregate Subscriptions (from inception through March 31, 2013): $16,779,460,330

Total Net Assets as of March 31, 2013: $937,710,272

NAV per Unit as of March 31, 2013: $21.93

Worst Monthly Percentage Draw-down: Jul 2008 (32.13)%

Worst Peak-to-Valley Draw-down: Jun 08 — Mar 12 (96.81)%

Number of Unitholders (as of December 31, 2012): 139,657

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	8.87%	(21.49)%	(7.65)%	(0.17)%	(17.62)%	(0.42)%
February	15.87%	(5.47)%	(6.02)%	(10.02)%	(2.49)%	2.18%
March	6.90%	(11.81)%	(21.05)%	6.68%	(22.99)%	14.22%
April	6.42%	(13.92)%	(.87)%	5.39%	2.19%
May	6.53%	10.37%	8.19%	(2.23)%	3.00%
June	13.29%	(4.63)%	5.14%	(7.00)%	14.36%
July	(32.13)%	(8.70)%	6.43%	(4.90)%	13.96%
August	(13.92)%	(27.14)%	(22.95)%	(2.58)%	(14.16)%
September	(9.67)%	26.03%	(3.13)%	(11.85)%	13.32%
October	(12.34)%	(13.31)%	(5.83)%	.33%	1.78%
November	(6.31)%	(11.86)%	(1.37)%	(13.40)%	(6.58)%
December	(14.32)%	13.91%	4.53%	(17.26)%	(7.09)%
Annual Rate of Return	(35.68)%	(56.73)%	(40.42)%	(46.08)%	(27.09)%	16.22%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through March 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USOF.”

US12OF:

COMPOSITE PERFORMANCE DATA FOR US12OF

Name of Commodity Pool: United States 12 Month Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: December 6, 2007

Aggregate Subscriptions (from inception through March 31, 2013): $494,471,069

Total Net Assets as of March 31, 2013: $102,578,445

NAV per Unit as of March 31, 2013: $41.03

Worst Monthly Percentage Draw-down: Oct 2008 (29.59)%

Worst Peak-to-Valley Draw-down: June 08 — Feb 09 (66.97)%

Number of Unitholders (as of December 31, 2012): 4,510

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	(2.03)%	(7.11)%	(8.40)%	3.38%	0.92%	5.05%
February	10.48%	(4.34)%	6.73%	1.89%	7.71%	(5.62)%
March	(0.66)%	9.22%	4.16%	7.30%	(3.03)%	3.95%
April	11.87%	(1.06)%	6.37%	5.94%	0.65%
May	15.47%	20.40%	(15.00)%	(8.91)%	(16.94)%
June	11.59%	4.51%	(1.00)%	(6.43)%	(1.04)%
July	(11.39)%	1.22%	4.16%	(0.43)%	2.59%
August	(6.35)%	(2.85)%	(5.92)%	(8.42)%	8.54%
September	(13.12)%	(0.92)%	7.02%	(11.50)%	(4.27)%
October	(29.59)%	8.48%	(0.05)%	15.03%	(5.72)%
November	(16.17)%	2.31%	1.86%	7.72%	2.49%
December	(12.66)%	(1.10)%	9.10%	(0.75)%	1.97%
Annual Rate of Return	(42.39)%	29.23%	6.29%	1.28%	(8.40)%	3.06%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through March 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USOF.”

UGA:

COMPOSITE PERFORMANCE DATA FOR UGA

Name of Commodity Pool: United States Gasoline Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: February 26, 2008

Aggregate Subscriptions (from inception through March 31, 2013): $343,968,584

Total Net Assets as of March 31, 2013: $58,495,508

NAV per Unit as of March 31, 2013: $61.57

Worst Monthly Percentage Draw-down: Oct 2008 (38.48)%

Worst Peak-to-Valley Draw-down: June 08 — Dec 08 (69.02)%

Number of Unitholders (as of December 31, 2012): 5,490

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008		2009	2010	2011	2012	2013
January	—		16.23%	(7.47)%	2.19%	8.37%	9.13%
February	(0.56	)%**	0.26%	7.33%	9.52%	6.83%	(3.63)%
March	(2.39)%		2.59%	5.42%	7.16%	1.59%	0.26%
April	10.94%		2.07%	3.15%	10.45%	(3.45)%
May	15.60%		30.41%	(15.54)%	(9.21)%	(11.05)%
June	4.79%		1.65%	1.93%	(0.99)%	(0.61)%
July	(12.79)%		6.24%	2.95%	4.67%	9.60%
August	(3.88)%		(3.71)%	(10.42)%	(1.53)%	13.02%
September	(9.36)%		(3.38)%	9.45%	(11.02)%	0.96%
October	(38.48)%		10.96%	2.19%	3.90%	(9.42)%
November	(21.35)%		1.00%	8.19%	(2.05)%	4.82%
December	(15.72)%		0.55%	11.33%	3.49%	1.27%
Annual Rate of Return	(59.58)%		80.16%	15.52%	15.00%	20.72%	5.45	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from February 26, 2008
***	Through March 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USOF.”

USDHO:

COMPOSITE PERFORMANCE DATA FOR USDHO

Name of Commodity Pool: United States Diesel-Heating Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 9, 2008

Aggregate Subscriptions (from inception through March 31, 2013): $33,857,235

Total Net Assets as of March 31, 2013: $6,626,901

NAV per Unit as of March 31, 2013: $33.13

Worst Monthly Percentage Draw-down: Oct 2008 (28.63)%

Worst Peak-to-Valley Draw-down: June 08 — Feb 09 (69.17)%

Number of Unitholders (as of December 31, 2012): 666

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	—	0.05	(10.17)%	7.58%	4.73%	2.99%
February	—	(11.34)%	5.78%	6.98%	5.62%	(4.74)%
March	—	6.73%	6.42%	5.45%	(1.46)%	0.00%
April	2.84%**	(3.85)%	5.13%	4.75%	0.17%
May	15.93%	23.13%	(14.14)%	(7.17)%	(15.28)%
June	5.91%	4.55%	(0.40)%	(4.01)%	0.03%
July	(12.18)%	0.39%	2.48%	4.68%	4.98%
August	(8.41)%	(2.71)%	(5.88)%	(0.85)%	11.24%
September	(9.77)%	(0.48)%	12.75%	(10.18)%	(0.68)%
October	(28.63)%	7.60%	(2.20)%	10.10%	(2.76)%
November	(18.38)%	0.19%	2.97%	(1.36)%	(0.38)%
December	(17.80)%	2.23%	8.75%	(4.12)%	(0.94)%
Annual Rate of Return	(56.12)%	25.52%	8.28%	9.96%	2.99%	(1.90	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 9, 2008
***	Through March 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USOF.”

USSO:

COMPOSITE PERFORMANCE DATA FOR USSO

Name of Commodity Pool: United States Short Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: September 24, 2009

Aggregate Subscriptions (from inception through March 31, 2013): $79,889,217

Total Net Assets as of March 31, 2013: $16,235,380

NAV per Unit as of March 31, 2013: $36.08

Worst Monthly Percentage Draw-down: Oct 11 (16.00)%

Worst Peak-to-Valley Draw-down: Aug 10 — Feb 12 (33.97)%

Number of Unitholders (as of December 31, 2012): 636

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011	2012	2013
January			9.05%	(0.64)%	0.11%	(5.52)%
February			(8.94)%	(1.94)	(8.09)%	6.17%
March			(4.92)%	(8.89)	3.88%	(5.08)%
April			(2.50)%	(6.27)	(1.62)%
May			20.18%	9.28%	20.85%
June			(1.42)%	7.21%	0.61%
July			(4.17)%	(0.30)%	(3.97)%
August			9.61%	6.24%	(8.92)%
September	(2.90	)%**	(8.75)%	10.71%	4.59%
October	(8.65)%		(1.59)%	(16.00)%	6.56%
November	(0.25)%		(3.18)%	(7.78)%	(3.25)%
December	(0.57)%		(7.74)%	1.03%	(2.82)%
Annual Rate of Return	(12.02)%		(8.12)%	(10.54)%	4.78%	(4.78	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from September 24, 2009
***	Through March 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USOF.”

US12NG

COMPOSITE PERFORMANCE DATA FOR US12NG

Name of Commodity Pool: United States 12 Month Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 18, 2009

Aggregate Subscriptions (from inception through March 31, 2013): $118,127,314

Total Net Assets as of March 31, 2013: $43,382,110

NAV per Unit as of March 31, 2013: $19.28

Worst Monthly Percentage Draw-down: Mar 2010 (15.47)%

Worst Peak-to-Valley Draw-down: Dec 09 — April 12 (69.56)%

Number of Unitholders (as of December 31, 2012): 3,546

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011	2012	2013
January			(5.93)%	(0.68)%	(12.16)%	0.23%
February			(5.18)%	(6.49)%	(0.32)%	1.22%
March			(15.47)%	5.32%	(11.85)%	10.30%
April			0.07%	3.53%	0.00%
May			3.11%	(2.23)%	0.06%
June			1.27%	(6.11)%	6.11%
July			(0.05)%	(5.28)%	6.62%
August			(13.53)%	(1.43)%	(9.39)%
September			(6.23)%	(8.12)%	11.26%
October			(1.78)%	(1.72)%	1.55%
November	(0.02	)%**	(0.92)%	(10.27)%	(5.22)%
December	7.56%		4.88%	(13.92)%	(4.17)%
Annual Rate of Return	7.54%		(34.83)%	(39.47)%	(18.76)%	11.90	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 18, 2009
***	Through March 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USOF.”

USBO:

COMPOSITE PERFORMANCE DATA FOR USBO

Name of Commodity Pool United States Brent Oil Fund, LP

Type of Commodity Pool Exchange traded security

Inception of Trading June 2, 2010

Aggregate Subscriptions (from inception through March 31, 2013): $342,359,546

Total Net Assets as of March 31, 2013: $45,790,710

NAV per Unit as of March 31, 2013: $83.26

Worst Monthly Percentage Draw-down: May 2012 (14.59)%

Worst Peak-to-Valley Draw-down: Mar 12 — Jun 12 (19.62)%

Number of Unitholders (as of December 31, 2012): 2,448

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010	2011	2012	2013
January	—	6.61%	3.64%	5.02%
February	—	10.42%	10.78%	(2.86)%
March	—	4.92%	0.84%	(0.41)%
April	—	7.44%	(2.36)%
May	—	(7.17)%	(14.59)%
June	1.94%**	(3.40)%	(3.61)%
July	3.83	3.94%	7.50%
August	(4.84)%	(1.55)%	10.61%
September	9.79%	(9.85)%	(1.55)%
October	0.61%	8.51%	(2.67)%
November	3.00%	1.90%	3.02%
December	10.09%	(2.65)%	0.65%
Annual Rate of Return	26.16%	18.17%	9.94%	1.60	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 2, 2010
***	Through March 31, 2013

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

For a definition of Draw-down, please see text below “Composite Performance Data for USOF.”

USCI:

COMPOSITE PERFORMANCE DATA FOR USCI

Name of Commodity Pool: United States Commodity Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: August 10, 2010

Aggregate Subscriptions (from inception through March 31, 2013): $765,506,639

Total Net Assets as of March 31, 2013: $507,338,421

NAV per Unit as of March 31, 2013: $57.00

Worst Monthly Percentage Draw-down: Sept 11 (11.69)%

Worst Peak-to-Valley Draw-down: April 11 — May 12 (21.60)%

Number of Unitholders (as of December 31, 2012): 15,335

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010		2011	2012	2013
January	—		4.01%	4.45%	2.69%
February	—		5.27%	4.01%	(3.73)%
March	—		(0.14)%	(3.49)%	(1.35)%
April	—		1.89%	(0.62)%
May	—		(5.77)%	(7.76)%
June	—		(5.03)%	2.35%
July	—		3.52%	6.52%
August	(0.02	)%**	(0.33)%	1.34%
September	8.36%		(11.69)%	(1.18)%
October	6.31%		5.08%	(3.44)%
November	0.76%		(1.16)%	0.89%
December	10.93%		(3.72)%	(2.21)%
Annual Rate of Return	28.74%		(9.17)%	(0.03)%	(2.48	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from August 10, 2010
***	Through March 31, 2013

For a definition of Draw-down, please see the text below “Composite Performance Data for USOF.”

CPER:

COMPOSITE PERFORMANCE DATA FOR CPER

Name of Commodity Pool: United States Copper Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 15, 2011

Aggregate Subscriptions (from inception through March 31, 2013): $1,250,000

Total Net Assets as of March 31, 2013: $2,368,584

NAV per Unit as of March 31, 2013: $23.69

Worst Monthly Percentage Draw-down: May 12 (11.91)%

Worst Peak-to-Valley Draw-down: Feb 12 — March 13 (13.82)%

Number of Unitholders (as of December 31, 2012): 161

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2011	2012	2013
January	—	10.13%	2.28%
February	—	2.00%	(5.15)%
March	—	(1.49%)	(3.97)%
April	—	(0.44%)	—
May	—	(11.91%)	—
June	—	3.49%	—
July	—	(2.12%)	—
August	—	0.79%	—
September	—	8.45%	—
October	—	(6.43%)	—
November	1.80%**	3.29%	—
December	(3.85)%	0.04%	—
Annual Rate of Return	(2.12)%	3.92%	(6.84	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 15, 2011
***	Through March 31, 2013

For a definition of Draw-down, please see the text below “Composite Performance Data for USOF.”

USAG:

COMPOSITE PERFORMANCE DATA FOR USAG

Name of Commodity Pool: United States Agricultural Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 13, 2012

Aggregate Subscriptions (from inception through March 31, 2013): $2,454,887

Total Net Assets as of March 31, 2013: $2,400,847

NAV per Unit as of March 31, 2013: $24.01

Worst Monthly Percentage Draw-down: May 12 (4.88)%

Worst Peak-to-Valley Draw-down: Aug 12 — March 13 (14.77)%

Number of Unitholders (as of December 31, 2012): 87

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012		2013
January			0.43%
February			(4.75)%
March			(1.80)%
April	(1.68	)%**	—
May	(4.88)%		—
June	9.20%		—
July	10.07%		—
August	0.25%		—
September	(2.80)%		—
October	(1.97)%		—
November	(1.38)%		—
December	(3.44)%		—
Annual Rate of Return	2.24%		(6.06	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 13, 2012
***	Through March 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USOF.”

USMI:

COMPOSITE PERFORMANCE DATA FOR USMI

Name of Commodity Pool: United States Metals Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: June 19, 2012

Aggregate Subscriptions (from inception through March 31, 2013): $4,909,773

Total Net Assets as of March 31, 2013: $2,517,335

NAV per Unit as of March 31, 2013: $25.17

Worst Monthly Percentage Draw-down: Oct 12 (7.74)%

Worst Peak-to-Valley Draw-down: Sep 12 — March 13 (8.97)%

Number of Unitholders (as of December 31, 2012): 18

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012		2013
January			3.14%
February			(6.04)%
March			(1.87)%
April			—
May			—
June	(1.20	)%**	—
July	(1.46)%		—
August	4.23%		—
September	8.99%		—
October	(7.74)%		—
November	5.17%		—
December	(1.34)%		—
Annual Rate of Return	5.88%		(4.87	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 19, 2012
***	Through March 31, 2013

For a definition of Draw-down, please see the text below “Composite Performance Data for USOF.”

Other Related Commodity Trading and Investment Management Experience

Until December 31, 2009, Ameristock Corporation was an affiliate of the Sponsor. Ameristock Corporation is a California-based registered investment advisor registered under the Investment Advisors Act of 1940, as amended, that has sponsored and provided portfolio management services to mutual funds from 1995 until January 2013. Ameristock Corporation was the investment adviser to the Ameristock Mutual Fund, Inc., a mutual fund registered under the Investment Company Act of 1940 focused on large cap U.S. equities that, as of December 31, 2012, had $126,879,540 in assets. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or the Sponsor. Ameristock Corporation was also the investment advisor to the Ameristock ETF Trust, an open-end management investment company registered under the 1940 Act that consisted of five separate investment portfolios, each of which sought investment results, before fees and expenses, that corresponded generally to the price and yield performance of a particular U.S. Treasury securities index owned and compiled by Ryan Holdings LLC and Ryan ALM, Inc. The Ameristock ETF Trust has liquidated each of its investment portfolios and has wound up its affairs.

Who is the Trustee?

The sole Trustee of the Trust is Wilmington Trust National Association, a national banking association. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of units and the management of the Trust and UAC are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Unitholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the units.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and UAC. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has no authority over the operation of the Trust, the Trustee itself is not registered in any capacity with the CFTC.

How Does UAC Operate?

The net assets of UAC will consist primarily of Asian Commodities Interests. UAC will invest in Asian Commodities Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Asian Commodities Interests. The primary focus of the Sponsor is the investment in Asian Commodities Interests and the management of UAC’s investments in Treasuries, cash and cash equivalents for margining purposes and as collateral.

UAC is a commodity pool. The investment objective of UAC (before fees and expenses) is to have the daily changes in percentage terms of its units’ NAV reflect the daily changes in percentage terms of the price of the Futures Basket. The Futures Basket is a basket of futures contracts, each of which tracks one of the Asian Benchmark Commodities. The Asian Benchmark Commodities have been selected by the Sponsor based on either their systemic importance to Asian economies, including the three major Asian economies of China, Japan, and India. The Futures Contracts designated for inclusion in the Futures Basket will be selected by the Sponsor, and are referred to as the “Benchmark Futures Contracts.” The Futures Contracts will be traded on the CME, CBOT, NYMEX, COMEX, ICE US, ICE Canada, ICE Europe, LME, TOCOM, DME and Malaysia (collectively, “Futures Exchanges”). It is not the intent of UAC to be operated in a fashion such that its NAV will equal, in dollar terms, the spot price of any particular commodity or any particular Benchmark Futures Contract. It is not the intent of UAC to be operated in a fashion such that its NAV will reflect the percentage change of the price of the Futures Basket as measured over a time period greater than one day. The Sponsor does not believe that is an achievable goal due to the potential impact of backwardation and contango on returns of any portfolio of Futures Contracts.

The Asian Benchmark Commodities are selected by the Sponsor based on either their systemic importance to Asian economies, including the three major Asian economies of China, Japan and India, or the fact that there are Futures Contracts relating to the commodity or commodities that trade on an Asian domiciled futures exchange. The Sponsor will select the Asian Benchmark Commodities based on the following four criteria:

•

First, the physical commodity must be one in which the economies of China, Japan, and India annually consume 10% or more of global consumption based on publically available industry and government statistics.

•

Second, the physical commodity must be one in which, based on publically available industry and government statistics, China, Japan and India annually produce less of the commodity than they typically consume, indicating that they are likely to be net importers of the commodity and not net exporters.

•

Third, the Futures Contracts on the physical commodity must be traded on a regulated Futures Exchange in the United States, Canada, the United Kingdom, Japan, Dubai, Malaysia or other domicile which allows a US domiciled passive investment fund to buy and sell such contracts.

•

Fourth and finally, the Futures Contracts traded on such commodities must have average open interest measured in US dollars in excess of $150 million at the time of the commodity’s selection. In the event the same or substantially similar physical contract is traded on more than one Futures Exchange, the minimum liquidity test will be applied to the exchange with the largest open interest in US dollar terms in that particular commodity.

The Asian Benchmark Commodities will be selected by the Sponsor in accordance with the above specific quantitative data. The end result is a basket that the Sponsor believes will be generally reflective of Asian demand for physical commodities and which the Sponsor believes can be efficiently accessed by investing in regulated Futures Contracts. As much of the selection process is based by a view of recent and historical trends of commodity production, consumption, and trading in the futures markets, there can be no assurance that the commodities selected for inclusion as Asian Benchmark Commodities will be reflective of future Asian demand or future trading liquidity.

UAC seeks to achieve its investment objective by investing in a mix of Asian Commodities Interests such that the daily changes in UAC’s NAV will closely track changes in the daily price of the Futures Basket. The Sponsor believes changes in the price of the Benchmark Futures Contracts have historically exhibited a close correlation with the changes in the price of the corresponding Asian Benchmark Commodities. On any valuation day (a valuation day is any NYSE Arca trading day as of which UAC calculates its NAV, as described herein), each Benchmark Futures Contract will be the near month contract for the corresponding Asian Benchmark Commodity traded on the Futures Exchange where such Benchmark Futures Contract is listed unless the near month contract will expire within 4 business days prior to the end of the month. Only the Benchmark Futures Contracts that will be reaching expiration in the upcoming month will be sold and next Futures Contracts for that commodity that expires later than the upcoming month the next month contract, will be used to replace the contract being sold. Benchmark Futures Contracts which are not reaching expiration in the upcoming month will not be “rolled” forward during the current month, in which case the Benchmark Futures Contract will be the next near month contract for the corresponding Asian Benchmark Commodity on the same Futures Exchange.

UAC will invest in Benchmark Futures Contracts to the fullest extent possible, turning next to investments in other Futures Contracts and finally to Other Asian Commodities-Related Investments, only if required to by applicable regulatory requirements or in light of prevailing market conditions. More specifically, if applicable regulatory requirements or prevailing market conditions make investing in Benchmark Futures Contracts impracticable, UAC would then invest to the fullest extent possible in other Futures Contracts that while relating to the same commodity and trading on the same Futures Exchange as a Benchmark Futures Contract, have a different expiration date. If and when investing in such other Futures Contracts becomes impracticable because of regulatory requirements or in light of market conditions, UAC would then invest to the fullest extent possible in Futures Contracts that while relating to the same commodity as the corresponding Benchmark Futures Contract, is traded on a different Futures Exchange. Only when UAC has invested in Benchmark Futures Contracts and other Futures Contracts to the fullest extent possible in the manner described above, will it then invest in Other Asian Commodities-Related Investments.

The types of regulatory requirements and market conditions that would cause UAC to invest in this manner are of a limited nature. An example of a regulatory requirement that would cause UAC to invest in Futures Contracts or Other Asian Commodities-Related Investments other than Benchmark Futures Contracts would be where UAC received payment from an Authorized Purchaser for the issuance of a Creation Basket, but could not invest the payment in Benchmark Futures Contracts because doing so would cause UAC to exceed the position limits applicable to such Benchmark Futures Contracts. (For a discussion of position limits see “What are Futures Contracts? – Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits” on page 67 of this prospectus.) Imposition of other regulatory requirements, such as accountability levels, daily price fluctuation limits, or the imposition of capital controls on foreign investments, may cause UAC to invest in Futures Contracts or Other Asian Commodities-Related Investments other than Benchmark Futures Contracts. Adverse market conditions that the Sponsor currently anticipates could cause UAC to invest in Futures Contracts and Other Asian Commodities-Related Investments would be those allowing UAC to obtain greater liquidity or to execute transactions with more favorable pricing.

The Sponsor endeavors to place UAC’s trades in Asian Commodities Interests and otherwise manage UAC’s investments so that “A” will be within plus/minus 10 percent of “B”, where:

•	A is the average daily percentage change in UAC’s NAV for any period of 30 successive valuation days; i.e., any NYSE Arca trading day as of which UAC calculates its NAV; and

•	B is the average daily percentage change in the price of the Futures Basket over the same period.

The Sponsor believes that market arbitrage opportunities cause daily changes in UAC’s unit price on the NYSE Arca to closely track daily changes in UAC’s NAV. The Sponsor further believes that the daily changes in prices of the Benchmark Futures Contracts have historically closely tracked the daily changes in the price of Asian commodities. The Sponsor believes that the net effect of these two relationships and the expected relationship described above between UAC’s NAV and the Futures Basket will be that the daily changes in the price of UAC’s units on the NYSE Arca will continue to closely track the daily changes in the price of Asian commodities, less UAC’s expenses.

These relationships illustrated in the following diagram:

An investment in the units provides a means for diversifying an investor’s portfolio or hedging exposure to changes in commodities prices. An investment in the units allows both retail and institutional investors to easily gain this exposure to the commodities market in a transparent, cost-effective manner.

The Sponsor will employ a “neutral” investment strategy intended to track the changes in the Futures Basket regardless of whether the price goes up or goes down. UAC’s “neutral” investment strategy is designed to permit investors generally to purchase and sell UAC’s units for the purpose of trading indirectly in the commodities market in a cost-effective manner, and/or to permit participants in the commodities or other industries to hedge the risk of losses in their Asian Commodities Interests. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the Asian commodities market and/or the risks involved in hedging may exist. In addition, an investment in UAC involves the risk that the changes in the price of UAC’s units will not accurately track changes in the Futures Basket, and that changes in the Benchmark

Futures Contracts will not closely correlate with changes in the prices of the Asian Benchmark Commodities. Furthermore, UAC will also hold Treasuries, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Asian Commodities Interests and invests cash not required to be used as margin or collateral. UAC does not expect there to be any meaningful correlation between the performance of UAC’s investments in Treasuries, cash, and/or cash equivalents and the changes in the prices of commodities or Asian Commodities Interests. While the level of interest earned on or the market price of these investments may in some respect correlate to changes in the prices of commodities, this correlation is not anticipated as part of UAC’s efforts to meet its objective.

UAC’s total portfolio composition is disclosed each business day that the NYSE Arca is open for trading, on UAC’s website at www.unitedstatesasiancommoditiesbasketfund.com. The website disclosure of portfolio holdings is made daily and includes, as applicable, (i) the composite value of the total portfolio, (ii) the name, percentage weighting and value of each Benchmark Futures Contract, (iii) the specific types, percentage weightings and values of Other Asian Commodities-Related Investments and characteristics of such Other Asian Commodities-Related Investments, (iv) the name and value of each Treasury security, and (v) the amount of cash held in the portfolio. In addition, on each business day that the NYSE Arca is open for trading, the website disclosure will include the contents and percentage weighting of the Futures Basket and the list and percentage weighting of the Asian Benchmark Commodities. The sources the Sponsor uses to determine global production, consumption and economic tendencies will also be available on the website. UAC’s website is publicly accessible at no charge.

The units issued by UAC may only be purchased by Authorized Purchasers and only in blocks of 50,000 units called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of units in the Creation Basket. Similarly, only Authorized Purchasers may redeem units and only in blocks of 50,000 units called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of units in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by UAC. The NYSE Arca will publish an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While UAC issues units only in Creation Baskets, units may also be purchased and sold in much smaller increments on the NYSE Arca. These transactions, however, are effected at the bid and ask prices established by specialist firm(s). Like any listed security, units can be purchased and sold at any time a secondary market is open.

UAC’s Investment Strategy

Other than to address monthly changes in the Benchmark Futures Contacts, in managing UAC’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Asian Commodities Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by UAC, and that UAC’s closing NAV per unit is $25.00. In that case, UAC would receive $1,250,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per unit multiplied by 50,000 units, and ignoring the Creation Basket fee). If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in Benchmark Futures Contracts (i.e., $1,250,000) and that the average market value of each such Benchmark Futures Contract is $27,000, UAC would be unable to buy an exact number of Benchmark Futures Contracts with an aggregate market value equal to $1,250,000. Instead, UAC would be able to buy 46 Benchmark Futures Contracts with an aggregate market value of $1,242,000. Assuming a margin requirement equal to 10% of the value of the

Benchmark Futures Contracts, UAC would be required to deposit $124,200 in Treasuries and cash with the FCM through whom the Benchmark Futures Contracts were purchased. The remainder of the proceeds from the sale of the Creation Basket, would remain invested in cash, cash equivalents, and Treasuries as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific Futures Contracts purchased depends on various factors, including a judgment by the Sponsor as to the appropriate diversification of UAC’s investments in Futures Contracts with respect to the month of expiration, and the prevailing price volatility of particular Futures Contracts. When the Sponsor has made significant investments in Futures Exchanges’ Futures Contracts, as UAC reaches certain accountability levels or position limits on such exchanges, or for other reasons, it has also and may continue to invest in Futures Contracts traded on other exchanges or invest in Other Asian Commodities-Related Investments such as contracts in the “over-the-counter” market.

UAC anticipates that, to the extent it invests in Futures Contracts other than the Benchmark Futures Contracts and Other Asian Commodities-Related Investments that are not economically equivalent to the Benchmark Futures Contracts, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such other Futures Contract and Other Asian Commodities-Related Investments against the current Benchmark Futures Contracts.

The Sponsor does not anticipate letting its Futures Contracts expire and taking or making delivery of any commodities. Instead, the Sponsor will close out existing positions, e.g., in response to ongoing changes in the Benchmark Futures Contracts or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Asian Commodities Interests. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

The Trust Agreement contains no restrictions on the ability of the Sponsor to change the investment objective of UAC. Notwithstanding this, the Sponsor has no intention of changing the investment objective of UAC or the manner in which it intends to achieve the investment objective. Should the Sponsor seek to change the investment objective of UAC, such change would be reflected in an amended prospectus and UAC would provide advance notice to investors.

What Are the Major Asian Economies?

The Sponsor believes that, at present, the aggregate GDP of Asian countries is equal to approximately 25% of World aggregate GDP based on International Monetary Fund data (note: not included in those totals are the economic figures for Australia, New Zealand, and certain smaller Asian or Pacific region countries). In addition, the Sponsor believes that Asia represents approximately 50% of the world’s current population.

Within that total the Sponsor further believes that approximately 85% of the Asian GDP total is represented by the three largest Asian economies, China, Japan, and India. The Sponsor further believes that these three countries also represent 75% of the population of Asia. All three are countries with large industrial and population bases which are major consumers of a wide variety of commodities. In addition, both China and India are major producers of a wide range of commodities, as are a number of other smaller Asian countries such as Indonesia and Malaysia, while Japan tends to not be a major producer of commodities.

Table I: Selected Major Asian Economies with Annual GDP and current population

Region/ Country	2012 GDP Est (billions)	Percent of Global GDP	Population (millions)	Percent of Global Population

World	$71,830		7,095

Asia
China	$12,380	17.24%	1,349	19.02%
Japan	$5,984	8.33%	127	1.79%
India	$1,947	2.71%	1,221	17.21%
Korea	$1,151	1.60%	49	0.69%
Indonesia	$895	1.25%	251	3.54%
Taiwan	$474	0.66%	23	0.33%
Thailand	$377	0.52%	67	0.95%
Malaysia	$307	0.43%	30	0.42%
Singapore	$276	0.38%	5	0.08%
Hong Kong SAR	$262	0.36%	7	0.10%
Philippines	$250	0.35%	106	1.49%
Bangladesh	$119	0.17%	164	2.31%
Vietnam	$138	0.19%	92	1.30%
Sri Lanka	$59	0.08%	22	0.31%
Myanmar	$54	0.08%	55	0.78%
Nepal	$19	0.03%	30	0.43%
Brunei	$17	0.02%	0.4	0.01%
Cambodia	$14	0.02%	15	0.21%

Source: International Monetary Fund, April 2013;

World Economic Outlook Database, April 2013;

CIA World Factbook

What are the Asian Benchmark Commodities?

The Asian Benchmark Commodities are selected by the Sponsor. The Sponsor will select the Asian Benchmark Commodities based on the following four criteria:

•

First, the physical commodity must be one in which the economies of China, Japan, and India annually consume 10% or more of global consumption based on publicly available industry and government statistics.

•

Second, the physical commodity must be one in which, based on publicly available industry and government statistics, China, Japan and India annually produce less of the commodity than they typically consume, indicating that they are likely to be net importers of the commodity and not net exporters.

•

Third, the Futures Contracts on the physical commodity must be traded on a regulated Futures Exchange in the United States, Canada, the United Kingdom, Japan, Dubai, Malaysia or other domicile which allows a US domiciled passive investment fund to buy and sell such contracts.

•

Fourth and finally, the Futures Contracts traded on such commodities must have average open interest measured in US dollars in excess of $150 million at the time of the commodity’s selection. In the event the same or substantially similar physical contract is traded on more than one Futures Exchange, the minimum liquidity test will be applied to the exchange with the largest open interest in US dollar terms in that particular commodity.

The Asian Benchmark Commodities will be selected by the Sponsor in accordance with the above specific quantitative data. The end result is a basket that the Sponsor believes will be generally reflective of Asian demand for physical commodities and which the Sponsor believes can be efficiently accessed by investing in regulated Futures Contracts. As much of the selection process is based by a view of recent and historical trends of commodity production, consumption, and trading in the futures markets, there can be no assurance that the commodities selected for inclusion as Asian Benchmark Commodities will be reflective of future Asian demand or future trading liquidity. Each commodity is assigned a base weight based on the criteria above. The end result is a Futures Basket that the Sponsor believes will be generally reflected of Asian demand for physical commodities and which the Sponsor believes can be efficiently accessed by investing in regulated Futures Contracts.

As much of the selection process is based by a review of recent and historical trends of commodity production, consumption, and trading in the futures markets, there can be no assurance that the commodities selected for inclusion as Asian Benchmark Commodities will be reflective of future Asian demand or future trading liquidity.

A list of the current Asian Benchmark Commodities is shown below in Table II. Included with the list is the Sponsor’s estimate of the percentage of global production and consumption for each commodity that is attributable to China, Japan, and India combined. Finally, the current assigned base weight within the Futures Basket of each commodity is listed.

Table II: Asian Benchmark Commodities (as of December 31, 2012)

Commodity	China, Japan, and India’s Share of Global Production	China, Japan, and India’s Share of Global Consumption	Current Base Weight
Crude Oil	6.2%	19.2%	22%
Gasoil/distillates	22.3%	20.2%	2%
Corn	26.8%	27.7%	10%
Soybeans	9.0%	34.9%	10%
Wheat	32.9%	30.2%	10%
Copper	8.5%	47.6%	10%
Zinc	40.8%	57.6%	5%
Nickel	4.2%	59.2%	5%
Sugar	25.0%	26.7%	5%
Platinum	0.9%	43.8%	5%
Gold	13.9%	50.3%	5%
Silver	16.3%	36.8%	5%
Canola/rapeseed	36.8%	36.8%	2%
Palm Oil	0.0%	27.6%	2%
Rubber	14.7%	41.4%	2%

Total			100%

Any changes to the Asian Benchmark Commodities will be made in accordance with the section entitled “Changes to the Asian Benchmark Commodities” on page 60 of this prospectus.

What are the Benchmark Futures Contracts?

For each of the Asian Benchmark Commodities, the Sponsor has selected from a particular Futures Contract traded on a Futures Exchange as the Benchmark Futures Contract. In selecting the particular Benchmark Futures Contract, the Sponsor will consider that criteria outlined in the previous section entitled “What Are the Asian Benchmark Commodities?” The selection of the Benchmark Futures Contracts would be made by the Sponsor at the same time as the selection of the Asian Benchmark Commodities.

In some cases, a physical commodity that is of major importance to Asian economies may not have a listed Futures Contract that is directly tied to the exact type or grade of commodity most commonly used in Asia. In some cases, another type or grade of commodity may be used as a global benchmark and the Sponsor may select that as being representative of Asian demand. For example, crude oil prices in Asia are most commonly priced by reference to the Brent crude oil contract trading on ICE Futures Europe, even though the Sponsor believes little or no Brent crude oil from the North Sea is actually imported into Asian markets.

In other cases a physical commodity that is of importance to Asian economies may lack a suitable Futures Contract, even if highly liquid contracts are traded outside of Asia. For example natural gas is a major commodity for many Asian economies, although Asia lacks a major natural gas Futures Contract. However, although natural gas does not physically vary much between global markets, transportation pricing issues mean that a highly liquid contract for natural gas in one region, such as the NYMEX contract for natural gas priced at the Henry Hub in Louisiana, may be a very poor proxy for Asian prices or demand. The same could be said for other highly liquid commodity futures such as NYMEX gasoline or heating oil contracts priced at New York harbor.

In other cases, investors should be aware that certain physical commodities that are of major importance to Asian economies, such as rice, iron ore, or coal, currently lack highly liquid regulated futures markets located in any marketplace. As such despite their importance to the economies of Asia, they may not be selected for inclusion by the Sponsor at this time.

Finally, certain regulated commodity futures exchanges may not currently permit investors such as UAC to purchase or sell contracts on their exchange.

A list of the current Benchmark Futures Contracts and their weighting in the Futures Basket is shown below in Table III.

Table III: Benchmark Futures Contracts in the Futures Basket

Commodity	Primary Futures Exchange	Trading Hours (Eastern time)	Contract Ticker or Code	Contract Size	Pricing Convention	Portfolio Weighting
Crude Oil-Light/Sweet-Brent	ICE Europe	8 pm - 6 pm*	CO	1,000	USD/bbl	20.0%
Crude Oil-Medium-Dubai/Oman	DME/CME**	6 pm - 5:15 pm*	OQD	1,000	USD/bbl	2.0%
Gasoil	ICE Europe	8 pm - 6 pm*	QS	100	USD/Tonne	2.0%
Corn	CBOT	8:30 am - 12:15 pm	ZC	5,000	c/bu	10.0%
Soybeans	CBOT	8:30 am - 12:15 pm	ZS	5,000	c/bu	10.0%
Wheat	CBOT	8:30 am - 12:15 pm	ZW	5,000	c/bu	10.0%
Copper	COMEX	8:10 am - 1 pm	HG	25,000	USD/lb	10.0%
Zinc	LME	8 pm - 2 pm	LX	25	USD/Tonne	5.0%
Nickel	LME	8 pm - 2 pm	LN	6	USD/Tonne	5.0%
Sugar	ICE US	3:30 am - 2 pm	SB	112,000	c/lb	5.0%
Platinum	TOCOM***	7 pm - 1:30 am*	JA	500	JPY/g	5.0%
Gold	COMEX	8:20 am - 1:30 pm	GC	100	USD/T.Oz	5.0%
Silver	COMEX	8:25 am - 1:25 pm	SI	5000	USD/T.Oz	5.0%
Canola Oil	ICE Canada	8 pm - 2:15 pm	RS	20	CAD/Tonne	2.0%
Palm Oil	Bursa Malaysia/CME**	7 pm - 3:50 am*	KO	25	MYR/Tonne	2.0%
Rubber	TOCOM	7 pm - 1:30 am*	JN	5,000	JPY/kg	2.0%

Total						100%

Trading ends on next calendar day.
* Non-U.S. Contracts that are also cross-listed on the CME and trade during U.S. market hours
** A substantially similar, but not identical, physical contract trades in the U.S. on the CME

Any changes to the Benchmark Futures Contracts will be made in accordance with the section entitled “Changes to the Benchmark Futures Contracts” below.

Changes to the Asian Benchmark Commodities

In the first quarter of each calendar year, the Sponsor will reevaluate the selection of commodities based on the prior year’s data. As a result of changes in Asian commodity production, commodity consumption, net imports or exports of commodities, and changes in commodity futures contract liquidity, the Sponsor may elect to add or delete a commodity from the list of Asian Benchmark Commodities and thus the Futures Basket. In making any such change, the Sponsor will file a disclosure informing investors of the proposed changes no less than 30 days prior to the first month in which the commodity or commodities added will become part of the Asian Benchmark Commodities, or 30 days prior to the first month in which the commodity or commodities deleted will no longer be part of the Asian Benchmark Commodities. See “Changes to the Benchmark Futures Contracts.”

Changes to the Benchmark Futures Contracts

Under normal circumstances, the Sponsor anticipates that any changes in either the list of Asian Benchmark Commodities or their weightings, or the list of Benchmark Futures Contracts in the Futures Basket or their weightings, would be made as part of the annual review process and disclosed to investors with no less than 30 days advanced notice of the change. Normal circumstances would be those circumstances in which changes are made by the Sponsor as part of the planned annual review and not changes in response to unexpected or sudden changes in market regulations, capital flow restrictions, or abnormal commodity market conditions. However, it is possible that a Futures Contract that is currently a Benchmark Futures Contract could, in the opinion of the Sponsor, no longer be suitable due to changes in the liquidity of the futures contract or due to changes in the rules regarding that particular Futures Contract on its regulated Futures Exchange. In such cases the Sponsor would first attempt to select another Futures Contract based on the same commodity that trades on either the current Futures Exchange, or trades on another regulated Futures Exchange, and disclose on the Fund’s website and in a prospectus supplement that the new Futures Contract will become a Benchmark Futures Contract for the relevant Asian Benchmark Commodity and the prior Benchmark Futures Contract for such Asian Benchmark commodity would be deleted. In the event that the Sponsor determines that no other existing Futures Contract is a suitable replacement, than the Sponsor will make a disclosure indicating that a current Benchmark Futures Contract will no longer be included as part of the Futures Basket. In cases where a suitable Benchmark Futures Contract no longer exists, the Sponsor will also remove the underlying commodity from the list of Asian Benchmark Commodities. Although the Sponsor would normally seek to provide at least 30 days notice of any such change, specific circumstances could mean that the Sponsor would be unable to provide that amount of advanced notice. For example, position limits that limit the Sponsor’s ability to invest in the Benchmark Futures Contracts could be imposed by regulators with less than 30 days advanced notice to participants in the market.

Term Structure of Commodity Futures Prices and the Impact on Total Returns.

Several factors determine the total return from investing in a futures contract position. One factor that impacts the total return that will result from investing in near month futures contracts and “rolling” those contracts forward each month is the price relationship between the current near month contract and the next month contract. For example, if the price of the near month contract is higher than the next month contract (a situation referred to as “backwardation” in the futures market), then absent any other change there is a tendency for the price of a next month contract to rise in value as it becomes the near month contract and approaches expiration. Conversely, if the price of a near month contract is lower than the next month contract (a situation referred to as “contango” in the futures market), then absent any other change there is a tendency for the price of a next month contract to decline in value as it becomes the near month contract and approaches expiration.

As an example, assume that the price of Brent crude oil, the primary benchmark for crude oil traded in Asian markets, for immediate delivery (the “spot” price), was $100 per barrel. Further assume that the value of a position in the near month futures contract was also $100. Over time, the price of the barrel of crude oil will fluctuate based on a number of market factors, including demand for oil relative to its supply. The value of the near month contract will likewise fluctuate in reaction to a number of market factors. If investors seek to maintain their position in a near month contract and not take delivery of the oil, every month they must sell their current near month contract as it approaches expiration and invest in the next month contract.

If the futures market is in backwardation, e.g., when the expected price of crude oil in the future would be less, the investor would be buying a next month contract for a lower price than the current near month contract. Using the $100 per barrel price above to represent the front month price, the price of the next month contract could be $98 per barrel, that is it is 2% cheaper than the front month contract. Hypothetically, and assuming no other changes to either prevailing crude oil prices or the price relationship between the spot price, the near month contract and the next month contract (and ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the $98 next month contract would rise as it approaches expiration and becomes the new near month contract with a price of $100 In this example, the value of an investment in the second month contract would tend to rise faster than the spot price of crude oil, or fall slower. As a result, it would be possible in this hypothetical example for the spot price of crude oil to have risen to 10% after some period of time, while the value of the investment in the second month futures contract would have risen to 12%, assuming backwardation is large enough or enough time has elapsed. Similarly, the spot price of crude oil could have fallen 10% while the value of an investment in the futures contract could have fallen only 8%. Over time, if backwardation remained constant, the difference would continue to increase.

If the futures market is in contango, the investor would be buying a next month contract for a higher price than the current near month contract. Using again the $100 per barrel price above to represent the front month price, the price of the next month contract could be $102 per barrel, that is 2% more expensive than the front month contract. Hypothetically, and assuming no other changes to either prevailing crude oil prices or the price relationship between the spot price, the near month contract and the next month contract (and ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the next month contract would fall as it approaches expiration and becomes the new near month contract with a price of $100. In this example, it would mean that the value of an investment in the second month would tend to rise slower than the spot price of crude oil, or fall faster. As a result, it would be possible in this hypothetical example for the spot price of crude oil to have risen to 10% after some period of time, while the value of the investment in the second month futures contract will have risen to only 8%, assuming contango is large enough or enough time has elapsed. Similarly, the spot price of crude oil could have fallen to 10% while the value of an investment in the second month futures contract could have fallen 12%. Over time, if contango remained constant, the difference would continue to increase.

The chart below compares the price of the near month contract for Brent crude oil to the average price of the near 12-month contracts over the last 10 years (2002-2012). When the price of the near month contract is higher than the average price of the near 12 month contracts, the market would be described as being in backwardation. When the price of the near month contract is lower than the average price of the near 12 month contracts, the market would be described as being in contango. Although the prices of the near month contract and the average price of the near 12 month contracts do tend to move up or down together, it can be seen that at times the near month prices are clearly higher than the average price of the near 12 month contracts (backwardation), and other times they are below the average price of the near 12 month contracts (contango).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

An alternative way to view the same data is to subtract from the dollar price of the near month contract the average dollar price of the near 12-months contracts for Brent crude oil. If the resulting number is a positive number, then the near month price is higher than the average price of the near 12-months contracts and the market could be described as being in backwardation. If the resulting number is a negative number, then the near month price is lower than the average price of the near 12-months contracts and the market could be described as being in contango. The chart below shows the results from subtracting the average dollar price of the near 12-month contracts from the near month price for the 10 year period between 2002 and 2012.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Historically, the crude oil futures markets have experienced periods of contango and backwardation, with backwardation being in place more often than contango. Since UAC would benefit from higher daily returns on the Benchmark Futures Contracts, it would tend to benefit from commodities being in a backwardation market. Conversely, it would tend to not benefit from commodities being in a contango market. However, it is possible for any or all of the Benchmark Futures Contracts to rise in value even in a contango market, which could lead to gains for UAC, or for any or all of the Benchmark Futures Contracts to fall in value during a backwardation market, which could lead to losses for UAC.

Historical Spot Returns for a Commodity Versus the Returns from a Commodity Future

Although investors often look at the percentage change in the physical spot price of a commodity over a given period of time when evaluating investment results, the Sponsor believes that this may be misleading. The actual change in the spot price usually does not represent a total return that an investor could realistically have obtained. Due to the cost of storage, insurance, finance, and transportation, the return as measured by the change in the spot price may overstate the actual results that could be obtained. As a result, the Sponsor believes that many investors will make use of commodity futures to obtain their exposure to a particular commodity or to a basket of commodities. However, as described in the proceeding section, investing in a futures contract will subject an investor to the impact of backwardation and or contango. As a result of backwardation and or contango, an investor’s returns from owning futures contracts on a single commodity or a basket of commodities may vary a great deal from the percentage change in the physical spot price.

The table below, Table IV, shows for a number of Asian Commodities both the change in the spot price over the 10 year period ending December 31, 2011 as well as the hypothetical total return from owing a near to expiration futures contract on the same commodity and rolling it as the contract approaches expiration. Neither set of figures includes the potential impact of commissions, storage costs, taxes, insurance, or financing. The results for the futures contract also do not show the interest that may have been earned on any cash collateral.

What can be clearly seen is that over this time period some commodities had results that indicated that their percentage change in spot price outperformed the hypothetical total return from owning the futures contracts, while with other commodities the results were reversed and the hypothetical total return of the futures contract exceeding the percentage change in the spot price. The average difference between the change in the spot price and the total return of the futures contracts was 3% per year, meaning that on average the average spot price change exceeded the average hypothetical return of the futures contract by that amount. However, in some cases, the degree of under-performance, or out-performance, of the futures contracts versus the spot price changes was much larger.

The difference between the change over time in the spot price and the change over time in the futures returns of approximately 3% per year was calculated using the simple average returns for each commodity listed over a ten year period. In essence, this approach assumes that each commodity was equally weighted for the purposes of the calculation. In reality, the Portfolio for UAC is not expected to be equally weighted. As shown in Table II and Table III in the prior pages certain commodities are expected to be much weighted more heavily while others are expected to be waited much less heavily.

In cases where those commodities which are more heavily weighted tend to be in futures markets that are in contango, the overall total return for the entire portfolio may tend to strongly underperform the simple average change in the average spot price. As such there could be a much greater difference between the average change in the spot prices of the commodities and the total return of the portfolio than the example below suggests. This could expose investors to potential losses in UAC even if the commodities on average see increases in their spot prices. Conversely, if on a weighted basis the commodities in the portfolio tend to be in backwardation, the total return of the portfolio could be much closer to the average change in the spot price than the example below would suggest.

Due to the impact of backwardation and or contango, as demonstrated by this table, it could be possible for an investor to correctly anticipate the direction of the spot price movement of a commodity or basket of commodities, either up or down, and yet obtain dramatically different results from investing in such commodities via futures contracts. Investors are cautioned that this comparison is hypothetical. In addition, it covers a particular period of time and results in the future could be substantially different.

Table IV Comparison of Spot Price Changes and Futures Total Returns for Selected Commodities December 31, 2002, through December 31, 2012.

2002-2012	Spot Commodity Price		Rolling Futures Contract		Spot versus Futures Contract
Commodity	Total Change	Change Annualized	Total Return	Return Annualized	Annual Outperformance or Underperformance
Crude Oil-Brent	287.68%	14.51%	179.07%	10.81%	3.70%
Gasoil	265.32%	13.83%	325.01%	15.57%	-1.74%
Corn	196.18%	11.47%	-10.58%	-1.11%	12.58%
Soybeans	149.12%	9.56%	283.95%	14.40%	-4.84%
Wheat	139.38%	9.12%	-50.37%	-6.77%	15.89%
Copper	419.93%	17.92%	584.09%	21.20%	-3.28%
Zinc	171.58%	10.51%	78.85%	5.99%	4.52%
Nickel	138.83%	9.10%	182.37%	10.94%	-1.84%
Sugar	156.37%	9.87%	36.00%	3.12%	6.75%
Platinum	154.58%	9.80%	162.71%	10.14%	-0.35%
Gold	381.28%	17.01%	308.74%	15.12%	1.90%
Silver	528.47%	20.18%	427.52%	18.09%	2.09%
Canola Oil	44.46%	3.75%	-14.60%	-1.57%	5.31%
Palm Oil	40.27%	3.44%	126.27%	8.51%	-5.07%
Rubber	159.01%	9.98%	214.75%	12.15%	-2.16%

Average	215.50%	11.34%	188.92%	9.11%	2.23%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Periods of contango or backwardation do not materially impact UAC’s investment objective of having the daily percentage changes in its per unit NAV track the daily percentage changes in the price of the Futures Basket since the impact of backwardation and contango tend to equally impact the percentage changes in price of both UAC’s units and the Benchmark Futures Contracts. It is impossible to predict with any degree of certainty whether backwardation or contango will occur in the future. It is likely that both conditions will occur during different periods for any given commodity. It is also likely that at any given time some number of the Benchmark Futures Contracts will be in backwardation while other Benchmark Futures Contracts will be in contango.

Historical Correlation of Total Returns of Asian Benchmark Commodities

Historically, movement in prices and total returns of different commodities with other commodities have tended to be low. The Sponsor believes this is because factors impacting the global production or consumption of one commodity, such as wheat, may have little relationship with the global production or consumption of another commodity, like nickel. As a result the price and total return movements of the different commodities may show little or no positive correlation. However, there are some commodities that are more closely related to each other in terms of global production or consumption factors, such as crude oil and gasoil, and thus tend to display higher levels of correlation over time than with other commodities. In addition, there can be periods of time when most or all commodities demonstrate greater correlation in their price or total return movements than they display over longer periods of time.

The table below compares for the most recent 10 year period the correlation of the monthly total returns of the futures contracts for each of 15 Asian Benchmark Commodities

Table V Correlation of Monthly Returns, 2001-2011

Commodity	Crude Oil- Brent	Gasoil	Corn	Soybeans	Wheat	Copper	Zinc	Nickel	Sugar	Platinum	Gold	Silver	Canola Oil	Palm Oil	Rubber
Crude Oil-Brent	1.00	0.89	0.20	0.18	0.17	0.44	0.29	0.30	0.14	0.47	0.26	0.33	0.04	0.11	0.29
Gasoil		1.00	0.14	0.16	0.13	0.36	0.21	0.30	0.09	0.38	0.22	0.25	0.00	0.10	0.26
Corn			1.00	0.66	0.59	0.25	0.29	0.18	0.13	0.36	0.31	0.36	0.54	0.41	0.28
Soybeans				1.00	0.50	0.24	0.19	0.23	0.20	0.34	0.18	0.23	0.74	0.55	0.25
Wheat					1.00	0.26	0.31	0.18	0.17	0.35	0.29	0.26	0.46	0.33	0.19
Copper						1.00	0.73	0.54	0.26	0.53	0.29	0.37	0.18	0.27	0.32
Zinc							1.00	0.47	0.28	0.43	0.29	0.37	0.15	0.25	0.23
Nickel								1.00	0.11	0.42	0.15	0.27	0.08	0.15	0.32
Sugar									1.00	0.31	0.16	0.18	0.21	0.12	0.07
Platinum										1.00	0.53	0.58	0.31	0.28	0.30
Gold											1.00	0.73	0.08	0.17	0.12
Silver												1.00	0.20	0.20	0.12
Canola Oil													1.00	0.58	0.14
Palm Oil														1.00	0.20
Rubber															1.00

The average correlation between these fifteen commodities is approximately 0.29, where a correlation 1.0 means that the commodities move up and down together all of the time, and -1.0 means they move in opposite directions all of the time. The Sponsor would describe a result of 0.29 as being weakly correlated.

Correlation levels are important because if the correlation of the different Asian Benchmark Commodities was to be much higher in the future, investors could experience greater amounts of price volatility in the returns of a portfolio of such commodities without necessarily seeing an offsetting increase in expected total returns. Alternatively, if correlation remained low, or became lower, investors could experience a lower amount of price volatility in the returns of a portfolio without necessarily seeing a decrease in expected total returns.

Why Does UAC Purchase and Sell Futures Contracts?

UAC’s investment objective is to have the daily changes in percentage terms of its units’ NAV reflect the daily changes in percentage terms of the price of the Futures Basket, less UAC’s expenses. UAC invests primarily in Futures Contracts. UAC seeks to have its aggregate NAV approximate at all times the aggregate market value of the Futures Contracts and Other Asian Commodities-Related Investments it holds.

Other than investing in Futures Contracts and Other Asian Commodities-Related Investments, at any given time, most of UAC’s investments are in Treasuries, cash and/or cash equivalents that serve as margin and collateral supporting UAC’s positions in Futures Contracts and Other Asian Commodities-Related Investments. For example, the purchase of a Futures Contract with a stated value of $10 million would not require UAC to pay or receive $10 million upon entering into the contract; rather, only a margin deposit, generally of 5% to 30% of the stated value of the Futures Contract, would be required. To secure its Futures Contract obligations, UAC would deposit the required margin with the FCM and would separately hold, through its Custodian, Treasuries, cash and/or cash equivalents in an amount equal to the balance of the current market value of the contract, which at the contract’s inception would be $10 million minus the amount of the margin deposit, or $9.5 million (assuming a 5% margin).

As a result of the foregoing, typically between 5% and 30% of UAC’s assets are held as margin in segregated accounts with a FCM. In addition to the Treasuries and cash it posts with the FCM for the Futures Contracts it owns, UAC holds, through the Custodian, Treasuries, cash and/or cash equivalents that can be posted as additional margin or as collateral to support its over-the-counter contracts. UAC earns interest income from the Treasuries and/or cash equivalents that it purchases, and on the cash it holds through the Custodian. UAC anticipates that the earned interest income will increase the NAV. UAC reinvests the earned interest income, holds it in cash, or uses it to pay its expenses. If UAC reinvests the earned interest income, it makes investments that are consistent with its investment objectives.

What are Futures Contracts?

Futures contracts are agreements between two parties. One party agrees to buy a commodity such as Asian commodities from the other party at a later date at a price and quantity agreed-upon when the contract is made. Generally, futures contracts traded on US, Canadian, the UK, and Asian domestic exchanges are priced by floor brokers and other exchange members through an “open outcry” of offers to purchase or sell the contracts and/or through an electronic, screen-based system that determines the price by matching electronically offers to purchase and sell. Futures contracts may also be based on commodity indices, in that they call for a cash payment based on the change in the value of the specified index during a specified period.

Certain typical and significant characteristics of futures contracts are discussed below. Additional risks of investing in futures contracts are included in “What are the Risk Factors Involved with an Investment in UAC?”

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits. Futures contracts include typical and significant characteristics. Most significantly, the CFTC and U.S. designated contract markets such as the NYMEX, CBOT, COMEX, CME, and ICE US have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which is not applicable to the UAC’s investments) may hold, own or control. The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity. In addition, most U.S.-based futures exchanges limit the daily price fluctuation for futures contracts. Currently, ICE Canada, ICE Europe, LME TOCOM, DME and Malaysia impose position limits and accountability levels that are similar to those imposed by U.S. based futures exchanges, but may not limit the maximum daily price fluctuation. Some other non-U.S. futures exchanges have not adopted such position limits or accountability levels.

The accountability levels for the Benchmark Futures Contracts comprising the Futures Basket, and other Futures Contracts traded on U.S. regulated futures exchanges are not a fixed ceiling, but rather a threshold above which the exchange may exercise greater scrutiny and control over an investor’s positions. For example, the current accountability level for any one-month in the copper contract on COMEX is 5,000 contracts. If UAC and the Related Public Funds exceed these accountability levels for investments in the COMEX futures contract for Copper, the COMEX will monitor UAC’s and the Related Public Fund’s exposure and ask for further information on their activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of UAC and the Related Public Funds. If deemed necessary by the COMEX, it could also order UAC to reduce its position back to the accountability level.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot allow such limits to be exceeded without express CFTC authority to do so. In addition to accountability levels and position limits that may apply at any time, the futures exchanges may impose position limits on contracts held in the last few days of trading in the near month contract to expire. It is unlikely that UAC will run up against such position limits because UAC’s investment strategy is to close out its positions and “roll” from the near month contract to expire to the next month contract during a four-day period beginning at the end of the month prior to expiration of the contract. Finally, many exchanges may impose a position limit on contracts for time periods other than immediately prior to expiration. As in the example above for copper and accountability limits, such position limits could impact UAC’s ability to invest in certain Benchmark Futures Contracts when daily net assets of UAC rise above certain levels.

Provisions in the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) include the requirement that position limits be established on a wide range of commodity interests including energy-based and other commodity futures contracts, certain cleared commodity swaps and certain over-the-counter commodity contracts; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the new law and applicable regulations; and the forced use of clearinghouse mechanisms for many swap transactions that are currently entered into in the over-the-counter market. The new law and the rules thereunder may negatively impact UAC’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. Further, increased regulation of, and the imposition of additional costs on, swap transactions under the new legislation and implementing regulations could cause a reduction in the swap market and the overall derivatives markets, which could restrict liquidity and adversely affect UAC. In particular, new position limits imposed on UAC or its counterparties may impact UAC’s ability to invest in a manner that most efficiently meets its investment objective, and new requirements, including capital and mandatory clearing, may increase the cost of UAC’s investments and doing business, which could adversely impact the ability of UAC to achieve its investment objective.

In late 2011, the CFTC adopted rules that impose new position limits on Reference Contracts involving 28 energy, metals and agricultural commodities (the “Position Limit Rules”). The Position Limit Rules were scheduled to become effective on October 12, 2012. However, on September 28, 2012, the United States District Court for the District of Columbia vacated these regulations on the basis of ambiguities in the provisions of the Commodities Exchange Act (as modified by the Dodd-Frank Act) upon which the regulations were based. In its September 28th decision, the court remanded the Position Limit Rules to the CFTC with instructions to use its expertise and experience to resolve the ambiguities in the statute. On November 15, 2012, the CFTC indicated that it will move forward with an appeal of the District Court’s decision to vacate the Position Limit Rules. At this time, it is not possible to predict how the CFTC’s appeal could affect UAC, but it may be substantial and adverse. Furthermore, until such time as the appeal is resolved or, if applicable revisions to the Position Limit Rules are proposed and adopted, the regulatory architecture in effect prior to the enactment of the Position Limit Rules will govern transactions in commodities and related derivatives. Under that system, the CFTC enforces federal limits on speculation in agricultural products (e.g., corn, wheat, and soy), while futures exchanges enforce position limits and accountability levels for agricultural and certain energy products (e.g., oil and natural gas). As a result, UAC may be limited with respect to the size of its investments in any commodities subjects to these limits. Finally, subject to certain narrow exceptions, the vacated Position Limit Rules would have required the aggregation, for purposes of the position limits, of all positions in the 28 Referenced Contracts held by a single entity and its affiliates, regardless of whether such positions existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in over-the-counter swaps. The CFTC is presently considering new aggregation rules, under a rulemaking proposal that is distinct from the Position Limit Rules. At this time, it is unclear how any modified aggregation rules may affect UAC, but it may be substantial and adverse. By way of example, the aggregation rules in combination with any potential revised Position Limit Rules may negatively impact the ability of UAC to meet its investment objectives through limits that may inhibit the Sponsor’s ability to sell additional Creation Baskets.

If any of the regulated futures exchanges orders UAC to reduce its position in a particular Futures Contract back to the applicable position limit or accountability level, or to an accountability level that the exchange deems appropriate for UAC, such a level may impact the mix of investments in Asian Commodities Interests made by UAC. To illustrate, assume that the price of the Benchmark Futures Contract for Copper is $4, and that the COMEX has determined that UAC may not own more than 5,000 contracts in copper Futures Contracts. In such a case, UAC could invest up to $500 million of its daily net assets in the Benchmark Futures Contract (i.e., $4 per contract multiplied by 25,000 (a copper Futures Contract is a contract for 25,000 pounds of copper) multiplied by 5,000 contracts) before reaching the accountability level imposed by the COMEX. Assuming that copper represented 10% of the holdings of UAC, once the daily net assets of the portfolio exceed $5 billion in the Benchmark Futures Contract, the portfolio may not be able to make any further investments in the copper Benchmark Futures Contract, depending on whether the COMEX imposes limits. If the COMEX does impose limits at the $500 million level (or another level), UAC anticipates that it will invest the majority of its assets devoted to copper holdings above that level in a mix of other copper related Futures Contracts or Other Asian Commodities-Related Investments.

Many U.S. futures exchanges also limit the amount of price fluctuation for futures contracts. For example, the CBOT imposes a $0.40 per bushel ($2,000 per contract) price fluctuation limit for corn Futures Contracts. If a Benchmark Futures Contract has its trading halted during the day due to reaching a limit on price fluctuation, it is possible that UAC would be unable to buy or sell contracts on that day, or buy or sell contracts at that day’s ending settlement price.

UAC anticipates that to the extent it invests in Futures Contracts other than a Benchmark Futures Contract and Other Asian Commodities-Related Investments, it may enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Asian Commodities Futures Contracts and Other Asian Commodities-Related Investments against the current Benchmark Futures Contract.

Examples of the position and price limits imposed are as follows:

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
ICE-UK Crude Oil (Brent)	There are no position accountability levels or limits for this contract. However, the exchange’s daily position management regime requires that any position greater than 500 lots in the nearest two expiry months must be reported to the exchange on a daily basis.	There is no maximum daily price fluctuation limit.

Dubai Mercantile Exchange/NYMEX (Oman Crude Oil)	Accountability Levels: 20,000 contracts in any or all months Position Limits: spot month: 4,000 contracts	There is no maximum daily price fluctuation limit.

ICE-UK Gas Oil	There are no position accountability levels or limits for this contract. However, any position greater than 100 lots in the nearest expiry month must be reported to the exchange on a daily basis.	There is no maximum daily price fluctuation limit.

CBOT Corn	Accountability Levels: none. Position Limits: spot month: 600 net futures / any one month: 13,500 net futures / all months: 22,000 net futures.	$0.30 per bushel expandable to $0.45 and then to $0.70 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day proceeding the first day of the delivery month.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation

CBOT Soybeans	Accountability Levels: none. Position Limits: spot month: 600 net futures / any one month: 6,500 net futures / all months: 10,000 net futures.	$0.70 per bushel expandable to $1.05 and then to $1.60 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

CBOT Wheat (Soft Red Winter)	Accountability Levels: none. Position Limits: spot month: 600 net futures / any one month: 5,000 net futures / all months: 6,500 net futures.	$0.60 per bushel expandable to $0.90 and then to $1.35 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

COMEX Copper	Accountability Levels: any one month: 5,000 net futures / all months: 5,000 net futures. Position Limits: 1,200 net futures in the expiration month.	There is no maximum daily price fluctuation limit.

LME Primary Nickel	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.

LME Special High Grade Zinc	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.

COMEX Gold	Accountability Levels: any one month: 6,000 net futures / all months: 6,000 net futures. Position Limits: 3,000 net futures in the expiration month.	There is no maximum daily price fluctuation limit.

TOCOM Platinum	Position Limits: 600 net futures in the expiration month. 10,000 contracts in all months.	There is no maximum daily price fluctuation limit.
COMEX Silver	Accountability Levels: any one month: 6,000 net futures / all months: 6,000 net futures. Position Limits: 1,500 net futures in the expiration month.	There is no maximum daily price fluctuation limit.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation

ICE-Canada Canola Oil	Accountability Levels: None. Position Limits: 1000 net futures in the spot month.	CDN$45.00 above or below previous settlement. If the settlement price of any two (2) contract months is at the regular daily limits, the limits shall be expanded on the following day to CDN$60.00. When settlement prices do not meet the this two-month criteria, daily limits will revert to their regular levels on the following trading session.

Bursa Maylaysia Palm Oil	Position Limits: 500 net futures in the expiration month. 8,000 contracts in all months.	There is no maximum daily price fluctuation limit.

TOCOM Rubber	Position Limits: 300 net futures in the expiration month.	There is no maximum daily price fluctuation limit.

ICE-US World Sugar No. 11	Accountability Levels: any one month: 10,000 net futures / all months: 15,000 net futures. Position Limits: 5,000 net futures in the spot month.	There is no maximum daily price fluctuation limit.

Price Volatility

The price volatility of Futures Contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day-to-day as opposed to intra-day. Because UAC invests a significant portion of its assets in Futures Contracts, the assets of UAC, and therefore the price of UAC’s units, may be subject to greater volatility than traditional securities.

Marking-to-Market Futures Positions

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking-to-market is designed to prevent losses from accumulating in any futures account. Therefore, if UAC’s futures positions have declined in value, UAC may be required to post “variation margin” to cover this decline. Alternatively, if UAC’s futures positions have increased in value, this increase will be credited to UAC’s account.

What are Over-the-Counter Derivatives?

In addition to futures contracts and options on futures contracts, derivative contracts that are tied to various commodities are entered into outside of public exchanges. These “over-the-counter” contracts are entered into between two parties in private contracts. Unlike most of the exchange-traded futures contracts or exchange-traded options on futures contracts, each party to such a contract bears the credit risk of the other party, i.e., the risk that the other party will not be able to perform its obligations under its contract.

Some derivatives contracts contain fairly standard terms and conditions and are available from a wide range of participants. Others have highly customized terms and conditions and are not as widely available. Many of these over-the-counter contracts are cash-settled forwards for the future delivery of commodities that have terms similar to futures contracts. Others take the form of “swaps” in which a party pays a fixed price per unit and the other pays a variable price based on the average price of Futures Contracts for a specified period or the price on a specified date, with payments typically made between the parties on a net basis.

To reduce the credit risk that arises in connection with such contracts, UAC will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of its overall exposure to its counterparty.

The creditworthiness of each potential counterparty will be assessed by the Sponsor. The Sponsor will assess or review, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor. Furthermore, the Sponsor on behalf of UAC will only enter into over-the-counter contracts with counterparties who are, or are affiliates of, (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States, and (d) producers, users or traders of commodities, whether or not regulated by the CFTC. Existing counterparties will be reviewed periodically by the Sponsor. UAC also may require that the counterparty be highly rated and/or provide collateral or other credit support.

UAC’s Investments in Treasuries, Cash and Cash Equivalents

UAC seeks to have the aggregate “notional” amount of the Asian Commodities Interests it holds approximate at all times UAC’s aggregate NAV. At any given time, however, most of UAC’s investments will be in short-term Treasuries, cash and/or cash equivalents that support UAC’s positions in Asian Commodities Interests. For example, the purchase of a Futures Contract with a stated or notional amount of $10 million would not require UAC to pay $10 million upon entering into the contract; rather, only a margin deposit, generally of 5% – 30% of the notional amount, would be required. To secure its obligations under Futures Contracts, UAC would deposit the required margin with the FCM and would separately hold its remaining assets through its Custodian in Treasuries, cash and/or cash equivalents. Such remaining assets may be used to meet future margin payments that UAC is required to make on its Futures Contracts. Other Asian Commodities-Related Investments typically also involve collateral requirements that represent a small fraction of their notional amounts, so most of UAC’s assets dedicated to Other Asian Commodities-Related Investments will also be held in Treasuries, cash and cash equivalents.

UAC earns income from the Treasuries and/or cash equivalents that it purchases and on the cash it holds through the Custodian. The Sponsor anticipates that the earned income will increase UAC’s NAV. UAC applies the earned income to the acquisition of additional investments or uses it to pay its expenses. If UAC reinvests the earned income, it makes investments that are consistent with its investment objective.

What are the Trading Policies of UAC?

Options on Futures Contracts

In addition to Futures Contracts, there are also a number of options on Futures Contracts listed on the Futures Exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodities market. UAC may purchase and sell (write) options on Futures Contracts in pursuing its investment objective, except that it will not sell call options when it does not own the underlying Futures Contract. UAC would make use of options on Futures Contracts when the ability to invest in Futures Contracts is not available, and if, in the opinion of the Sponsor, such an approach would cause UAC to more closely track the Benchmark Futures Contract or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in commodity prices.

Liquidity

UAC invests only in Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in over-the-counter Asian Commodities Interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming UAC’s position.

Spot Commodities

While many of the Asian commodities futures contracts traded on different futures exchanges can be physically settled, UAC does not intend to take or make physical delivery. UAC may from time to time trade in Other Asian Commodities-Related Investments, including contracts based on the spot price of Asian commodities.

Leverage

The Sponsor endeavors to have the value of UAC’s Treasuries, cash and cash equivalents, whether held by UAC or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under UAC’s Asian Commodities Interests. Commodity pools’ trading positions in futures contracts or Other Asian Commodities-Related Investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a Futures Contract’s (or other commodity interest’s) entire market value. While the Sponsor does not intend to leverage UAC’s assets, it is not prohibited from doing so under the Trust Agreement.

Borrowings

Borrowings are not used by UAC unless it is required to borrow money in the event of physical delivery, if it trades in cash commodities, or for short-term needs created by unexpected redemptions. UAC does not plan to establish credit lines.

Pyramiding

UAC has not and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

Who are the Service Providers?

BBH & Co. is the registrar and transfer agent for the units. BBH & Co. is also the Custodian for UAC. In this capacity, BBH & Co. holds UAC’s Treasuries, cash and/or cash equivalents pursuant to a custodial agreement. In addition, the Custodian also serves as Administrator for UAC, performing certain administrative and accounting services and preparing certain SEC, CFTC and NFA reports on behalf of UAC. For these services, UAC pays fees to the Custodian as set forth in the table below.

BBH & Co.’s principal business address is 50 Milk Street, Boston, MA 02109-3661. BBH & Co. is a private bank founded in 1818, and is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. The Custodian is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§160-181, and is subject to regulation, supervision, and examination by the New York State Banking Department. The Custodian is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

UAC also employs ALPS Distributors, Inc. as Marketing Agent. The Sponsor pays the Marketing Agent an annual fee as set forth in the table below. In no event may the aggregate compensation paid to the Marketing Agent for distribution-related services in connection with the offering of units exceed ten percent (10%) of the gross proceeds of the offering.

The Marketing Agent’s principal business address is 1290 Broadway, Suite 1100, Denver, CO 80203. The Marketing Agent is a broker-dealer registered with FINRA and a member of the Securities Investor Protection Corporation.

UAC and the FCM, UBS USA, LLC (“UBS”) have into an Institutional Futures Client Account Agreement. This Agreement allows UBS to provide services to UAC in connection with the purchase and sale of Asian Commodities Interests that may be purchased or sold by or through UBS for UAC’s account. UAC will pay the FCM fees.

UBS Securities LLC (“UBS Securities”) principal business address is 677 Washington Blvd, Stamford, CT 06901. UBS Securities is a futures clearing broker for UAC. UBS Securities is registered in the US with the Financial Industry Regulatory Authority (“FINRA”) as a Broker- Dealer and with the CFTC as a FCM. UBS Securities is a member of various US futures and securities exchanges.

UBS is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its securities and commodities business that allege various violations of federal and state securities laws. UBS AG, the ultimate parent company to UBS Securities LLC, files annual reports and quarterly reports to the SEC in which it discloses material information about UBS matters, including information about any material litigation or regulatory investigations (http://www.ubs.com/1/e/investors/quarterly_reporting/2011.htm). Actions with respect to UBS Securities’ FCM business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/).

On June 27, 2007, the Securities Division of the Secretary of the Commonwealth of Massachusetts (“Massachusetts Securities Division”) filed an administrative complaint (the “Complaint”) and notice of adjudicatory proceeding against UBS Securities, captioned In The Matter of UBS Securities, LLC, Docket No. E-2007-0049, which alleged that UBS Securities violated the Massachusetts Uniform Securities Act (“the “Act”) and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities. On November 22, 2010, UBS Securities entered into a Consent Order and Settlement with the Massachusetts Securities Division, pursuant to which UBS Securities agreed to implementing a disclosure policy and retaining an independent consultant to monitor the policy. UBS Securities also paid a $100,000 fine.

In the summer of 2008, the Massachusetts Securities Division, Texas State Securities Board, and the New York Attorney General all brought actions against UBS Securities and UBS Financial Services, Inc. (“UBS Financial”), alleging violations of various state law anti-fraud provisions in connection with the marketing and sale of auction rate securities.

On August 8, 2008, UBS Securities and UBS Financial Services reached agreements with the SEC, the NYAG, the Massachusetts Securities Division and other state regulatory agencies represented by the North American Securities Administrators Association (“NASAA”) to restore liquidity to all remaining client’s holdings of auction rate securities by June 30, 2012. On October 2, 2008, UBS Securities and UBS Financial entered into a final consent agreement with the Massachusetts Securities Division settling all allegations in the Massachusetts Securities Division’s administrative proceeding against UBS Securities and UBS Financial with regards to the auction rate securities matter. On December 11, 2008, UBS Securities and UBS Financial executed an Assurance of Discontinuance in the auction rate securities settlement with the NYAG. On the same day, UBS Securities and UBS Financial finalized settlements with the SEC. UBS Securities and UBS Financial paid penalties of $75M to NYAG and an additional $75M to be apportioned among the participating NASAA states. In March 2010, UBS Securities and UBS Financial agreed on final settlement terms with NASAA, pursuant to which, UBS Securities and UBS Financial agreed to provide client liquidity up to an additional $200 million.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp. (NHHELCO). The complaint alleges fraudulent and unethical conduct in violation of New Hampshire state statues. On April 14, 2010, UBS Securities entered into a Consent Order resolving all of the Bureau’s claims. UBS Securities paid $750,000 to the Bureau for all costs associated with the Bureau’s investigation. UBS Securities entered a separate civil settlement with NHHELCO and provided a total financial benefit of $20M to NHHELCO.

On April 29, 2010, the CFTC issued an order with respect to UBS Securities and levied a fine of $200,000. The Order stated that on February 6, 2009, UBS Securities’ employee broker aided and abetted UBS Securities’ customer’s concealment of material facts from the New York Mercantile Exchange (“NYMEX”) in violation of Section 9(a)(4) of the CEA, 7 U.S.C. § 13(a)(4) (2006). Pursuant to NYMEX Rules, a block trade must be reported to NYMEX “within five minutes of the time of execution” consistent with the requirements of NYMEX Rule 6.21C(A)(6). Although the block trade in question was executed earlier in the day, UBS Securities’ employee broker aided and abetted its customer’s concealment of facts when, in response to the customer’s request to delay reporting the trade until after the close of trading, UBS Securities’ employee did not report the trade until after the close. Because the employee broker undertook his actions within the scope of his employment, pursuant to Section 2(a)(1)(B) of the CEA, 7 U.S.C. § 2(a)(1)(B) (2006), and Commission Regulation 1.2, 17 C.F.R. § 1.2 (2009), UBS Securities is liable for the employee broker’s aiding and abetting of its customer’s violation of Section 9(a)(4) of the CEA. The fine has been paid and the matter is now closed.

UBS Securities will act only as clearing broker for UAC and as such will be paid commissions for executing and clearing trades on behalf of UAC. UBS Securities has not passed upon the adequacy or accuracy of this prospectus. UBS Securities neither will act in any supervisory capacity with respect to the Sponsor nor participate in the management of the Sponsor or UAC.

UBS is not affiliated with UAC or the Sponsor. Therefore, UAC does not believe that UAC has any conflicts of interest with them or their trading principals arising from their acting as UAC’s FCM.

Neither, UBS nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of UAC.

Fees to be Paid by UAC

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of UAC’s total assets and subtracting any liabilities.

Fees and Compensation Arrangements with the Sponsor, Non-Affiliated Service Providers and the Trustee

Service Provider	Compensation Paid by UAC and the Sponsor
United States Commodity Funds LLC, Sponsor	0.90% of average NAV annually.*

BBH & Co., Inc., Custodian and Administrator	Minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to UAC and the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, an asset-based charge of (a) 0.06% for the first $500 million of UAC and the Related Public Funds’ combined assets, (b) 0.0465% for UAC and the Related Public Funds’ combined assets greater than $500 million but less than $1 billion, and (c) 0.035% once UAC and the Related Public Funds’ combined assets exceed $1 billion.**

ALPS Distributors, Inc., Marketing Agent	0.06% on average net assets up to $3 billion and 0.04% on average net assets in excess of $3 billion.**

UBS, Futures Commission Merchant and Clearing Broker	Approximately $4.00 per buy or sell; charges may vary.*

Wilmington Trust National Association, Trustee	$3,000.*

*	UAC pays this compensation.
**	The Sponsor pays this compensation.

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of UAC’s total assets and subtracting any liabilities.

Form of Units

Registered Form

Units are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring units in certificated form. The Administrator keeps a record of all Unitholders and holders of the units in certificated form in the registry (“Register”). The beneficial interests in such units are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the units. Instead, units are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the units outstanding at any time. Unitholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the units through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of units. DTC Participants acting on behalf of investors holding units through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Units are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Units

The units are only transferable through the book-entry system of DTC. Unitholders who are not DTC Participants may transfer their units through DTC by instructing the DTC Participant holding their units (or by instructing the Indirect Participant or other entity through which their units are held) to transfer the units. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in units with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Unitholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, UAC and each other series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or Unitholder of any particular series (such as UAC) asserts against the series a valid claim with respect to its indebtedness or units, the creditor or Unitholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of UAC and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of units in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, UAC or the Sponsor on behalf of the Trust or UAC, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over any Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of UAC and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of UAC.

Recognition of the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Unitholders against any loss of limited liability, the Trust Agreement provides that each written obligation undertaken by the Sponsor on behalf of the Trust or UAC shall give notice that the obligation is not binding upon the Unitholders individually but is binding only upon the assets and property of UAC, and no resort shall be had to the Unitholders’ personal property for satisfaction of such obligation. Furthermore, the Trust and UAC indemnify all Unitholders against any liability that such Unitholders might incur solely based on their status as Unitholders of one or more units (other than for taxes for which such Unitholder is liable under the Trust Agreement).

What is the Plan of Distribution?

Buying and Selling Units

Most investors buy and sell units of UAC in secondary market transactions through brokers. Units trade on the NYSE Arca under the ticker symbol “UAC.” Units are bought and sold throughout the trading day like other publicly traded securities. When buying or selling units through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow units held on your behalf.

Marketing Agent and Authorized Purchasers

The offering of UAC’s units is a best efforts offering. UAC will continuously offer Creation Baskets consisting of 50,000 units through the Marketing Agent, to Authorized Purchasers. Merrill Lynch Professional Clearing Corp. is expected to be the initial Authorized Purchaser. It is expected that on or about the effective date, the initial Authorized Purchaser will purchase one or more initial Creation Baskets of UAC at a per unit price which is expected to initially be $25.00. However, the Sponsor instead may purchase the initial Creation Basket from the Fund at the price of $25.00 per unit. In accordance with applicable requirements of Regulation M under the Securities Exchange Act of 1934, no Creation Baskets will be offered to Authorized Purchasers nor will units be listed for trading on the NYSE Arca until five business days has elapsed from the date of the Sponsor’s purchase of the initial Creation Basket. It is expected that the proceeds from the initial Creation Basket purchase will be invested on the last day of such five business day period and that the initial per unit net asset value of the Fund will be established as of 4:00 p.m. New York City time that day. Units offered in Creation Baskets on any subsequent day will be offered at the per unit NAV calculated shortly after the close of the core trading session on the NYSE Arca. The initial Creation Basket purchased by the Sponsor will be redeemable by the Sponsor on the same terms and conditions as those applicable to Authorized Purchasers.

Alternatively, in order to satisfy NYSE Arca listing standards that at least 100,000 units of UAC be outstanding, the Sponsor may purchase one or more of such Creation Baskets of UAC at the initial offering price of such units and hold it for an indefinite period of time. The Sponsor has agreed not to resell the units comprising each such basket except that it may require the initial Authorized Purchaser to repurchase all of these units at a per unit price equal to UAC’s per unit NAV, as the case may be, within 5 days following written notice from the Sponsor, subject to the conditions that (i) on the date of repurchase, the initial Authorized Purchaser must immediately redeem these units in accordance with the terms of the Authorized Purchaser Agreement and (ii) immediately following such redemption at least 100,000 units of UAC remain outstanding.

The initial offering price of $25.00 was set as an appropriate and convenient price that would facilitate secondary market trading of units, and the units of UAC acquired by the Sponsor in connection with its initial capital contribution were purchased at a price of $25.00 per unit. All Authorized Purchasers pay a $350 fee for each order to create one or more Creation Baskets, regardless of the number of Creation Baskets in the order. The Marketing Agent will receive, for its services as distributor to UAC, a fee at an annual rate of: 0.06% on UAC’s average net assets up to $3 billion; and 0.04% on UAC’s average net assets in excess of $3 billion; provided, however, that in no event may the aggregate compensation paid to the Marketing Agent for distribution-related services in connection with this offering of units exceed 10 percent (10%) of the gross proceeds of this offering. Additional underwriting compensation of $76,786 will be paid by the Sponsor.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of units.

The per unit price of units offered in Creation Baskets on any subsequent day will be the total NAV of UAC calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding units. An Authorized Purchaser is not required to sell any specific number or dollar amount of units.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, UAC. An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public units of any baskets it does create.

As of the date of this prospectus, Merrill Lynch Professional Clearing Corp. is the only Authorized Purchaser. We also expect there to be additional Authorized Purchasers for UAC. A list of Authorized Purchasers will be available from the Marketing Agent. Because new units can be created and issued on an ongoing basis, at any point during the life of UAC, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Purchaser will be a statutory underwriter with respect to the initial purchase of Creation Baskets. In addition, any purchaser who purchases units with a view towards distribution of such units may be deemed to be a statutory underwriter.

In addition, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from UAC, breaks the basket down into the constituent units and sells the units to its customers; or if it chooses to couple the creation of a supply of new units with an active selling effort involving solicitation of secondary market demand for the units. In contrast, Authorized Purchasers may engage in secondary market or other transactions in units that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to units that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with units that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The Sponsor intends any broker-dealers selling units will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

What Is the Flow of Units?

Calculating NAV

UAC’s NAV is calculated by:

•	Taking the current market value of its total assets,

•	Subtracting any liabilities, and

•	Dividing that total by the total number of outstanding units.

The Administrator calculates the NAV of UAC once each NYSE Arca trading day. The NAV for a particular trading day will be released after 4:00 p.m. New York time and will be available on www.unitedstatesasiancommoditiesbasket.com. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator uses the closing prices on the relevant Futures Exchanges of the Benchmark Futures Contracts (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the Futures Exchanges, but calculates or determines the value of all other UAC investments using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time in accordance with the current Administrative Agency Agreement among BBH & Co., Inc., UAC and the Sponsor. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by UAC in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to UAC for use by investors and market professionals, the NYSE Arca will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing NAV per unit of UAC as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Benchmark Futures Contract as reported by Bloomberg, L.P. or another reporting service.

The indicative fund value unit basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day values of UAC’s investments.

The indicative fund value will be disseminated by one or more major market data vendors at least every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the Futures Exchanges vary, with some Futures Exchanges ending their trading hours before the close of the core trading session on NYSE Arca (for example, the normal trading hours of the NYMEX are 10:00 a.m. New York time to 2:30 p.m. New York time). When UAC holds Futures Contracts from Futures Exchanges with different trading hours than the NYSE Arca there will be a gap in time at the beginning and/or the end of each day during which UAC’s units are traded on the NYSE Arca, but real-time Futures Exchange trading prices for Futures Contracts traded on such Futures Exchanges are not available. During such gaps in time the indicative fund value will be calculated based on the end of day price of such Futures Contracts from the relevant Futures Exchanges immediately preceding trading session. In addition, other Futures Contracts, Other Asian Commodities-Related Investments and Treasuries held by UAC will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative fund value.

The NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the NYSE Arca’s website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of units on the NYSE Arca. Investors and market professionals will be able throughout the trading day to compare the market price of UAC and the indicative fund value. If the market price of UAC’s units diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if UAC appears to be trading at a discount compared to the indicative fund value, a market professional could buy UAC’s units on the NYSE Arca and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of UAC and the indicative fund value and thus can be beneficial to all market participants.

Creation and Redemption of Units

UAC creates and redeems units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to UAC or the distribution by UAC of the amount of Treasuries and/or cash equal to the combined NAV of the number of units included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and/or cash required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Unitholder or Authorized Purchaser. Authorized Purchasers pay a transaction fee of $350 to the Sponsor for each order they place to create or redeem one or more baskets. Authorized Purchasers who make deposits with UAC in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of units.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical commodity and the Commodity Interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell commodities or Asian Commodities Interests and may profit in these instances. The Sponsor believes that the size and operation of the commodities market make it unlikely that Authorized Purchasers’ direct activities in the commodities or securities markets will significantly affect the price of commodities, Asian Commodities Interests, or UAC’s units.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which a Futures Contract is traded is closed for regular trading. Purchase orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit Treasuries, cash or a combination of Treasuries and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a creation request.

The manner by which creations are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a purchase order, an Authorized Purchaser agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of the Fund, and (2) if required by the Sponsor in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter transaction (through itself or a designated acceptable broker) with the fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Purchaser fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by the Sponsor, in its sole discretion, to meet UAC’s investment objective and shall be purchased as a result of the Authorized Purchaser’s purchase of units.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of UAC (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of units to be created under the purchase order is in proportion to the total number of units outstanding on the purchase order date. The Sponsor determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to UAC’s account with the Custodian the required amount of Treasury Securities and/or cash by noon New York time on the third business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the third business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of UAC shall be borne by solely by the Authorized Purchaser.

Because orders to purchase baskets must be placed by 10:30 a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. UAC’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent shall have the absolute right, but shall have no obligation, to reject any purchase order or Creation Basket Deposit if the Sponsor determines that:

•	the purchase order or Creation Basket Deposit is not in proper form;

•	it would not be in the best interest of the Unitholders;

•	due to position limits or otherwise, investment alternatives that will enable UAC to meet its investment objective are not available to UAC at that time;

•	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to UAC or its Unitholders;

•	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

•

circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process creations of Creation Baskets (including if the Sponsor determines that the investments available to UAC at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Unitholder to redeem any units in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser.

By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to UAC not later than noon New York time on the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order.

The manner by which redemptions are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a redemption order, an Authorized Purchaser agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Custodian no later than 3:00 p.m. New York time on the third business day following the effective date of the redemption order (“Redemption Order Date”), and (2) if required by the Sponsor in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter transaction (through itself or a designated acceptable broker) with the Fund for the purchase of a number and type of Futures Contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Purchaser fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by the Sponsor, in its sole discretion, to meet UAC’s investment objective and shall be sold as a result of the Authorized Purchaser’s sale of units.

Determination of Redemption Distribution

The redemption distribution from UAC will consist of a transfer to the redeeming Authorized Purchaser of an amount of Treasuries and/or cash that is in the same proportion to the total assets of UAC (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of units to be redeemed under the redemption order is in proportion to the total number of units outstanding on the date the order is received. The Sponsor, directly or in consultation with the Administrator, determines the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from UAC will be delivered to the Authorized Purchaser on the third business day following the redemption order date if, by 3:00 p.m., New York time on such third business day, UAC’s DTC account has been credited with the baskets to be redeemed. If UAC’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if UAC receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to UAC’s DTC account by 3:00 p.m., New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to UAC’s DTC account by 3:00 p.m., New York time on the third business day following the redemption order date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or any of the Futures Exchanges upon which a Futures Contract is traded is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the Futures Exchanges is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Unitholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of UAC’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating UAC’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the units to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of units being redeemed would reduce the remaining outstanding units to 100,000 units (i.e., two baskets) or less.

Creation and Redemption Transaction Fee

To compensate the Sponsor for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $350 per order to create or redeem baskets, regardless of the number of baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the creation or redemption of baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and UAC if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, UAC will create and redeem units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to UAC or the distribution by UAC of the amount of Treasuries and/or cash equal to the aggregate NAV of the number of units included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public units of any baskets it does create. Authorized Purchasers that do offer to the public units from the baskets they create will do so at per-unit offering prices that are expected to reflect, among other factors, the trading price of the units on the NYSE Arca, the NAV of UAC at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the units at the time of the offer of the units to the public, the supply of and demand for units at the time of sale, and the liquidity of the Futures Contract market and the market for Other Asian Commodities-Related Investments. The prices of units offered by Authorized Purchasers are expected to fall between UAC’s NAV and the trading price of the units on the NYSE Arca at the time of sale. Units initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Units are expected to trade in the secondary market on the NYSE Arca. Units may trade in the secondary market at prices that are lower or higher relative to their NAV per unit. The amount of the discount or premium in the trading price relative to the NAV per unit may be influenced by various factors, including the number of investors who seek to purchase or sell units in the secondary market and the liquidity of the Futures Contract market and the market for Other Asian Commodities-Related Investments. While the units trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Futures Contracts and Other Asian Commodities-Related Investments may be reduced after the close of the Futures Exchanges upon which the Futures Contracts are traded. As a result, during this time, trading spreads, and the resulting premium or discount, on the units may widen.

Use of Proceeds

The Sponsor will cause UAC to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. The Sponsor will invest UAC’s assets in Futures Contracts and Other Asian Commodities-Related Investments, short-term Treasuries, cash and cash equivalents. When UAC purchases Futures Contracts and certain Other Asian Commodities-Related Investments that are exchange-traded, UAC will be required to deposit with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Asian Commodities Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in over-the-counter contracts will generally impose similar collateral requirements on UAC. The Sponsor will invest UAC’s assets that remain after margin and collateral is posted in short-term Treasuries, cash and/or cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with FCMs or other custodians;

•	used for other investments; and

•	held in bank accounts to pay current obligations and as reserves.

In general, UAC expects that it will be required to post between 5% and 30% of the notional amount of a Futures Contract as initial margin when entering into such Futures Contract. Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter contracts based on changes in the value of such contracts. Furthermore, ongoing collateral requirements with respect to over-the-counter contracts are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Futures Contract, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and over-the-counter contracts and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of UAC’s assets will be posted as margin or collateral at any given time. The Treasuries, cash and cash equivalents held by UAC will constitute reserves that will be available to meet ongoing margin and collateral requirements. All income will be used for UAC’s benefit.

A FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to UAC to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

UAC’s assets posted as margin for Futures Contracts will be held in segregation pursuant to the Commodity Exchange Act and CFTC regulations. Collateral posted in connection with over-the-counter contracts held with UAC’s FCM will be similarly segregated and if held with other counterparties will be segregated pursuant to contract between UAC and its counterparties.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Trust’s application of these policies involves judgments and actual results may differ from the estimates used.

The Sponsor has evaluated the nature and types of estimates that it will make in preparing UAC’s financial statements and related disclosures once UAC commences operations. The Sponsor has determined that the valuation of Asian Commodity Interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over-the-counter contracts) involves a critical accounting policy. While not currently applicable to UAC given the fact that it is not currently involved in trading activities, the values which will be used by UAC for the Futures Contracts will be provided by the commodity broker who will use market prices when available, while over-the-counter contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date. Values will be determined on a daily basis.

Liquidity and Capital Resources

UAC does not anticipate making use of borrowings or other lines of credit to meet its obligations. It is anticipated that UAC will meet its liquidity needs in the normal course of business from the proceeds of the sale of its investments or from the cash, cash equivalents and/or the Treasuries that it intends to hold at all times.

UAC’s liquidity needs include: redeeming units, providing margin deposits for existing Futures Contracts or the purchase of additional Futures Contracts, posting collateral for over-the-counter contracts, and payment of expenses, summarized below under “Contractual Obligations.”

UAC will generate cash primarily from (i) the sale of Creation Baskets and (ii) interest earned on cash, cash equivalents and its investments in Treasuries. Once UAC begins trading activities, it is anticipated that all of the net assets of UAC will be allocated to trading in Asian Commodity Interests. Most of the assets of UAC will be held in Treasuries, cash and/or cash equivalents that could or will be used as margin or collateral for trading in Asian Commodity Interests. The percentage that such assets will bear to the total net assets will vary from period to period as the market values of the Asian Commodity Interests change. Interest earned on interest-bearing assets of UAC will be paid to UAC.

The investments of UAC in Asian Commodity Interests will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, the NYMEX limits the fluctuations in Futures Contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a Futures Contract has increased or decreased by an amount equal to the daily limit, positions in the contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Such market conditions could prevent UAC from promptly liquidating a position in Futures Contracts.

To date, all of the expenses of the UAC have been funded by Sponsor. If UAC is unsuccessful in raising sufficient funds to cover its expenses and its portion of the Trust’s expenses, or in locating any other source of funding, UAC may terminate and its Unitholders may lose all or part of their investment.

Market Risk

Trading in Asian Commodity Interests such as the Futures Contracts will involve UAC entering into contractual commitments to purchase or sell specific amounts of commodities at a specified date in the future. The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of UAC because it intends to close out any open positions prior to settlement. As a result, UAC should be subject only to the risk of loss arising from the change in value of the contracts, not from the need to make delivery under the contracts. UAC considers the “fair value” of its derivative instruments to be the unrealized gain or loss on the contracts. The market risk associated with the commitment by UAC to purchase a specific commodity will be limited to the aggregate face amount of the contacts held.

The exposure of UAC to market risk will depend on a number of factors including the markets for commodities, the volatility of interest rates and foreign exchange rates, the liquidity of the Asian Commodity Interest markets and the relationships among the contracts held by UAC. The lack of experience of the Sponsor in utilizing its model to trade in Asian Commodity Interests in a manner that tracks changes in the changes in the price of the Futures Basket, as well as drastic market occurrences, could ultimately lead to the loss of all or substantially all of a Unitholder’s investment.

Credit Risk

When UAC enters into Futures Contracts and Other Asian Commodity-Related Investments, it will be exposed to the credit risk that the counterparty will not be able to meet its obligations. For instance, the counterparty for the Futures Contracts traded on ICE Futures is the clearinghouse associated with ICE Futures. In general, clearinghouses are backed by their members who may be required to participate in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk. Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions. Unlike in the case of exchange-traded Futures Contracts, the counterparty to an over-the-counter contract is generally a single bank or other financial institution. As a result, there will be greater counterparty credit risk in over-the-counter contract transactions. There can be no assurance that any counterparty, clearing house, or their financial backers will satisfy their obligations to UAC.

The Sponsor will attempt to manage the credit risk of UAC by following certain trading limitations and policies. In particular, UAC intends to post margin and collateral and/or hold liquid assets that will be equal to approximately the face amount of the Asian Commodity Interests it holds. The Sponsor will implement procedures that will include, but will not be limited to, executing and clearing trades and entering into over-the-counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of UAC to limit its credit exposure.

Any commodity broker for UAC, when acting as the futures commission merchant in accepting orders to purchase or sell Futures Contracts on United States exchanges, will be required by CFTC regulations to separately account for and segregate as belonging to UAC all of UAC’s assets that relate to domestic Futures Contract trading. These commodity brokers are not allowed to commingle the assets of UAC with the commodity broker’s other assets. In addition, the CFTC requires commodity brokers to hold in a secure account the assets of UAC related to foreign Futures Contract trading.

Off Balance Sheet Financing

As of the date of this prospectus, neither the Trust nor UAC have any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of UAC. While UAC’s exposure under these indemnification provisions cannot be estimated, they are not expected to have a material impact on UAC’s financial positions.

Redemption Basket Obligation

Other than as necessary to meet the investment objective of UAC and pay its contractual obligations described below, UAC will require liquidity to redeem Redemption Baskets. UAC intends to satisfy this obligation through the transfer of its cash (generated, if necessary, through the sale of Treasuries) in an amount proportionate to the number of units being redeemed, as described above under “Redemption Procedures.”

Contractual Obligations

UAC’s primary contractual obligation will be with the Sponsor and certain other service providers. UAC is obligated to pay the Sponsor a management fee at an annual rate of 0.90% of its average daily net assets and paid monthly. UAC will also be responsible for all ongoing fees, costs and expenses of its operations, including:

•	brokerage and other fees and commissions incurred in connection with the trading activities of UAC;

•	expenses incurred in connection with registering additional units of UAC or offering units of UAC after the time any units of UAC have begun trading on the NYSE Arca;

•

the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities;

•	fees and expenses associated with compensation to the directors of the Sponsor;

•	payment for routine services of the Trustee, legal counsel and independent accountants;

•	payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by affiliates of the Sponsor;

•	postage and insurance, including directors and officers’ liability insurance for the Sponsor;

•	costs and expenses associated with client relations and services;

•	the payment of any distributions related to redemption of units;

•	payment of all federal, state, local or foreign taxes payable on the income, assets or operations of UAC and the preparation of all tax returns related thereto; and

•

extraordinary expenses (including, but not limited to, indemnification of any person against liabilities and obligations to the extent permitted by law and required under the Trust Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

The Sponsor bears the costs and expenses incurred in connection with the formation, qualification and registration of the Trust, UAC and the units of UAC under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or UAC or the offering of UAC’s units prior to the time such units begin trading on the NYSE Arca, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing this prospectus and the exhibits hereto, (iii) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the units of UAC, (iv) travel, telephone and other expenses in connection with the offering and issuance of the units of UAC, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with the preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vii) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by affiliates of the Sponsor.

While the Sponsor has agreed to pay registration fees to the SEC, FINRA, NYSE Arca or any other regulatory agency or exchange in connection with the offer and sale of the units offered through this prospectus and the legal, printing, accounting and other expenses associated with such registrations, UAC will be responsible for any registration fees and related expenses incurred in connection with any future offer and sale of its units in excess of those offered through this prospectus.

UAC pays its own brokerage and other transaction costs. UAC will pay fees to FCMs in connection with its transactions in futures contracts. FCM fees are estimated to be 0.04% annually for UAC. This estimate is based on the number of Futures Contracts the Sponsor would have to purchase each month based on an average value of $72,596 for the Futures Contracts as of December 31, 2011. These amounts may be higher or lower once UAC commences operations. In general, transaction costs on Asian Commodity Interests and on Treasuries and other short-term securities will be embedded in the purchase or sale price of the instrument being purchased or sold, and may not readily be estimated. The Sponsor may, in its discretion, pay or reimburse UAC for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by UAC.

The parties cannot anticipate the amount of payments that will be required under these arrangements for future periods as UAC’s NAV and trading levels to meet their respective investment objectives will not be known until a future date. These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of UAC’s existence. The parties may terminate these agreements earlier for certain reasons listed in the agreements.

Implications of Being an Emerging Growth Company

As a company with less than $1 billion in revenue during its last fiscal year, UAC qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, UAC may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

•	Reduced disclosure about executive compensation arrangements.

•

Exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that UAC’s independent registered public accounting firm provide an attestation report on the effectiveness of UAC’s internal control over financial reporting.

•

Ability to delay adopting new or revised accounting standards until such time as those standards apply to private companies. (UAC has irrevocably elected not to avail itself of this exemption from new or revised accounting standards and, therefore, UAC will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.)

UAC would remain an emerging growth company until the earliest of: (i) the last day of the fiscal year in which UAC has total annual gross revenues of $1 billion or more; (ii) the last day of UAC’s fiscal year following the fifth anniversary of the date of UAC’s first sale of common equity securities (i.e., units) pursuant to an effective registration statement; (iii) the date on which UAC has issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which UAC is deemed to be a “large accelerated filer” (with at least $700 million in public float).

UAC has made the determination not to take advantage of any exemptions available to emerging growth companies. Therefore, UAC will be subject to the same disclosure and reporting obligations as other public companies that are not emerging growth companies.

The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase units. The will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Fund’s and the Related Public Funds’ ability to achieve their investment objectives.

UAC and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain UAC’s asset size, in order to preserve its fee income and this may not always be consistent with UAC’s objective (before fees and expenses) of having the daily changes in the value of its units’ NAV reflect the daily change in percentage terms the price of Futures Basket. The officers, directors and employees of the Sponsor do not devote their time exclusively to UAC or the Related Public Funds. These persons are directors, officers or employees of other entities, which may compete with UAC or the Related Public Funds for their services. They could have a conflict between their responsibilities to the Fund and to the Related Public Funds. The Sponsor believes that it has sufficient personnel, time, and working capital to discharge its responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to UAC. See “Risk Factors — UAC’s Operating Risks” for disclosure relating to the time commitments of the principals of the Sponsor.

The Sponsor has adopted policies that prohibit the principals, officers, directors and employees of the Sponsor from trading futures and related contracts for their own account. In addition, the Sponsor has adopted a Code of Business Conduct and Ethics to ensure that the officers, directors, and employees of the Sponsor and its affiliates do not engage in trades that will harm the Fund or the Unitholders. The Sponsor has also adopted Corporate Governance Policy. If these provisions are not successful, Unitholders may be harmed in that such trades could affect the prices of the Futures Contracts purchased by UAC, which could affect UAC’s ability to track the price of the Futures Basket.

The Sponsor has sole current authority to manage the investments and operations of UAC, and this may allow it to act in a way that furthers its own interests, which may create a conflict with your best interests. Unitholders have very limits voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in UAC’s basic investment objective, dissolution of the Trust, or the sale or distribution of UAC’s assets.

The Sponsor serves as the Sponsor or general partner to the Related Public Funds, as well as of other funds that have yet to offer securities to the public or begin operations. The Sponsor may have a conflict to the extent that its trading decisions for UAC or a Related Public Fund may be influenced by the effect they would have on the Fund and the Related Public Funds. By way of example, if the CFTC or the CBOT imposed position limits limiting the total number of futures contracts on corn that could be held by all of the funds operated by the Sponsor, then the Sponsor could find itself in a position of rationing each individual fund as to how many corn contracts it can hold. The Sponsor could have a conflict in deciding which fund will be allowed to buy more corn contracts and which fund might have to forego purchasing more corn contracts.

In addition, the Sponsor is required to indemnify its officers and directors, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, then the Sponsor may terminate and you could lose your investment.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust, the Fund or any Unitholder or any other Person, on the other hand, the Sponsor shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Security Ownership of Certain Beneficial Owners and Management

Security ownership by certain beneficial owners and management is defined by (i) those persons who directly or indirectly own, control or hold with the power to vote, 5% or more of the outstanding units of UAC and those individuals that serve as executive officers of the Fund or directors of the Sponsor.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated by footnote, the address for each executive officer of the Fund is United States Commodity Funds Trust I, 1999 Harrison Street, Suite 1530, Oakland California 94612.

Currently, there are no executive officers or directors of the Sponsor who beneficially own any units of UAC.

Interests of Named Experts and Counsel

The Sponsor has employed Reed Smith LLP (“Reed Smith”) to assist in the preparation of this prospectus. Neither the law firm nor any other expert hired by UAC to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the Sponsor, Marketing Agent, Authorized Purchasers, Custodian, Administrator or other service providers to UAC.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

Those conditions require that no indemnification of the Sponsor or any underwriter for UAC may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust and UAC keep their books of record and account at the office of the Sponsor located at 1999 Harrison Street, Suite 1530, Oakland California 94612, or at the offices of the Administrator located at 40 Water Street, Boston, MA, 02109, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of UAC are open to inspection by any Unitholder (or any duly constituted designee of a Unitholder) at all times during the usual business hours of UAC upon reasonable advance notice to the Sponsor to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Unitholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Unitholders

The Trust will publish on its website monthly reports and will deliver to Unitholders based on its tax records annual reports (as of the end of each fiscal year) for UAC as are required to be provided to Unitholders by the CFTC and the NFA. Monthly reports will contain certain unaudited financial information regarding UAC, including UAC’s NAV, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Sponsor will furnish to the Unitholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for UAC with the SEC, which need not be sent to Unitholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on UAC’s website www.unitedstatesasiancommoditiesbasketfund.com.

The Sponsor is responsible for the registration and qualification of the units under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select. The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of UAC’s financial statements will be furnished by the Trust to Unitholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for UAC, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

The Administrator, 50 Milk Street, Boston, MA 02109-3661, as representative of the Trust and UAC, will provide tax information in accordance with applicable U.S. Treasury Regulations relating to information reporting with respect to widely held fixed investment trusts. Persons treated as middlemen for purposes of these regulations may obtain tax information regarding UAC from the Administrator or from UAC’s website, www.unitedstatesasiancommoditiesbasketfund.com.

Fiscal Year

The fiscal year of UAC is the calendar year. The Sponsor may select an alternate fiscal year at a later date.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, UAC, DTC (as registered owner of UAC’s global certificate for units) and the Unitholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, UAC and DTC and, by accepting units, each DTC Participant and each Unitholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust or UAC.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or UAC, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Reed Smith LLP has been retained to advise the Trust and the Sponsor with respect to the units being offered hereby and has passed upon the validity of the units being issued hereunder. Reed Smith LLP has also provided the Sponsor with its opinion with respect to federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, has audited the financial statements of the Trust and UAC at December 31, 2012 and December 31, 2011 that appear herein. The Financial Statements are included herein in reliance upon the reports of Spicer Jeffries LLP on March 26, 2013 and April 11, 2013, given on its authority of such firm as experts in accounting and auditing.

Privacy Policy

UAC and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in units of UAC.

UAC and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, UAC and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

UAC and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom UAC and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of UAC and the Sponsor’s current Privacy Policy is provided to investors annually and is also available upon request.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of units of UAC, and the U.S. federal income tax treatment of UAC, as of the date hereof. In general, this discussion is applicable to a Unitholder who holds its units as a capital asset.

This summary does not purport to be a complete description of the income tax considerations applicable to an investment in units. For example, we have not described tax consequences that may be relevant to certain types of Unitholders subject to special treatment under United States federal income tax laws, including dealers or traders in securities, commodities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding units as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, or holders of units whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor has received the opinion of Reed Smith, counsel to the Trust, that, subject to the conditions, limitations and assumptions stated in this discussion, the material U.S. federal income tax consequences to UAC and to U.S. Unitholders and Non-U.S. Unitholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Reed Smith has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and the Sponsor. This opinion is not binding on the Internal Revenue Service (“IRS”). No ruling has been requested from the IRS with respect to any matter affecting UAC or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Unitholder” means a Unitholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Unitholder” is a holder that is not a U.S. Unitholder. If a partnership holds our units, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your own tax advisor regarding the tax consequences.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN UNITS, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Status of the Trust and UAC

The Trust is organized and operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and UAC’s status as a series of that trust, due to the nature of its activities, UAC will be treated as a partnership rather than a trust for United States federal income tax purposes. In addition, the trading of units on the NYSE Arca will cause UAC to be classified as a “publicly traded partnership” for federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as UAC) that is not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence. For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps and other notional principal contracts with respect to commodities. In connection with the opinion provided by Reed Smith, the Trust and the Sponsor have represented, among other things, the following to Reed Smith:

•

At least 90% of UAC’s gross income for each taxable year will be derived from (i) income and gains from commodities (not held as inventory) or futures, forwards, options, OTC swap transactions, cleared swaps and other notional principal contracts with respect to commodities, and (ii) interest income;

•	UAC is organized and will be operated in accordance with its governing documents and applicable law; and

•	UAC has not elected, and UAC will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Reed Smith is of the opinion that UAC will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. UAC’s taxation as a partnership rather than a corporation will require the Sponsor to conduct UAC’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that UAC’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Reed Smith will not review UAC’ ongoing compliance with these requirements and will have no obligation to advise the Trust, UAC or UAC’s Unitholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If UAC failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case UAC could be required to pay over amounts determined by the IRS), UAC would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, Unitholders of UAC would not report their share of UAC’s income or loss on their returns. In addition, any distributions to Unitholders would be treated as ordinary dividends to the extent of UAC’s current and accumulated earnings and profits. To the extent a distribution exceeded UAC’s earnings and profits, it would be treated as a return of capital up to the amount of a Unitholder’s basis in its units and thereafter as gain from the sale of units. Accordingly, if UAC were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in UAC and on the value of the units.

The remainder of this summary assumes that UAC is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Unitholders

Tax Consequences of Ownership of Units

Taxation of UAC’s Income. No U.S. federal income tax is paid by UAC on its income. Instead, UAC files annual partnership returns, and each U.S. Unitholder is required to report on its U.S. federal income tax return its allocable share of UAC’s income, gain, loss, deduction and credit reported on UAC’s partnership return. These items must be reported without regard to the amount (if any) of cash or property the Unitholder receives as a distribution from UAC during the taxable year. As a result, if, for example, UAC recognizes ordinary income in the form of interest on Treasury Securities and other investments, and net capital gain from Futures Contracts and Other Asian Commodities-Related Investments for a taxable year, Unitholders must report their share of these items regardless of whether UAC makes any distributions to Unitholders. Consequently, a Unitholder may be

taxed on income or gain recognized by UAC but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Unitholder that is allocated income or gain from a Fund will be required to pay taxes on its allocable share of such income or gain from sources other than UAC distributions.

Monthly Conventions for Allocations of UAC’s Profit and Loss and Capital Account Restatement.

Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners.

Subject to the discussion below, concerning certain conventions to be used by UAC, allocations of UAC income pursuant to the Trust Agreement should be considered as having substantial economic effect or as being in accordance with a Unitholder’s interest in UAC.

In situations where a partner’s interest in a partnership is sold or otherwise transferred during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. UAC intends to allocate tax items using an interim closing of the books method under which income, gain, loss, deductions and credits will be determined on a monthly basis, taking into account UAC’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during the taxable year will then be allocated among the holders of units in proportion to the number of units owned by them as of the close of business on the last trading day of the previous month (the “monthly allocation convention”).

Under the monthly allocation convention, if an investor who held a unit as of the close of business on the last trading day of the previous month disposes of a unit during the current month, such investor will be treated for purposes of making allocations as if it owned the unit throughout the current month. For example, an investor who buys a unit on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May) but will not be allocated any of the tax items attributable to April. The tax items attributable to that unit for April will be allocated to the person who is the actual or deemed holder of the unit as of the close of business on the last trading day of March. Under the monthly convention, an investor who purchases and sells a unit during the same month, and therefore does not hold (and is not deemed to hold) the unit at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that unit for any period. Accordingly, investors may receive no allocations with respect to units that they actually held, or may receive allocations with respect to units attributable to periods that they did not actually hold the units. Investors who hold a unit on the last trading day of the first month of UAC’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the unit.

By investing in units, a U.S. Unitholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Unitholders by the Trust.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, UAC generally will credit or debit the “book” capital accounts of its existing Unitholders with any unrealized gain or loss, on UAC’s assets. For this purpose, unrealized gain or loss will be computed based on the lowest fair market value of UAC’s assets during the month in which units are issued or redeemed, which may be different than the value of the assets at the time of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the differences between the tax basis and fair market value of assets of UAC at the time new units are issued or outstanding units are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Unitholders any unrealized appreciation or depreciation in UAC’s assets existing at the time of a contribution or redemption for book and tax purposes.

The Sponsor believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with Unitholders’ interests in UAC for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with a semi-monthly method permitted under recently proposed Treasury Regulations., as well as the legislative history for the provisions that requires allocations to appropriately reflect changes in ownership interests. It is possible that the IRS could successfully challenge UAC’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a Unitholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. The Sponsor is authorized to revise our allocation method to conform to the requirements of future Treasury Regulations.

The conventions used by UAC in making tax allocations may cause a Unitholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by UAC during the period it held its units. This mismatch between taxable and economic income and loss in some cases may be temporary, reversing itself in a later year when the units are sold, but could be permanent. For example, a Unitholder could be allocated income accruing before it purchased its units, resulting in an increase in the basis of the units (see “Tax Basis of Units”, below). On a subsequent disposition of the units, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 election. UAC intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of units occurs, UAC adjusts the purchaser’s proportionate share of the tax basis of its assets to fair market value, as reflected in the price paid for the units, as if the purchaser had directly acquired an interest in UAC’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for units and the tax bases of UAC’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of units may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost effective manner, UAC will use certain simplifying conventions and assumptions. In particular, UAC will obtain information regarding secondary market transactions in its units and use this information to make adjustments to Unitholders’ basis in UAC’s assets. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Unitholders.

Section 1256 Contracts. Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60 – 40 treatment”).

Many of UAC’s Futures Contracts and some of its Other Asian Commodities-Related Interests will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to-market of UAC’s section 1256 contracts will be subject to 60-40 treatment and allocated to Unitholders in accordance with the monthly allocation convention.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Unitholders by UAC, including but not limited to those described below.

A Unitholder’s deduction of its allocable share of any loss of UAC is limited to the lesser of (1) the tax basis in its units or (2) in the case of a Unitholder that is an individual or a closely held corporation, the amount that the Unitholder is considered to have “at risk” with respect to UAC’s activities. In general, the amount at risk will be a Unitholder’s invested capital. Losses in excess of the lesser of tax basis or the amount at risk must be deferred until years in which UAC generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe the management fees that UAC pays to the Sponsor and other expenses of UAC constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate Unitholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Unitholder will generally include any interest accrued by UAC and any interest paid or accrued on direct borrowings by a Unitholder to purchase or carry its units, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that UAC allocates losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your units. As one example, you could be allocated and required to pay tax on your share of interest income accrued by UAC for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because of the limitations discussed above. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your units. Unitholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of UAC’s losses and expenses.

Tax Basis of Units

A Unitholder’s tax basis in its units is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its units, (2) the amount of non-taxable distributions that it may receive from UAC, and (3) its ability to utilize its distributive share of any losses of UAC on its tax return. A Unitholder’s initial tax basis of its units will equal its cost for the units plus its share of UAC’s liabilities (if any) at the time of purchase. In general, a Unitholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of UAC as to which the Unitholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of UAC that are not partner nonrecourse liabilities as to any Unitholder.

A Unitholder’s tax basis in its units generally will be (1) increased by (a) its allocable share of UAC’s taxable income and gain and (b) any additional contributions by the Unitholder to UAC and (2) decreased (but not below zero) by (a) its allocable share of UAC’s tax deductions and losses and (b) any distributions by UAC to the Unitholder. For this purpose, an increase in a Unitholder’s share of UAC’s liabilities will be treated as a contribution of cash by the Unitholder to UAC and a decrease in that share will be treated as a distribution of cash by UAC to the Unitholder. Pursuant to certain IRS rulings, a Unitholder will be required to maintain a single, “unified” basis in all units that it owns. As a result, when a Unitholder that acquired its units at different prices sells less than all of its units, such Unitholder will not be entitled to specify particular units (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its units to the units sold.

Treatment of UAC Distributions.

If UAC makes non-liquidating distributions to Unitholders, such distributions generally will not be taxable to the Unitholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain adjustments) of marketable securities distributed exceeds the Unitholder’s adjusted basis of its interest in UAC immediately before the distribution. Any cash distributions in excess of a Unitholder’s tax basis generally will be treated as gain from the sale or exchange of units.

Constructive Termination of the Partnership. UAC will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its units within a 12-month period. A termination would result in the closing of UAC’s taxable year for all Unitholders. In the case of a Unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of UAC’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Units

If a Unitholder sells its units, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the units sold. A Unitholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any UAC debt outstanding.

Gain or loss recognized by a Unitholder on the sale or exchange of units held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow Unitholders to identify and use the actual holding periods for the units sold for purposes of determining whether the gain or loss recognized on a sale of units will give rise to long-term or short-term capital gain or loss. It is expected that most Unitholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for units sold. If a Unitholder fails to make the election or is not able to identify the holding periods of the units sold, the Unitholder may have a split holding period in the units sold. Under such circumstances, a Unitholder will be required to determine its holding period in the units sold by first determining the portion of its entire interest in UAC that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Unitholder would then treat each unit sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in UAC.

Under Section 751 of the Code, a portion of a Unitholder’s gain or loss from the sale of units (regardless of the holding period for such units), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by UAC. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by UAC.

If some or all of a Unitholder’s units are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Unitholder may be considered as having made a taxable disposition of the loaned units, in which case:

•	the Unitholder may recognize taxable gain or loss to the same extent as if it had sold the units for cash;

•	any of UAC’s income, gain, loss or deduction allocable to those units during the period of the loan will not be reportable by the Unitholder for tax purposes; and

•	any distributions the Unitholder receives with respect to the units under the loan agreements will be fully taxable to the Unitholder, most likely as ordinary income.

Unitholders desiring to avoid these and other possible consequences of a deemed disposition of their units should consider modifying any applicable brokerage account agreements to prohibit the lending of their units.

Other Tax Matters

Information Reporting. The Trust will report tax information to the beneficial owners of units and the IRS. Unitholders of UAC are treated as partners for federal income tax purposes. Accordingly, UAC will furnish its Unitholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Unitholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we will treat as a Unitholder any person whose units are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the units.

Persons who hold an interest in UAC as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of units acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Code for failure to report such information to UAC. The nominee is required to supply the beneficial owner of the units with the information furnished to UAC.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by UAC. Adjustments resulting from any such audit may require each Unitholder to adjust a prior year’s tax liability and could result in an audit of the Unitholder’s own return. Any audit of a Unitholder’s return could result in adjustments of non-partnership items as well as UAC partnership items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the Unitholders. The Code provides for one Unitholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The Trust Agreement appoints the Sponsor as the tax matters partner of UAC.

Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of certain “reportable transactions” through a disclosure statement attached to a taxpayer’s United States federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Unitholders (1) if a Unitholder incurs a loss in excess of a specified threshold from a sale or redemption of its units, or (2) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the units, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Additional Tax On Investment Income. For taxable years beginning after December 31, 2012, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If UAC were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Unitholder of UAC, then in computing its UBTI, the Unitholder must include its share of (1) UAC’s gross income from the unrelated trade or business, whether or not distributed, and (2) UAC’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI.

Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. UAC currently does not anticipate that it will borrow money to acquire investments; however, UAC cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization Unitholder that incurs acquisition indebtedness to purchase its units in UAC may have UBTI.

The federal tax rate applicable to an exempt organization Unitholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Unitholder’s form of organization. UAC may report to each such Unitholder information as to the portion, if any, of the Unitholder’s income and gains from UAC for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that UAC’s calculation of UBTI will be accepted by the IRS. An exempt organization Unitholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as UAC is a qualified publicly traded partnership is made on an annual basis. UAC expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Unitholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 39.6% for individual Unitholders and a rate of 35% for corporate Unitholders.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, UAC believes that the activities directly conducted by UAC do not result in UAC being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that UAC’s activities constitute a U.S. trade or business.

In the event that UAC’s activities were considered to constitute a U.S. trade or business, UAC would be required to withhold at the highest rate specified in Code section 1 (currently 39.6%) on allocations of our income to Non-U.S. Unitholders and the highest rate specified in Code section 11(b) (currently 35%) on allocations of our income to corporate Non-U.S. Unitholders, when such income is allocated or distributed. A Non-U.S. Unitholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Unitholder with the mechanism to seek a refund of any withholding in excess of such Unitholder’s actual U.S. federal income tax liability. Any amount withheld by UAC will be treated as a distribution to the Non-U.S. Unitholder.

If UAC is not treated as engaged in a U.S. trade or business, a Non-U.S. Unitholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from UAC or its allocable share of UAC’s income. Amounts withheld on behalf of a Non-U.S. Unitholder will be treated as being distributed to such Unitholder.

To the extent any interest income allocated to a Non-U.S. Unitholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Unitholder nor a subsequent distribution of such interest income to the non-U.S. Unitholder will be subject to withholding, provided that the Non-U.S. Unitholder is not otherwise engaged in a trade or business in the U.S. and provides UAC with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Trust expects that most of UAC’s interest income will qualify as “portfolio interest.” In order for UAC to avoid withholding on any interest income allocable to Non-U.S. Unitholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. Unitholders to provide UAC with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Units.

Gain from the sale or exchange of units may be taxable to a Non-U.S. Unitholder if the Non-U.S. Unitholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Unitholders.

In addition to the taxes noted above, any Non-U.S. Unitholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Unitholder is a “qualified resident.”

Prospective Non-U.S. Unitholders should consult their own tax advisor with regard to these and other tax issues unique to Non-U.S. Unitholders.

Backup Withholding

UAC may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all payments to: (1) any Unitholder who fails to furnish UAC with his, her or its correct taxpayer identification number or a certificate that the Unitholder is exempt from backup withholding, and (2) any Unitholder with respect to whom the IRS notifies UAC that the Unitholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

Foreign Account Tax Compliance Act Provisions

Recently enacted legislation that becomes effective after 2012 generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report, with respect to accounts held by United States persons (or held by foreign entities that have United States persons as substantial owners), certain information. The IRS and the Treasury Department have issued final regulations pursuant to which the full implementation of these rules will be phased in over the next several years, including the obligation to withhold. The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, payments to foreign entities that are not financial institutions will be subject to withholding tax unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on their status and the status of the intermediaries through which they hold their units, Non-U.S. Unitholders could be subject to this 30% withholding tax with respect to distributions on their units and proceeds from the sale of their units.

Other Tax Considerations

In addition to federal income taxes, Unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which UAC does business or owns property or where the Unitholders reside. Although an analysis of those various taxes is not presented here, each prospective Unitholder should consider their potential impact on its investment in UAC. It is each Unitholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Reed Smith has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment By ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in UAC. Employee benefit plans under ERISA and plans under the Code are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in UAC and the manner in which units should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in UAC, including the role that an investment in UAC would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in UAC, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in UAC complies with the terms of the plan.

UAC and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the units of UAC. The Sponsor believes that the units of UAC therefore constitute publicly-offered securities, and the underlying assets of UAC should not be considered to constitute plan assets of any plan that purchases units.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, units may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in units is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in units constitutes an arrangement under which UAC is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the units, (3) the investing plan, by itself, has the authority or influence to cause UAC to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause UAC to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from UAC and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in UAC (and any continued investment in UAC), or the operation and administration of UAC, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in UAC is not to be construed as a representation by the Trust, UAC, the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in UAC in light of the circumstances of the particular plan, current tax law and ERISA.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the units. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, UAC or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the units in any jurisdiction where the offer or sale of the units is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, UAC’s operations, the Sponsor’s plans and references to UAC’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in UAC?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, UAC’s operations or the value of its units.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of UAC a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, UAC or the units, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, UAC and the units can also be obtained from UAC’s website, which is www.unitedstatesasiancommoditiesbasketfund.com. UAC’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for UAC pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	The Registrant’s Annual Report on Form 10-K for the period ended on December 31, 2012, filed with the SEC on May 14, 2013;

•	The Registrant’s Quarterly Report on Form 10-Q for the period ended on March 31, 2012, filed with the SEC on May 15, 2013;

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of these filings at no cost, upon written or oral request at the following address or telephone number:

United States Commodity Funds Trust I

Attention: Nicholas D. Gerber

1999 Harrison Street, Suite 1530

Oakland, CA, 94612

(510) 522-9600

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

UAC uses the following sales material it has prepared:

•	UAC’s website, www.unitedstatesasiancommoditiesbasketfund.com; and

•	Fact Sheet found on UAC’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

INTELLECTUAL PROPERTY

The Sponsor has filed for trademark registration for UNITED STATES ASIAN COMMODITIES BASKET FUND (Application No. 855648838) for “fund investment services.” UAC relies upon this trademark through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as UAC continues to use this trademark to identify its services, without challenge from any third party, and properly maintains and renews the trademark registration under applicable laws, rules and regulations, it will continue to have indefinite protection for this trademark under current laws, rules and regulations. The Sponsor has been granted two patents Nos. 7,739,186 and 8,019,675 for systems and methods for an exchange traded fund (ETF) that tracks the price of one or more commodities.

UNITED STATES COMMODITY FUNDS TRUST I

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor of United States Commodity Funds Trust I and its series the United States Asian Commodities Basket Fund, United States Gasoil Fund, United States Double Inverse Natural Gas Fund and United States Sugar Fund

We have audited the accompanying statements of financial condition of United States Commodity Funds Trust I (the “Trust”) and its series, the United States Asian Commodities Basket Fund, United States Gasoil Fund, United States Double Inverse Natural Gas Fund and United States Sugar Fund as of December 31, 2012. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements of financial condition referred to above present fairly, in all material respects, the financial position of the Trust and United States Asian Commodities Basket Fund, United States Gasoil Fund, United States Double Inverse Natural Gas Fund and United States Sugar Fund as of December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

April 11, 2013

UNITED STATES COMMODITY FUNDS TRUST I

STATEMENTS OF FINANCIAL CONDITION

December 31, 2012

	United States Asian Commodities Basket Fund	United States Gasoil Fund	United States Natural Gas Double Inverse Fund	United States Sugar Fund	United States Commodity Funds Trust I
ASSETS
Cash	$1,000	$1,000	$1,000	$1,000	$4,000

CAPITAL
Capital	$1,000	$1,000	$1,000	$1,000	$4,000

See accompanying notes to statements of financial condition.

UNITED STATES COMMODITY FUNDS TRUST I

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1 — Organization and Business

United States Commodity Funds Trust I (the “Trust”), was organized as a Delaware Statutory Trust on September 8, 2011. The Trust is a series trust pursuant to the Delaware Statutory Trust Act and includes the United States Asian Commodities Basket Fund (“UAC”), United States Gasoil Fund (“USGO”), United States Natural Gas Double Inverse Fund (“UNGD”) and United States Sugar Fund, (“USSF” and, collectively, with UAC, USGO and UNGD, the “Funds”), each of which is a commodity pool that intends to issue units that may be purchased and sold on the NYSE Arca. Additional series of the Trust that will be separate commodity pools may be created in the future. The Trust and the Funds operate pursuant to the Declaration of Trust and Trust Agreement (the “Trust Agreement”). United States Commodity Funds LLC (the “Sponsor”) is the sponsor of the Trust and the Funds and is also responsible for the management of the Trust and the Funds.

The Sponsor shall have the power and authority to establish and designate one or more series, or Funds, and to issue units thereof, from time to time as it deems necessary or desirable. The Sponsor shall have exclusive power to fix and determine the relative rights and preferences as between the units of any series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the series shall have separate voting rights or no voting rights. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and the Trust and any Fund shall exist in perpetuity, unless earlier terminated in accordance with the provisions of the Trust Agreement. Separate and distinct records shall be maintained for each Fund and the assets associated with a Fund shall be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund. Each Fund shall be separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust.

The sole Trustee of the Trust is Wilmington Trust National Association, a national banking corporation. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Units and the management of the Trust are limited to its express obligations under the Trust Agreement.

For the period from September 8, 2011 (inception) through December 31, 2012, all of the expenses associated with the organization of the Funds and the offering of Units of the Funds, in the amount of $118,917, have been funded by the Sponsor. The Trust and the Funds have no obligation or intention to reimburse such payments. The Sponsor is a member of the National Futures Association (“NFA”) and is registered as a commodity pool operator with the Commodity Futures Trading Commission effective December 1, 2005. The Trust and each Fund have a fiscal year ending on December 31.

Each Fund will issue common units representing fractional undivided beneficial interests in such Fund (“Units”) to authorized purchasers by offering creation baskets consisting of 50,000 Units (“Creation Baskets”) through a marketing agent. The purchase price for a Creation Basket is based upon the net asset value of a Fund Unit determined as of 4:00 p.m. New York Time on the day the order to create the basket is properly received. In addition, authorized purchasers will pay such Fund a $350 fee for the creation of each Creation Basket. Subsequent to the sale of the initial Creation Basket, Units can be purchased or sold on a nationally recognized securities exchange in smaller increments. Units purchased or sold on a nationally recognized securities exchange are not made at the net asset value of such Fund, but rather at market prices quoted on the stock exchange.

The Sponsor is also the general partner of (1) United States Oil Fund, LP (“USOF”) which listed its units on the American Stock Exchange under the ticker symbol “USO” on April 10, 2006; (2) United States Natural Gas Fund, LP (“USNG”) which listed its units on the American Stock Exchange under the ticker symbol “UNG” on

UNITED STATES COMMODITY FUNDS TRUST I

NOTES TO STATEMENT OF FINANCIAL CONDITION—(Continued)

Note 1 — Organization and Business – (continued)

April 18, 2007; (3) United States 12 Month Oil Fund, LP (“US12OF”) which listed its units on the American Stock Exchange under the ticker symbol “USL” on December 6, 2007; (4) United States Gasoline Fund, LP (“UGA”) which listed its units on the American Stock Exchange under the ticker symbol “UGA” on February 26, 2008; (5) United States Heating Oil Fund, LP (“USHO”) which listed its units on the American Stock Exchange under the ticker symbol “UHN” on April 9, 2008; (6) United States Short Oil Fund, LP (“USSO”) which listed its units on the NYSE Arca on September 24, 2009; (7) United States 12 Month Natural Gas Fund (“US12NG”) which listed its units on the NYSE Arca on November 18, 2009; United States Brent Oil Fund, LP (“USBO”) which listed its units on the NYSE Arca on June 2, 2010 and serves as the sponsor of (8) United States Commodity Index Fund (“USCI”) which listed its units on the NYSE Arca on August 10, 2010; (10) United States Copper Index Fund (“CPER”) which listed its units on the NYSE Arca on November 15, 2011; (11) United States Agriculture Index Fund (“USAG” which listed its units on the NYSE Arca on April 13, 2012; and (11) United States Metals Index Fund (“USMI”) which has not commenced operations as of the date of this report (USOF, USNG, US12OF, UGA, USHO, USSO, US12NG, USBO, USCI, CPER, USAG and USMI are collectively, the “Related Funds”). The units of the Related Funds who listed their units on the American Stock Exchange began trading on the NYSE Arca in connection with NYSE Euronext’s acquisition of the American Stock Exchange on November 25, 2008.

The Trust has filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) to register Units of the Funds. The following summary of significant accounting policies will be followed by the Funds once operations commence.

Note 2 — Summary of Significant Accounting Policies

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options will be recorded on the trade date. All such transactions will be recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts will be reflected in the statement of financial condition and the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods will be reflected in the statement of operations. The Funds will earn interest on its assets on deposit at the clearing broker. In addition, the Funds will earn interest on funds held with its custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts will be accrued on a full-turn basis.

Sponsor Management Fee

Under the Trust Agreement, the Sponsor is responsible for managing the Funds in accordance with the objectives and policies of the Trust Agreement. In addition, the Sponsor will arrange for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Funds. For these services, the Funds are contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.95% per annum on their respective average net assets. The Funds will pay for all brokerage fees, taxes and other expenses, including registration or other fees paid to the SEC, the

UNITED STATES COMMODITY FUNDS TRUST I

NOTES TO STATEMENT OF FINANCIAL CONDITION—(Continued)

Note 2 — Summary of Significant Accounting Policies – (continued)

Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent Units after the initial registration and all legal, accounting, printing and other expenses associated therewith. The Funds also pay the (1) annual fees of the Trustee and (2) fees and expenses associated with the Funds’ audit, tax accounting and reporting requirements, including certain initial implementation services fees and base services fees.

Offering Costs

Offering costs incurred in connection with the registration of additional Units after the initial registration of Units will be borne by each Fund. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight line basis or a shorter period if warranted.

Income Taxes

Each Fund is treated as a partnership for federal income tax purposes and therefore is not taxed on its income; instead, the individual investors’ respective share of such Fund’s taxable income will be reported on the individual investors’ income tax returns.

Additions and Redemptions

Authorized purchasers may purchase Creation Baskets consisting of 50,000 Units from each Fund as of the beginning of each business day based upon the prior day’s net asset value. Authorized purchasers may redeem Units from each Fund only in blocks of 50,000 Units called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Units in the Redemption Basket determined as of 4:00 p.m. New York Time on the day the order to redeem the basket is properly received

Such Fund receives or pays the proceeds from Units sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from authorized purchasers will be reflected in such Fund’s statement of financial condition as receivable for Units sold and amounts payable to authorized purchasers upon redemption will be reflected as payable for Units redeemed.

Trust Capital and Allocation of Income and Losses

Profit or loss shall be allocated among the unit holders of each Fund in proportion to the number of Units each investor holds in each as of the close of each month. The Sponsor may revise, alter or otherwise modify this method of allocation as described in the Trust Agreement.

Calculation of Net Asset Value

The net asset value of each Fund will be calculated on each trading day by taking the current market value of the total assets of such Fund, subtracting any liabilities and dividing the amount by the total number of Units issued and outstanding. The Administrator will use the closing prices on the relevant Futures Exchanges of the Applicable Benchmark Component Futures Contracts (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the futures exchanges, but will calculate or determine the value of all other investments of such Fund using market quotations, if available, or other information customarily used to determine the fair value of such investments.

UNITED STATES COMMODITY FUNDS TRUST I

NOTES TO STATEMENT OF FINANCIAL CONDITION—(Continued)

Note 2 — Summary of Significant Accounting Policies – (continued)

Cash Equivalents

Cash equivalents will include highly liquid investments with original maturities of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 — Trust Series

In connection with the execution of the Trust Agreement on September 8, 2011, UAC, USGO, UNGD and USSF were designated as series of the Trust. The Sponsor has made the initial contributions to UAC, USGO, UNGD and USSF of $1,000 per Fund.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Unit holders.

The investment objective of UAC (before fees and expenses) is for the daily changes in percentage terms of its Units’ NAV to reflect the daily changes in percentage terms of the price of a basket of futures contracts, each of which tracks one of the Asian Benchmark Commodities (the “Futures Basket”). The Asian Benchmark Commodities are commodities elected by the Sponsor that are of importance to Asian economies, including the three major Asian economies of China, Japan and India. The futures contracts designated for inclusion in the Futures Basket will be selected by the Sponsor, and are referred to as the “Benchmark Futures Contracts.: The Benchmark Futures Contracts may trade on regulated exchanges located in the United States, Canada, the United Kingdom, Dubai or Asia. It is not the intent of UAC to be operated in a fashion such its NAV will equal, in dollar terms, the spot price of any particular commodity or any particular Benchmark Futures Contract. It is not the intent of UAC to be operated in a fashion such that its NAV will reflect the percentage change of the price of the Futures Basket as measured over a time period greater than one day. The Sponsor does not believe that is an achievable goal due to the potential impact of backwardation and contango on returns of any portfolio of futures contracts.

The investment objective of USGO is to have the daily changes in percentage terms of its Units’ NAV reflect the changes in percentage terms of the price of gasoil, as measured by the changes in the price of the futures contract on gasoil traded on the ICE Futures Europe (the “Benchmark Futures Contract”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USGO’s expenses. It is not the intent of USGO to be operated in a fashion such that its NAV will equal, in dollar terms, the spot price of gasoil or any particular futures contract based on gasoil, heating oil or diesel. It is not the intent of USGO to be operated in a fashion such that its NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. The Sponsor does not believe that it is an achievable goal due to the potential impact of backwardation and contango on the returns of a portfolio of futures contracts. USGO may invest in interests other than the Benchmark Futures Contract, if needed, to comply with accountability levels and positions limits if imposed.

UNITED STATES COMMODITY FUNDS TRUST I

NOTES TO STATEMENT OF FINANCIAL CONDITION—(Continued)

Note 3 — Trust Series – (continued)

The investment objective of UNGD (before fees and expenses) is to reflect two times (200%) the inverse daily percentage change in the price of the natural gas futures contract traded on the NYMEX (the “Benchmark Futures Contract”). The Benchmark Futures Contract is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the Benchmark Futures Contract will be the next month contract to expire. It is not the intent of UNGD to be operated in a fashion such that its NAV will equal, in dollar terms, two times the inverse of the spot price of natural gas or any particular futures contract based on natural gas. It is not the intent of UNGD to be operated in a fashion such that its NAV will inversely reflect two times the change in the percentage terms of the Benchmark Futures Contract, or the spot price, measured over any time period greater than one day. The Sponsor does not believe that it is an achievable goal because mathematical compounding prevents UNGD from achieving such results. UNGD may invest in interests other than the Benchmark Futures Contract to comply with accountability levels and positions limits.

The investment objective of USSF is to have the daily changes in percentage terms of its Units’ NAV reflect the changes in percentage terms of the world price of sugar, as measured by the changes in the daily price of the futures contract on sugar #11 traded on ICE Futures U.S. (the “Benchmark Futures Contract”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USSF’s expenses. It is not the intent of USSF to be operated in a fashion such that its NAV will equal, in dollar terms, the spot price of sugar or any particular futures contract based on sugar. It is not the intent of USSF to be operated in a fashion such that its NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. The Sponsor does not believe that is an achievable goal due to the potential impact of backwardation and contango on the returns of a portfolio of futures contracts. USSF may invest in interests other than the Benchmark Futures Contract to comply with accountability levels and position limits.

Note 4 — Contracts and Agreements

The Sponsor expects to enter into a marketing agent agreement with ALPS Distributors Inc., a Colorado corporation (“ALPS”), whereby ALPS will provide certain marketing services. These fees will be paid by the Sponsor and not charged to any of the Funds. The following expenses will also be borne by the Sponsor: cost of placing advertisements in various periodicals; web construction and development; and the printing and production of various marketing materials. The Sponsor will enter into a custodian agreement with Brown Brothers Harriman & Co. (“Brown Brothers”), whereby Brown Brothers will hold investments on behalf of the Funds. The Sponsor will pay the fees of Brown Brothers, which shall be agreed upon from time to time between the parties. In addition, the Sponsor also intends to enter into an administrative agency agreement with Brown Brothers, whereby Brown Brothers will act as the administrative agent, transfer agent and registrar for each of the Funds. The Sponsor will also pay the fees of Brown Brothers for its services under this agreement and such fees will be determined by the parties from time to time.

Each of the Funds expects to enter into a brokerage agreement with UBS USA, LLC, the Futures Commission Merchant (the “FCM” or “Clearing Broker”). Pursuant to this agreement, the FCM will charge the Funds commissions at a rate to be determined per round turn trade plus applicable exchange and NFA fees for futures contracts and options on futures contracts.

COMPANY NAME

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 5 — Financial Instruments, Off-Balance Sheet Risks and Contingencies

Each of the Funds intends to engage in the trading of U.S. and non-U.S. futures contracts and options on U.S. and non-U.S. futures contracts (collectively “derivatives”). Each Fund will be exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract. Initially, all of the contracts traded by the Funds are expected to be exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, the Funds must rely solely on the credit of its respective individual counterparties. However, in the future, if any of the Funds were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. The Funds will also incur credit risk since the sole counterparty to all domestic futures contracts is the exchange clearing corporation. In addition, the Funds bear the risk of financial failure by the Clearing Broker. The purchase and sale of futures and options on futures contracts requires margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. Cash and other property, such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Funds will be exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both buyer and seller of options, a Fund pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. The policy of each Fund is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, each Fund has a policy of reviewing the credit standing of each clearing broker or counterparty with which it conducts business. The financial instruments that will be held by each Fund are reported in the statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

Note 6 — Subsequent Events

The Funds have performed an evaluation of subsequent events through the date the financial statements were issued. The evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Member of

United States Commodity Funds LLC and Subsidiaries

We have audited the accompanying consolidated statements of financial condition of United States Commodity Funds LLC and Subsidiaries (the “Company”) as of December 31, 2012 and 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United States Commodity Funds LLC and Subsidiaries as of December 31, 2012 and 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

March 26, 2013

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2012 AND 2011

	December 31,
	2012	2011
ASSETS
Cash and cash equivalents	$3,293,847	$367,792
Management fees receivable	1,655,642	1,561,194
Investments (Notes 2 and 4)	1,251,427	1,321
Other assets	25,582	10,191

Total assets	$6,226,498	$1,940,498

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable	$200,520	$1,280,251
Notes payable (Note 3)	1,000,000	—
Income tax payable	69,511	175,000
Expense waiver payable (Note 3)	915,253	474,045

Total liabilities	2,185,284	1,929,296

COMMITMENTS AND CONTINGENCIES (Notes 6 and 8)

EQUITY:
Member’s equity (Notes 3 and 7)	4,040,234	10,222
Noncontrolling interests (Note 3)	980	980

Total equity	4,041,214	11,202

Total liabilities and equity	$6,226,498	$1,940,498

The accompanying notes are an integral part of this statement.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

Note 1 — Organization and Operation

United States Commodity Funds LLC, Victoria Bay Asset Management, LLC was formed as a single-member limited liability company in the State of Delaware on May 10, 2005. On June 13, 2008, Victoria Bay Asset Management, LLC changed its name to United States Commodity Funds LLC (the “Company”). The Company is the General Partner (the “General Partner”) of United States Oil Fund, LP (“USOF”), United States Natural Gas Fund, LP (“USNG”), United States Diesel-Heating Oil Fund, LP (formerly, United States Heating Oil Fund, LP) (“USDHO”), United States Gasoline Fund, LP (“UGA”), United States 12 Month Oil Fund, LP (“US12OF”), United States 12 Month Natural Gas Fund, LP (“US12NG”), United States Short Oil Fund, LP (“USSO”), United States Brent Oil Fund, LP (“USBO”), United States Short Natural Gas Fund, LP (“USSNG”), and is the Sponsor (“Sponsor”) of United States Commodity Index Fund (“USCI”), United States Copper Index Fund (“CPER”), United States Agriculture Index Fund (“USAG”) and United States Metals Index Fund (USMI”), each of which is a series of the United States Commodity Index Funds Trust (“Trust”). The Company is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). USOF, USNG, USDHO, USG, US12OF, US12NG, USSO, USBO, USCI, CPER, USAG and USMI (collectively, the “Funds”) are commodity pools registered with the CFTC and members of the NFA that issue units that may be purchased and sold on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbols “USO,” “UNG,” “UHN,” “UGA,” “USL,” “UNL,” “DNO,” “BNO,” “USCI,” “CPER,” “USAG,” and “USMI.” USSNG is a commodity pool that has been formed but has not yet begun the process of registering its units. United States Asian Commodities Basket Fund (“UAC”), a series of the United States Commodity Funds Trust I, has registered units but has not commenced operations as of the date of this report. The Company has also filed registration statements to register units of United States Sugar Fund (“USSF”), United States Natural Gas Double Inverse Fund (“UNGD”) and United States Gasoil Fund (“USGO”), each a series of the United States Commodity Funds Trust I, and the US Golden Currency Fund (“HARD”), a series of the United States Currency Funds Trust.

USOF began trading on April 10, 2006 by purchasing futures contracts for light, sweet crude oil that are traded on the New York Mercantile Exchange (the “Exchange”). The investment objective of USOF is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light sweet crude oil traded on the Exchange, that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USOF’s expenses. USOF seeks to accomplish its objective through investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other oil interests such as cash-settled options on futures contracts, forward contracts for crude oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USNG began trading on April 18, 2007 by purchasing futures contracts for natural gas that are traded on the Exchange. The investment objective of USNG is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the spot price of natural gas delivered to the Henry Hub, Louisiana, as measured by the changes in the price of the futures contract on natural gas traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USNG’s expenses. USNG seeks to accomplish its objective through investments in futures contracts for natural gas, crude oil, heating oil, gasoline, and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other natural gas-related investments such as cash-settled options on futures contracts,

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 1 — Organization and Operation – (continued)

forward contracts for natural gas, cleared swap contracts and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

US12OF began trading on December 6, 2007 by purchasing futures contracts for light, sweet crude oil that are traded on the Exchange. The investment objective of US12OF is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of 12 futures contracts on crude oil traded on the Exchange, consisting of the near month contract to expire and the contracts for the following eleven months, for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following eleven consecutive months, less US12OF’s expenses. When calculating the daily movement of the average price of the 12 contracts each contract month will be equally weighted. US12OF seeks to accomplish its objective through investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the Exchange and or other U.S. and foreign exchanges and other oil interests such as cash-settled options on futures contracts, forward contracts for oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, other petroleum-based fuels, futures contracts and indices based on the foregoing.

UGA began trading on February 26, 2008 by purchasing futures contracts on gasoline that are traded on the Exchange. The investment objective of UGA is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the spot price of unleaded gasoline, as measured by the changes in the price of the futures contract on gasoline traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contact to expire, less USG’s expenses. USG seeks to accomplish its objective through investments in futures contracts for gasoline, crude oil, natural gas, heating oil and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other gasoline-related investments such as cash-settled options on futures contracts, forward contracts for gasoline, cleared swap contracts and over-the-counter transactions that are based on the price of gasoline, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USDHO began trading on April 9, 2008 by purchasing futures contracts on heating oil that are traded on the Exchange. The investment objective of USDHO is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the spot price of heating oil for delivery at the New York Harbor, as measured by the changes in the price of the futures contract on heating oil traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contact to expire, less USDHO’s expenses. USDHO seeks to accomplish its objective through investments in futures contracts for heating oil, crude oil, gasoline, natural gas and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other heating oil-related investments such as cash-settled options on futures contracts, forward contracts for heating oil, cleared swap contracts and over-the-counter transactions that are based on the price of heating oil, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USSO began trading on September 24, 2009 by selling futures contracts on light, sweet crude oil that are traded on the Exchange. The investment objective of USSO is for the daily changes in percentage terms of its

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 1 — Organization and Operation – (continued)

units’ net asset value to inversely reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light, sweet crude oil as traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire, less USSO’s expenses. USSO accomplishes its objective through taking short positions in futures contracts for light, sweet crude oil and other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the Exchange and other crude oil-related investments such as cash-settled options on Futures Contracts, forward contracts for crude oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, futures contracts and indices based on the foregoing.

US12NG began trading on November 18, 2009 by purchasing futures contracts for natural gas that are traded on the Exchange. The investment objective of US12NG is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the average of the prices of 12 futures contracts on natural gas traded on the Exchange, consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following 11 consecutive months, less US12NG’s expenses. When calculating the daily movement of the average price of the 12 contracts each contract month will be equally weighted. US12NG seeks to accomplish its objective through investments in futures contracts for natural gas, crude oil, heating oil, gasoline and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other natural gas-related investments such as cash-settled options on futures contracts, forward contracts for natural gas, cleared swap contracts and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USBO began trading on June 2, 2010 by purchasing futures contracts for Brent oil that are traded on the Exchange. The investment objective of USBO is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the spot price of Brent crude oil as measured by the changes in the price of the futures contract on Brent crude oil as traded on the ICE Futures Exchange (the “ICE Futures”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire, less USBO’s expenses. USBO accomplishes its objective through investments in futures contracts for crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the ICE Futures, NYMEX, or other U.S. and foreign exchanges, and other crude oil-related investments such as cash-settled options on Futures Contracts, forward contracts for crude oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USCI began trading on August 10, 2010 by purchasing futures contracts traded on the New York Mercantile Exchange (“NYMEX”), ICE Futures Exchange (“ICE Futures”), Chicago Board of Trade (“CBOT”), Chicago Mercantile Exchange (“CME”), London Metal Exchange (“LME”) and the Commodity Exchange, Inc. (“COMEX”). The investment objective of USCI is for the daily changes in percentage terms of its units’ net asset value (“NAV”) to reflect the daily changes in percentage terms of the SummerHaven Dynamic Commodity Index Total ReturnSM (the “Commodity Index”), less USCI’s expenses. The Commodity Index is comprised of 14 Futures Contracts that are selected on a monthly basis from a list of 27 possible Futures Contracts. The Futures Contracts that at any given time make up the Commodity Index are referred to herein as “Benchmark Component

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 1 — Organization and Operation – (continued)

Futures Contracts.” USCI invests first in the current Benchmark Component Futures Contracts and other Futures Contracts intended to replicate the return on the current Benchmark Component Futures Contracts and, thereafter, to comply with regulatory requirements or in view of market conditions, in Other Commodity-Related Investments intended to replicate the return on the Benchmark Component Futures Contracts, including cleared swap contracts and other over-the-counter transactions, and in other Futures Contracts.

CPER began trading on November 15, 2011 by purchasing futures contracts traded on the COMEX. The investment objective of CPER is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the SummerHaven Copper Index Total ReturnSM (the “Copper Index”), less CPER’s expenses. The Copper Index is designed to reflect the performance of the investment returns form a portfolio of copper futures contracts. The Copper Index is comprised of either two or three Eligible Copper Futures Contracts that are selected on a monthly basis based on quantitative formulas relating to the prices of the Eligible Copper Futures Contracts developed by SummerHaven Indexing. The Eligible Copper Futures Contracts that at any given time make up the Copper Index are referred to herein as “Benchmark Component Copper Futures Contracts.” CPER seeks to achieve its investment objective by investing to the fullest extent possible in the Benchmark Component Copper Futures Contracts. Then, if constrained by regulatory requirements or in view of market conditions, CPER will invest next in other Eligible Copper Futures Contracts, and finally to a lesser extent, in other exchange traded futures contracts that are economically identical or substantially similar to the Benchmark Component Copper Futures Contracts if one or more other Eligible Copper Futures Contracts is not available. When CPER has invested to the fullest extent possible in exchange-traded futures contracts, CPER may then invest in other contracts and instruments based on the Benchmark Component Copper Futures Contracts, other Eligible Copper Futures Contracts or copper, such as cash-settled options, forward contracts, cleared swap contracts and swap contracts other than cleared swap contracts.

USAG began trading on April 13, 2012 by purchasing futures contracts traded on the ICE Futures, CME, Kansas City Board of Trade (“KCBT”) and CBOT. The investment objective of USAG is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the SummerHaven Dynamic Agriculture Index Total ReturnSM (the “Agriculture Index”), less USAG’s expenses. The Agriculture Index is designed to reflect the performance of a diversified group of agricultural commodities. The Agriculture Index is comprised of 14 Eligible Agriculture Futures Contracts that are selected on a monthly basis based on quantitative formulas developed by SummerHaven Indexing. The Eligible Agriculture Futures Contracts that at any given time make up the Agriculture Index are referred to herein as “Benchmark Component Agriculture Futures Contracts.” USAG seeks to achieve its investment objective by investing to the fullest extent possible in the Benchmark Component Agriculture Futures Contracts. Then, if constrained by regulatory requirements or in view of market conditions, USAG will invest next in other Eligible Agriculture Futures Contracts, and finally to a lesser extent, in other exchange traded futures contracts that are economically identical or substantially similar to the Benchmark Component Agriculture Futures Contracts if one or more other Eligible Agriculture Futures Contracts is not available. When USAG has invested to the fullest extent possible in exchange-traded futures contracts, USAG may then invest in other contracts and instruments based on the Benchmark Component Agriculture Futures Contracts, other Eligible Agriculture Futures Contracts or the agricultural commodities included in the Agriculture Index, such as cash-settled options, forward contracts, cleared swap contracts and swap contracts other than cleared swap contracts.

USMI began trading on June 19, 2012 by purchasing futures contracts traded on the NYMEX, CME, LME and COMEX. The investment objective of USMI is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the SummerHaven Metals Index Total ReturnSM (the “Metals Index”), less USMI’s expenses. The Metals Index is comprised of 10 Eligible Metals Futures Contracts that are

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 1 — Organization and Operation – (continued)

selected on a monthly basis based on quantitative formulas developed by SummerHaven Indexing. The Eligible Metals Futures Contracts that at any given time make up the Metals Index are referred to herein as “Benchmark Component Metals Futures Contracts.” USMI seeks to achieve its investment objective by investing to the fullest extent possible in the Benchmark Component Metals Futures Contracts. Then, if constrained by regulatory requirements or in view of market conditions, USMI will invest next in other Eligible Metals Futures Contracts, and finally to a lesser extent, in other exchange traded futures contracts that are economically identical or substantially similar to the Benchmark Component Metals Futures Contracts if one or more other Eligible Metals Futures Contracts is not available. When USMI has invested to the fullest extent possible in exchange-traded futures contracts, USMI may then invest in other contracts and instruments based on the Benchmark Component Metals Futures Contracts, other Eligible Metals Futures Contracts or the metals included in the Metals Index, such as cash-settled options, forward contracts, cleared swap contracts and swap contracts other than cleared swap contracts.

The Company is a wholly owned subsidiary of Wainwright Holdings, Inc. (“Wainwright”), a Delaware corporation. Wainwright is a holding company that is controlled by the president of the Company and served as the initial limited partner of the Funds, except for USCI, CPER, USAG and USMI. It also serves as the initial limited partner for USSNG.

As the General Partner or Sponsor of the Funds, the Company is required to evaluate the credit risk of the Funds to their futures commission merchant, oversee the purchases and sales of the Funds’ units by certain “authorized purchasers,” review the daily positions and margin requirements of the Funds, and manage the Funds’ investments. The Company also pays continuing service fees to the marketing agent for communicating with the authorized purchasers.

Note 2 — Summary of Significant Accounting Policies

Principles of consolidation

The Company, as General Partner or Sponsor of the Funds and USSNG, has included the accounts of USSNG since its inception in the consolidated financial statements. The Company has recorded a noncontrolling interest for the amount directly owned by the limited partner (representing the limited partner interest owned by Wainwright). Subsequent to the Funds commencing operations, the Company and Wainwright redeemed their interests. Therefore, as of December 31, 2012, the accounts of each of the Funds were no longer included in the accompanying consolidated statement of financial condition. All intercompany accounts and balances have been eliminated in consolidation.

In December 2007, the FASB issued FASB ASC Topic 810-10-65, Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. FASB ASC Topic 810-10-65 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. Additionally, FASB ASC Topic 810-10-65 requires that transactions between an entity and noncontrolling interests be treated as equity transactions. FASB ASC Topic 810-10-65 is effective for fiscal years beginning after December 15, 2008. Adoption on January 1, 2009, as required, did not have a material effect on the Company’s financial condition, results of operations or liquidity. The minority interests previously reflected in the Company’s financial statements have been reclassified to conform to the current presentation.

Revenue recognition

The Company recognizes revenue in the period earned under the terms of the Funds’ respective Limited Partnership Agreements, as amended from time to time (the “Limited Partnership Agreements”) and the Trust

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 2 — Summary of Significant Accounting Policies – (continued)

Agreement(s), as amended from time to time (the “Trust Agreement(s)”) (collectively, the “Agreements”). These Agreements provide for fees based upon a percentage of the daily average net asset value of the Funds. In connection with the Funds’ trading activities, commodity futures contracts, cleared swap contracts, forward contracts, physical commodities, and related options are recorded on the trade-date basis. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains and losses on open contracts are reflected in the statement of financial condition and represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statement of operations.

The Company earns interest on its assets on deposit at the broker at the 90-day Treasury bill rate for deposits denominated in U.S. dollars. In addition, the Funds earn interest on funds held with their custodian at prevailing market rates earned on such investments.

Management fee

Under the Funds’ respective Agreements, the Company is responsible for investing the assets of the Funds in accordance with the objectives and policies of the Funds. In addition, the Company has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Funds. For these services, the Funds are contractually obligated to pay the Company a management fee, which is paid monthly, based on the average daily net assets of the Funds. USOF pays a management fee of 0.45% per annum on its average daily net assets. USNG pays a fee equal to 0.60% per annum on average daily net assets of $1,000,000,000 or less and 0.50% of average daily net assets that are greater than $1,000,000,000. US12OF, USDHO, UGA and USSO each pay a fee of 0.60% per annum on their average daily net assets. Since inception through April 30, 2010 the Company has been charging US12NG a management fee at a reduced rate of 0.60% per annum of average daily net assets. Effective May 1, 2010, the Company resumed charging US12NG its standard rate of 0.75% per annum of average daily net assets. The difference of 0.15% per annum of average daily net assets since inception through April 30, 2010 has been waived by the Company and will not be recouped from US12NG. USBO pays a management fee of 0.75% per annum on its average daily net assets. Each of USCI, CPER, USAG and USMI is contractually obligated to pay the Company a management fee, which is paid monthly, equal to 0.95% per annum on its average daily total net assets. Effective as of May 29, 2012 (and continuing at least through May 1, 2013), the Company voluntarily waived the management fee paid by CPER and USAG from 0.95% per annum of average daily total net assets to 0.65% and 0.80% per annum of average daily total net assets, respectively. Effective as of May 30, 2012 (and continuing at least through May 1, 2013), the Company voluntarily waived the management fee paid by USMI form 0.95% per annum of average daily total net assets to 0.70% per annum of average daily total net assets. The reduced fee for USMI became operational as of June 19, 2012, when USMI first became listed on the NYSE Arca.

The Funds pay for all brokerage fees, taxes and other expenses, including registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”) formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent units after their initial registration and all legal, accounting, printing and other expenses associated therewith. The Funds, except for USBO, USCI, CPER, USAG and USMI, also pay licensing fees for the use of intellectual property. The Funds also pay the fees and expenses of the independent directors.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 2 — Summary of Significant Accounting Policies – (continued)

Investments and Valuation of Investments

The Company’s investments in common stock are classified as available-for-sale-securities and are considered to be held for an indefinite period. Securities investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities. Available-for-sale-securities are recorded at fair value on the statement of financial condition, with the change in fair value excluded from earnings and recorded as a component of other comprehensive income (loss) included in member’s equity. Unrealized holding gains or losses on such securities, which were added to or subtracted from member’s equity was $(60,340) and $(1,085), for the years ended December 31, 2012 and 2011 (see Note 7).

Realized gains or losses are recorded upon disposition of investments calculated based upon the difference between the proceeds and the cost basis determined using the specific identification method.

The Company values its investments in accordance with FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“FASB ASC Topic 820”). FASB ASC Topic 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of FASB ASC Topic 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. FASB ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the Company (observable inputs) and (2) the Company’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the FASB ASC Topic 820 hierarchy are as follows:

Level I — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III — Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available. In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety. The Company’s adoption of FASB ASC Topic 820 did not have a material effect on its consolidated financial position, results of operations or liquidity.

In March 2008, the FASB released FASB ASC Topic 815-10, Disclosures about Derivative Instruments and Hedging Activities. FASB ASC Topic 815-10 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 2 — Summary of Significant Accounting Policies – (continued)

Brokerage commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Additions and redemptions

Authorized purchasers may purchase creation baskets of the Funds only in blocks of 100,000 units at a price equal to the net asset value of the units calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed. Authorized purchasers may redeem units from the Funds only in blocks of 100,000 units called “Redemption Baskets.” Effective as of February 29, 2012, the size of the Creation Basket and Redemption Basket was reduced from 100,000 units to 50,000 units for US12OF, UGA, USDHO, USSO, US12NG and USBO. Effective as of May 1, 2012, the size of the Creation Basket and Redemption Basket was reduced from 100,000 units to 50,000 units for USCI, CPER and USAG. USMI was not available to the public until June 19, 2012, and from its inception of offering, authorized purchasers could only purchase Creation Baskets in blocks of 50,000 units. The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Funds’ units in the Redemption Basket as of the end of each business day.

The Funds receive or pay the proceeds from units sold or redeemed within three business days after the trade-date of the purchase or redemption. The amounts due from authorized purchasers are reflected in the Funds’ statement of financial condition as receivables for units sold, and amounts payable to authorized purchasers upon redemption are reflected as payable for units redeemed.

Capital and allocation of income and losses

Profit or loss shall be allocated among the unitholders of the Funds in proportion to the number of units each unitholder holds as of the close of each month. The Company, when it serves in a capacity as a General Partner or Sponsor, may revise, alter or otherwise modify this method of allocation as described in the Limited Partnership Agreements or Trust Agreements.

Calculation of net asset value per unit

The Funds calculate their net asset value on each NYSE Arca trading day by taking the current market value of their total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. The Funds use the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Cash equivalents

Cash equivalents are highly liquid investments with original maturity dates of three months or less.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 2 — Summary of Significant Accounting Policies – (continued)

Income taxes

The Company has filed an election with the Internal Revenue Service to be treated as an association taxable as a corporation. The Company files a consolidated federal income tax return with Wainwright and provides for income taxes as if the Company filed separately. The Company, however, does not file on a consolidated basis for state income tax purposes. The Company accounts for income taxes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Classification (“ASC”) Topic 740-10, Accounting for Income Taxes (“FASB ASC Topic 740-10”). Under the asset and liability method of FASB ASC Topic 740-10, deferred tax assets and liabilities are recognized for the estimated future tax consequences or benefits attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Effective January 1, 2008, the Company adopted FASB ASC Topic 740-10, Accounting for Uncertainty in Income Taxes (“FASB ASC Topic 740-10”), which establishes that a tax position taken or expected to be taken in a tax return is to be recognized in the consolidated financial statements when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. FASB ASC Topic 740-10 is effective for private companies for fiscal years beginning after December 15, 2008. The Company’s adoption of FASB ASC Topic 740-10 did not have a material effect on its consolidated financial position, results of operations or liquidity.

Fund startup expenses

The Company expenses all startup expenses associated with the registration of each fund. Fund startup expenses include offering costs relating to the initial registration of units and include, but are not limited to, legal fees pertaining to the initial registration of units, SEC and FINRA registration fees, initial fees paid to be listed on an exchange and other similar costs.

Recent accounting pronouncements

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This ASU changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. ASU 2009-17 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009.

In February 2010, the FASB issued ASU 2010-10, Consolidation (Topic 810) — Amendments for Certain Investments Funds. This ASU amends certain provisions of ASC 810 pertaining to investments in variable interest entities to defer the effective date of ASU 2009-17 for certain investment entities and changes how decision makers and service providers determine whether their fees are variable interests. The amendments in ASU 2010-10 are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009, and for interim periods within that first annual reporting period. The adoption of ASU 2010-10 did not have a material impact on the Company’s financial position.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) — Improving Disclosures about Fair Value Measurements. This ASU requires new disclosures and clarifies certain

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 2 — Summary of Significant Accounting Policies – (continued)

existing disclosure requirements about fair value measurements. ASU 2010-06 requires a reporting entity to disclose significant transfers in and out of Level 1 and Level 2 fair value measurements, to describe the reasons for the transfers, and to present separately information about purchases, sales, issuances, and settlements for fair value measurements using significant unobservable inputs. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which is effective for interim and annual reporting periods beginning after December 15, 2010; early adoption is permitted.

Note 3 — Capitalization and Related Party Transactions

During the years ended December 31, 2012 and 2011, the Company paid approximately $500,000 and $9,900,000 in distributions to its member.

The Funds (except for USCI, CPER, USAG and USMI) and USSNG were each capitalized with $1,000, of which the Company contributed $20 and Wainwright contributed $980. The United States Commodity Index Funds Trust was capitalized with $4,000, which was contributed solely by the Company, which is included in cash and cash equivalents in the accompanying statement of financial condition.

In addition, the Company, as General Partner or Sponsor, through no obligation to do so, has agreed to pay certain expenses, including those relating to audit expenses and tax accounting and reporting requirements normally borne by USDHO, USG, USSO, US12NG, USBO, USCI, CPER, USAG and USMI to the extent that such expenses exceed 0.15% (15 basis points) of their NAV, on an annualized basis. The Company, as General Partner or Sponsor, has no obligation to continue such payments in subsequent years.

The Company’s consolidated statements of financial condition reflects noncontrolling interests in its subsidiaries as of December 31, 2012 and 2011. A schedule of the noncontrolling interests is presented below:

	December 31,
	2012	2011
Limited partner interest in United States Short Natural Gas Fund, LP	$980	$980

On March 8, 2012, a principal of the Company loaned $1,000,000 to the Company. The loan is due on on the earlier of March 11, 2014 or within 60 days of the launch of UAC and bears interest at a rate of 3%.

Note 4 — Fair Value Measurements

The following table summarizes the valuation of the Company’s investments at December 31, 2012 and 2011 using the fair value hierarchy:

At December 31, 2012:	Total	Level I	Level II	Level III
Investments	$1,251,427	$1,251,427	$—	$—

At December 31, 2011:	Total	Level I	Level II	Level III
Investments	$1,321	$1,321	$—	$—

Included in investments at December 31, 2012 are 40,000 shares of United States Metals Fund with a fair value of approximately $1,250,000.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 5 — Income Taxes

The Company has filed an election with the Internal Revenue Service to be treated as an association taxable as a corporation. The Company files a consolidated federal income tax return with Wainwright and provides for income taxes as if the Company filed separately. The Company, however, does not file on a consolidated basis for state income tax purposes. In connection with filing a consolidated federal income tax return, the Company has recorded federal income tax expense (benefit) and has recorded a corresponding due from parent and due to parent for its federal tax liability (benefit).

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2012 and 2011 are as follows:

	December 31,
	2012	2011
Deferred tax liabilities	$—	$—

Deferred tax assets:
Funds’ startup expenses (offering costs)	$1,418,000	$981,000
Unrealized losses on investments	189,000	169,000
Valuation allowance for deferred tax assets	(1,607,000)	(1,150,000)

	$—	$—

The valuation allowance increased by $457,000 and $66,000 for the years ended December 31, 2012 and 2011. The portion of the deferred tax asset shown relating to the Company’s unrealized losses on investments reported above relates to the unrealized losses on investments and is accounted for as other comprehensive loss (see Note 7).

Note 6 — Contracts and Agreements

The Company, together with each of the Funds, is a party to marketing agent agreements with ALPS Distributors, Inc. (“ALPS”), a Colorado corporation, whereby ALPS provides certain marketing services for the Funds as outlined in their respective marketing agent agreements. Under the agreement dated as of March 13, 2006, as amended, whereby ALPS provides certain marketing services for USOF, the Company pays ALPS a marketing fee of $425,000 per annum plus the following incentive fee: 0.00% on USOF’s assets from $0 — $500 million; 0.04% on USOF’s assets from $500 million — $4 billion; and 0.03% on USOF’s assets in excess of $4 billion. Under the agreement dated as of April 17, 2007, whereby ALPS provides certain marketing services for USNG, and the agreement dated as of November 13, 2007, whereby ALPS provides certain marketing services for US12OF, the Company pays ALPS fees equal to 0.06% on each of USNG’s and US12OF’s assets up to $3 billion and 0.04% on each of USNG’s and US12OF’s assets in excess of $3 billion. Under the agreement dated as of February 15, 2008, whereby ALPS provides certain marketing services for UGA, and the agreement dated March 10, 2008 whereby ALPS provides certain marketing services for USDHO, the Company pays ALPS fees equal to 0.06% on each of UGA’s and USDHO’s assets up to $3 billion and 0.04% on each of UGA’s and USDHO’s assets in excess of $3 billion. Under the agreement dated as of June 8, 2009, whereby ALPS provides certain marketing services for USSO and the agreement dated October 30, 2009, whereby ALPS provides certain marketing services for US12NG, the Company pays ALPS fees equal to 0.06% on each of USSO’s and US12NG’s assets up to $3 billion; and 0.04% on each of USSO’s and US12NG’s assets in excess of $3 billion. Under the agreement dated as of March 31, 2010, whereby ALPS provides certain marketing services for USBO

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 6 — Contracts and Agreements – (continued)

and the agreement dated July 22, 2010, whereby ALPS provides certain marketing services for each of USCI, CPER, USAG and USMI, the Company pays ALPS fees equal to 0.06% on each of USBO’s, USCI’s, CPER’s, USAG’s and USMI’s assets up to $3 billion; and 0.04% on each of USBO’s, USCI’s, CPER’s, USAG’s and USMI’s assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by the Company: the cost of placing advertisements in various periodicals, web construction and development, and the printing and production of various marketing materials.

The Company, each of the Funds and Trust are parties to custodian agreements with Brown Brothers Harriman & Co. (“Brown Brothers”), whereby Brown Brothers holds investments on behalf of the Funds. The Company pays the fees of the custodian, which shall be determined by the parties from time to time. In addition, the Company, with each of the Funds and the Trust, are parties to administrative agency agreements with Brown Brothers, whereby Brown Brothers acts as the administrative agent, transfer agent and registrar for each of the Funds. The Company also pays the fees of Brown Brothers for its services under these agreements and such fees will be determined by the parties from time to time.

Currently, the Company pays Brown Brothers for its services, in the foregoing capacities, the greater of a minimum amount of $75,000 annually or an asset-based charge of (a) 0.06% for the first $500 million of combined net assets, (b) 0.0465% for combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% of combined net assets in excess of $1 billion. The Company also pays a $20,000 annual fee for transfer agency services and transaction fees ranging from $7.00 to $15.00 per transaction.

The Company, as Sponsor to the Trust, has entered into an agreement with SummerHaven Asset Management, LLC (“SummerHaven”) for their services as a commodity trading advisor to each of USCI, CPER, USAG and USMI. For their services, the Company pays SummerHaven an advisory fee for USCI equal to a percentage of the average daily assets of USCI that is equal to the percentage paid to USCF by USCI minus 0.14% with that result multiplied by 0.5 minus 0.06%. The Company also pays an advisory fee for each of CPER, USAG and USMI equal to a percentage of the average daily assets of CPER, USAG and USMI that is equal to the percentage paid to USCF by CPER, USAG and USMI minus 0.18% with that result multiplied by 0.5 minus 0.06%. The Company also pays SummerHaven a sublicense fee for the use of the Commodity Index, the Copper Index, the Agriculture Index and the Metals Index. For each of USCI, CPER, USAG and USMI, the Company paid $15,000 for the calendar year 2012, plus an annual fee of 0.06% of the average daily assets of each of USCI, CPER, USAG and USMI.

Each of the Funds, with the exception of USCI, CPER, USAG and USMI, has entered into brokerage agreements pursuant to which UBS Securities LLC acts as the futures commission merchant (the “FCM”); NewEdge USA, LLC acts as the FCM for USCI, CPER, USAG and USMI. The agreements provide that the FCM will charge commissions of approximately $7 to $8 per round-turn trade plus applicable exchange and NFA fees for futures contracts and options on futures contracts.

Each of the Funds, other than USBO, USCI, CPER, USAG and USMI, has invested primarily in futures contracts traded on the Exchange since the commencement of its operations. The Funds, other than USBO, USCI, CPER, USAG and USMI, have entered into a license agreement with the Exchange whereby the Funds were granted a non-exclusive license to use certain of the Exchange’s settlement prices and service marks. Up to October 19, 2011, the Funds, other than USBO, USCI, CPER, USAG and USMI, paid a licensing fee that was equal to 0.04% for the first $1,000,000,000 of combined assets of the Funds and 0.02% for combined assets

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 6 — Contracts and Agreements – (continued)

above $1,000,000,000. On and after October 20, 2011, the Funds, other than USBO, USCI, CPER, USAG and USMI, pay a licensing fee that is equal to 0.015% on all assets.

The Funds expressly disclaim any association with the Exchange or endorsement of the Funds by the Exchange and acknowledge that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such Exchange.

The Company has contracted an accounting firm to prepare each of the Funds, USSNG and the United States Commodity Index Funds Trust’s yearly income tax filings with the Internal Revenue Service and various states. The cost associated with any registered new fund is expected to be comparable.

Note 7 — Accumulated Other Comprehensive Loss

Changes in accumulated other comprehensive loss for the years ended December 31, 2012 and 2011 are as follows:

Balance, December 31, 2010	$(497,966)
Unrealized holding losses on investments	(1,085)

Balance, December 31, 2011	(499,051)
Unrealized holding losses on investments	(60,340)

Balance, December 31, 2012	$(559,391)

The Company records its other comprehensive loss net of income tax expense (benefit). As of December 31, 2012 and 2011, the Company has not recorded an income tax expense or benefit associated with its accumulated other comprehensive loss (see Note 5).

Note 8 — Off-Balance Sheet Risks and Contingencies

The Funds engage in the trading of U.S. futures contracts, options on U.S. contracts, cleared swap contracts and over-the-counter derivative transactions (collectively “derivatives”). The Funds are exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

All of the contracts currently traded by the Funds, with the exception of USNG, are exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, the Funds must rely solely on the credit of their respective individual counterparties. To the extent the Funds enter into non-exchange traded contracts, they are subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. The Funds also have credit risk since the sole counterparty to all domestic futures contracts is the exchange clearing corporation. In addition, the Funds bear the risk of financial failure by the clearing broker.

The purchase and sale of futures and options on futures contracts require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 8 — Off-Balance Sheet Risks and Contingencies – (continued)

A customer’s cash and other property, such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Funds are exposed to market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both buyers and sellers of options, the Funds pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option.

The Company’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting and control procedures. In addition, the Company has a policy of reviewing the credit standing of each clearing broker or counter-party with which it conducts business.

The financial instruments held by the Company are reported in the statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturities.

The Company has securities for its own account and may incur losses if the market value of the securities decreases subsequent to December 31, 2012.

The Company has a substantial portion of its assets on deposit with banks. Assets deposited with banks are subject to credit risk. In the event of a bank’s insolvency, recovery of the Company’s assets on deposit may be limited to account insurance or other protection afforded such deposits. As of December 31, 2012, the Company had cash of $2,469,405 in excess of the federally insured amount of $250,000.

Note 9 — Subsequent Events

In accordance with FASB ASC Topic 855-10-05, the Company has performed an evaluation of subsequent events through March 28, 2012 which is the date the financial statements were available to be issued. The evaluation did not result in any items to disclose.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

1933 Act: The Securities Act of 1933.

Administrator: Brown Brothers Harriman & Co., Inc.

Asian Benchmark Commodities: The basket of commodities futures contracts chosen by the Sponsor based on either the systemic importance to Asian economies or the fact that the commodity or commodities trade on an Asian domiciled futures exchange.

Asian Commodities Interests: Futures Contracts and Other Asian Commodities-Related Investments.

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to UAC.

Benchmark Futures Contracts: The Asian commodities futures contracts selected as a component of the Futures Basket.

Business Day: Any day other than a day when the NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which a Benchmark Futures Contract is traded is closed for regular trading.

CEA: Commodity Exchange Act.

CFMA: Commodity Futures Modernization Act of 2000.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities or some other benchmark, that is submitted to a central clearinghouse after it is either traded over-the-counter or on an exchange or other trading platform.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor or CTA: Subject to certain exceptions set forth in the Commodity Exchange Act, any person who for compensation or profit, (i) engages in the business of advising others, either directly or through publications, writings or electronic media, as to the value of or the advisability of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market, or (ii) as part of a regular business, issues or promulgates analyses or reports concerning any of the activities referred to in (i).

CPER: United States Copper Index Fund.

Creation Basket: A block of 50,000 units used by UAC to issue units.

Custodian: Brown Brothers Harriman & Co., Inc.

Dodd-Frank Act: “The Dodd-Frank Wall Street Reform and Consumer Protection Act” that was signed into law on July 21, 2010.

DTC: The Depository Trust Company. DTC will act as the securities depository for the units.

DTC Participant: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Basket: The basket of Benchmark Futures Contract that UAC attempts to track.

Futures Contracts: Futures contracts for commodities that are traded on the US, UK, Canadian or Asian domestic exchanges.

Futures Exchanges: Chicago Mercantile Exchange (“CME”), Chicago Board of Trade (“CBOT”), New York Mercantile Exchange (“NYMEX”), Commodity Exchange, Inc. (“COMEX”), ICE Futures US (“ICE US”), ICE Futures Canada (“ICE Canada”), ICE Futures Europe (“ICE Europe”), London Mercantile Exchange (“LME”), Tokyo Commodity Exchange (“TOCOM”), Dubai Mercantile Exchange (“DME”) and Bursa Malaysia (“Malaysia”).

General Partner: United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, and which is the general partner of each of the stated Related Public Funds.

HARD: US Golden Currency Fund.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

NAV: net asset value of a fund.

NFA: National Futures Association.

NYMEX: New York Mercantile Exchange.

1933 Act: The Securities Act of 1933.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Asian Commodities-Related Investments: Other Asian Commodities-Related investments such as exchange-listed cash-settled options on Futures Contracts, forward contracts relating to commodities, cleared swap contracts and over-the-counter transactions that are based on the price of commodities, Futures Contracts and indices based on the foregoing.

Over-the-Counter Derivative, OTC Derivative, Over-the-Counter Contract, OTC Contract, Over-the-Counter Transaction or OTC Transaction: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Redemption Basket: A block of 50,000 units used by UAC to redeem units.

Related Public Funds: USOF, USNG, US12OF, UGA, USHO, USSO, US12NG, USBO, USCI, USMI, USAG and CPER.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Sponsor: United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of UAC and the other funds in the Trust.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Contract: An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of UAC will not track the daily change in the Benchmark Futures Contract.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust: United States Commodity Funds Trust I.

Trust Agreement: The Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of March 22, 2013.

UAC: United States Asian Commodities Basket Fund.

UGA: United States Gasoline Fund, LP.

UNGD: United States Natural Gas Double Inverse Fund.

Unitholders: Holders of units.

Units: Common units representing fractional undivided beneficial interests in UAC.

US12NG: United States 12 Month Natural Gas Fund, LP.

US12OF: United States 12 Month Oil Fund, LP.

USAG: United States Agriculture Index Fund.

USBO: United States Brent Oil Fund, LP.

USCI: United States Commodity Index Fund.

USDHO: United States Diesel-Heating Oil Fund, LP.

USGO: United States Gasoil Fund.

USMI: United States Metals Index Fund.

USNG: United States Natural Gas Fund, LP.

USOF: United States Oil Fund, LP.

USSF: United States Sugar Fund.

USSO: United States Short Oil Fund, LP.

Valuation Day: Any day as of which UAC calculates its NAV.

You: The owner of units.

APPENDIX B

AMENDED AND RESTATED DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

UNITED STATES COMMODITY FUNDS TRUST I

Dated as of March 22, 2013

By and Between

UNITED STATES COMMODITY FUNDS LLC,

as Sponsor

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Delaware Trustee

UNITED STATES COMMODITY FUNDS TRUST I

AMENDED AND RESTATED DECLARATION OF TRUST

AND TRUST AGREEMENT

This AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of UNITED STATES COMMODITY FUNDS TRUST I (the “Trust”) is made and entered into as of March 22, 2013, by and between United States Commodity Funds LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust, National Association, a Delaware national banking association, as Delaware trustee.

WHEREAS, the Sponsor formed the Trust on September 8, 2011 as a statutory trust organized in series, pursuant to the Delaware Statutory Trust Act;

WHEREAS, the Sponsor and the Trustee are parties to the Declaration of Trust and Trust Agreement of the Trust dated September 8, 2011 (the “Initial Trust Agreement”);

WHEREAS, the Sponsor and Trustee desire to amend and restate the Initial Trust Agreement to provide for additional terms and conditions upon which the Trust shall be administered, as hereinafter provided.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Adjusted Property” means any property the book value of which has been adjusted as provided by Section 7.1(d).

“Administrator” means any Person from time to time engaged to provide administrative services to the Trust pursuant to authority delegated by the Sponsor.

“Affiliate” means, when used with reference to a specified Person, (i) any Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person or (ii) any Person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity.

“Authorized Purchaser” means a Person that is a DTC Participant (as defined in Section 4.6(c)) and has entered into an Authorized Purchaser Agreement that, at the relevant time, is in full force and effect.

“Authorized Purchaser Agreement” means an agreement between the Sponsor, the Trust and an Authorized Purchaser, as the same may be amended or supplemented from time to time in accordance with its terms.

“Basket” means a Creation Basket or a Redemption Basket, as the context may require.

“Book-Tax Disparity” means, with respect to any property held by a Fund, as of any date of determination, the difference between the book value of such property (as initially determined under Section 7.6 in the case of contributed property, and as adjusted from time to time in accordance with Section 7.1(d)) and the adjusted basis thereof for United States federal income tax purposes, as of such date of determination.

“Business Day” means any day other than a day on which either the Exchange or the applicable Fund’s Futures Exchange is closed for regular trading.

“Capital Account” shall have the meaning assigned to such term in Section 7.1(a).

“Capital Contribution” means, with respect to any Unitholder of a Fund, the amount of money and the fair market value of any property (other than money) contributed to the Fund by such Unitholder.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means that certain Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on September 8, 2011, as may be amended from time to time, pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the United States Commodity Futures Trading Commission, and any successor thereto.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commodity” means a traded physical commodity.

“Commodity Contract” means a contract for the purchase or sale of a Commodity or any other contract whose value is determined by reference to the value of a Commodity, one or more Commodities, including a Commodity-based forward contract, futures contract, swap, option or other over the counter transaction.

“Covered Person” means the Trustee, the Sponsor and their respective Affiliates.

“Creation Basket” means a basket of 50,000 Units of a Fund, or such greater or lesser number of Units as the Sponsor may determine from time to time for each Fund.

“Creation Basket Deposit” of a Fund means the Deposit made by an Authorized Purchaser in connection with a Purchase Order and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order by (ii) the Net Asset Value Per Basket of such Fund calculated on the Purchase Order Date.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“Deliver,” “Delivered” or “Delivery” means, when used with respect to Units, either (A) one or more book-entry transfers of such Units to an account or accounts at the Depository designated by the Person entitled to such delivery for further credit as specified by such Person or (B) if the Depository ceases to make its book-entry settlement system available for the Units, execution and delivery at the Trust’s principal office of one or more certificates evidencing those Units.

“Deposit” means the amount of cash or other property contributed or agreed to be contributed to the Trust by any Authorized Purchaser or by the Sponsor, as applicable, in accordance with Article IV hereof.

“Depository” or “DTC” means The Depository Trust Company, New York, New York, or such other depository of Units as may be selected by the Sponsor as specified herein.

“Depository Agreement” means the Letter of Representations relating to each Fund from the Sponsor to the Depository in connection with the initial issuance of Units of such Fund, as the same may be amended or supplemented from time to time.

“Distributor” means ALPS Distributors, Inc. or any Person from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Sponsor.

“DTC Participants” shall have the meaning assigned to such term in Section 4.6(c).

“Event of Withdrawal” means the filing of a certificate of dissolution or cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter), or the provision of written notice by the Sponsor of its withdrawal as Sponsor in accordance with Section 5.12(a) of this Trust Agreement.

“Exchange” means NYSE Arca, Inc. or, if the Units of any Fund shall cease to be listed on such exchange and are listed on one or more other exchanges, the exchange on which the Units of such Fund are principally traded, as determined by the Sponsor.

“Fiscal Year” shall have the meaning assigned to such term in Article XI hereof.

“Fund” means a Fund established and designated as a series of the Trust as provided in Section 4.2(a).

“Futures Exchange” means the contract market or derivatives transaction execution facility on which futures contracts or other investments relating to any underlying Commodities that comprise a Fund’s principal investment focus are principally traded, including but not limited to the New York Mercantile Exchange, ICE Futures, Chicago Board of Trade, Chicago Mercantile Exchange, London Metal Exchange, Commodity Exchange, Inc. or on other foreign exchanges.

“Global Certificates” means the global certificate or certificates for each Fund issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit A.

“Indirect Participants” shall have the meaning assigned to such term in Section 4.6 (c).

“Initial Contribution” shall have the meaning assigned to such term in Section 7.1(a).

“Initial Trust Agreement” means the Declaration of Trust and Trust Agreement of the Trust dated September 8, 2011.

“Internal Revenue Service” or “IRS” means the United States Internal Revenue Service or any successor thereto.

“Liquidating Trustee” shall have the meaning assigned thereto in Section 14.2.

“Management Fee” means the management fee paid to the Sponsor pursuant to this Agreement.

“Net Asset Value” at any time means the total assets in the Trust Estate of a Fund as reasonably determined by the Sponsor or its designee including, but not limited to, all cash and cash equivalents, other debt securities or other property, less total expenses and liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. The amount of any distribution made pursuant to Article VII hereof shall be a liability of such Fund from the day when the distribution is declared until it is paid.

“Net Asset Value Per Basket” means the product obtained by multiplying the Net Asset Value Per Unit of a Fund by the number of Units comprising a Basket at such time.

“Net Asset Value Per Unit” means the Net Asset Value of a Fund divided by the number of Units of a Fund outstanding on the date of calculation.

“NFA” means the National Futures Association.

“Order Cut-Off Time” means such time as disclosed in the Prospectus by which orders for creation or redemption of Baskets must be placed.

“Organization and Offering Expenses” shall have the meaning assigned thereto in Section 5.8(a)(ii).

“Percentage Interest” means, as to each Unitholder, the portion (expressed as a percentage) of the total outstanding Units held by such Unitholder.

“Person” means any natural person, or any partnership, limited liability company, trust, estate, corporation, association or other legal entity, in its own or any representative capacity.

“Prospectus” means the final prospectus and disclosure document of the Trust and any Fund, constituting a part of the Registration Statement for such Fund filed with the SEC and declared effective thereby, as such prospectus may at any time and from time to time be supplemented.

“Purchase Order” shall have the meaning assigned thereto in Section 4.5(a)(i).

“Purchase Order Date” shall have the meaning assigned thereto in Section 4.5(a)(i).

“Reconstituted Trust” shall have the meaning assigned thereto in Section 14.1(a).

“Redemption Basket” means the minimum number of Units of a Fund that may be redeemed pursuant to Section 8.1, which shall be the number of Units of such Fund constituting a Creation Basket on the relevant Redemption Order Date.

“Redemption Distribution” means the cash or the combination of United States Treasury securities, cash and/or cash equivalents or other securities or property to be delivered in satisfaction of a redemption of a Redemption Basket as specified in Section 8.1(c).

“Redemption Order” shall have the meaning assigned thereto in Section 8.1(a).

“Redemption Order Date” shall have the meaning assigned thereto in Section 8.1(b).

“Redemption Settlement Time” shall have the meaning assigned thereto in Section 8.1(d).

“Registration Statement” means a registration statement filed with the SEC under the Securities Act of 1933, the Securities Exchange Act of 1934 or any rules or regulations thereunder, on Form S-1 or Form S-3 or any successor form or any other SEC registration statement form that the Trust may be permitted to use, as any such form may be amended from time to time, pursuant to which the Trust registered Units, as such Registration Statement may at any time and from time to time be amended.

“SEC” means the United States Securities and Exchange Commission.

“Unitholder” means, with respect to any Unit, the Person who owns the ultimate economic beneficial interest in such Unit and does not hold the Unit as a mere nominee or custodian for another Person.

“Units” means the units of fractional undivided beneficial interest in a Fund.

“Sponsor” means United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator and controls the investments and other decisions of the Funds, and any successor thereto or any substitute therefore as provided herein.

“Sponsor’s Units” means the units issued by a Fund to the Sponsor pursuant to Section 2.3, evidencing the Sponsor’s beneficial interests in the net assets of such Fund.

“Suspended Redemption Order” shall have the meaning assigned thereto in Section 8.1(d).

“Tax Matters Partner” means the Sponsor or any successor in its capacity as the “tax matters partner” designated to represent a Fund in certain federal income tax matters pursuant to subchapter C of chapter 63 of the Code or under any comparable provisions of state or local law.

“Transaction Fee” shall have the meaning assigned thereto in Section 4.5(d).

“Trust” means United States Commodity Funds Trust I, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Amended and Restated Declaration of Trust and Trust Agreement as the same may be amended from time to time.

“Trustee” means Wilmington Trust, National Association, or any successor thereto as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Fund, all property and cash held by such Fund.

“Unrealized Gain” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined for purposes of Section 7.1(d)) as of such date of determination over the adjusted basis of such property as of such date of determination.

“Unrealized Loss” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the adjusted basis of such property as of such date of determination over the fair market value of such property (as determined for purposes of Section 7.1(d)) as of such date of determination.

ARTICLE II

GENERAL PROVISIONS

Section 2.1    Name. The name of the Trust shall be “United States Commodity Funds Trust I” in which name the Trustee and the Sponsor may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 2.2    Delaware Trustee; Business Offices.

(a) The sole Trustee of the Trust is Wilmington Trust, National Association, a Delaware national banking association, with its principal place of business in the State of Delaware, which is located at 1100 North Market Street, Wilmington, Delaware 19890-0001 or at such other address in the State of Delaware as the Trustee may designate in writing to the Sponsor. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust, National Association resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

(b) The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be located at 1999 Harrison Street, Suite 1530, Oakland, California 94612. The Trust may maintain such other offices at such other places as the Sponsor deems advisable.

Section 2.3    Declaration of Trust. The Sponsor contributed the sum of $1,000 as an initial contribution to the capital of the Trust and as consideration for the Sponsor’s Units in United States Sugar Fund (“USSF” designated in Section 4.2 hereof, and shall also contribute a sum of $1,000 as consideration for the Sponsor’s Units in each additional Fund designated in Section 4.2 hereof. The initial contribution to USSF is held, and any similar contributions to additional Funds shall be held, in bank accounts in the name of the Trust controlled by the Sponsor, which amount shall constitute the initial trust estate. The trust estate shall be held in trust for the Sponsor. The Sponsor agrees that upon the initial public offering of any additional Fund formed pursuant to this Trust Agreement, the initial capital contribution made by it to a Fund upon such Fund’s formation shall be deemed payment for the Sponsor’s Units in such Fund. The Sponsor declares that the Trust Estate of each Fund will be held in the name of the Trust and each Fund, as applicable, for the benefit of such Fund’s Unitholders for the purposes of, and subject to the terms and conditions set forth in, this Agreement. It is the intention of the Parties hereto to create a statutory trust under the Delaware Trust Statute, organized in series or Funds, and that this Trust Agreement shall constitute the governing instrument of the Trust. Nothing in this Trust Agreement shall be construed to make the Unitholders of any Fund members of a limited liability company, joint stock association, corporation or, except for tax purposes as provided in Section 2.5, partners in a partnership. Effective as of the date hereof, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and, to the extent not inconsistent with this Trust Agreement, in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trust was formed on September 8, 2011, at which time the Trustee filed the Certificate of Trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

Section 2.4    Purposes and Powers. The purpose and powers of the Trust and each Fund shall be: (a) to implement the investment objective of each Fund as contemplated by the Prospectus; (b) to enter into any lawful transaction and engage in any lawful activity in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Sponsor, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes, business, protection and benefit of the Trust and the Trust shall have all of the powers specified in this Section 2.4 hereof, including, without limitation, all of the powers which may be exercised by a Trustee or Sponsor on behalf of the Trust under this Trust Agreement. Except to the extent expressly set forth in Section 2.2(a) and this Article II, the duty and authority to manage the business and affairs of the Trust is hereby vested in the Sponsor, which duty and authority the Sponsor may delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute.

Section 2.5    Tax Matters.

(a) Subject to Section 4.9(b), the Sponsor, and each Unitholder by virtue of its purchase of Units in a Fund, (i) express their intent that the Units of such Fund qualify under applicable tax law as interests in a partnership, and (ii) agree to file U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of such Fund as a partnership in which each of the Unitholders thereof is a partner. The Tax Matters Partner or the Unitholders (as appropriate) will make or refrain from making any tax elections to the extent necessary to obtain treatment consistent with the foregoing. The Sponsor shall not be liable to any Person for the failure of any Fund to qualify as a partnership under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought.

(b) The Sponsor shall obtain a separate federal taxpayer identification number for each Fund prior to the commencement of the Fund’s operations. The Sponsor, at its expense, shall prepare or cause to be prepared all federal, state, and local tax returns of a Fund for each year for which such returns are required to be filed and shall timely file or cause to be timely filed such returns and timely pay or cause to be timely paid, out of the Trust Estate of such Fund, any taxes, assessments or other governmental charges owing with respect to the Fund. The Trustee and the Administrator shall promptly notify the Sponsor if it becomes aware that any tax, assessment or other governmental charge is due or claimed to be due with respect to a Fund. Unless not required to be provided under applicable rules and regulations of the Code, the Sponsor shall deliver or cause to be delivered to each Unitholder of a Fund and the broker or nominee through which a Unitholder owns its Units an IRS Schedule K-1 and such other information, if any, with respect to the Fund as may be necessary for the preparation of the federal income tax or information returns of such Unitholder, including a statement showing the Unitholder’s share of the Fund’s items of income, gain, loss, expense, deduction and credit for the Fiscal Year for federal income tax purposes, as soon as practicable after the last day of the Fiscal Year but not later than March 15 of the following year.

(c) Except as provided herein, the Tax Matters Partner may, in its sole discretion, cause a Fund to make, or refrain from making, any tax elections that the Tax Matters Partner reasonably deems necessary or advisable, including, but not limited to, an election pursuant to Section 754 of the Code.

(d) Each Unitholder of a Unit in a Fund, by its acceptance or acquisition of a beneficial interest therein, agrees to furnish the Sponsor with such representations, forms, documents or other information as may be necessary to enable such Fund to comply with its U.S. federal income tax reporting obligations in respect of such Unit, including an Internal Revenue Service Form W-9 (or the substantial equivalent thereof) in the case of a Unitholder that is a United States person within the meaning of the Code or an Internal Revenue Service Form W-8BEN or other applicable form in the case of a Unitholder that is not a United States person. The Fund shall file any required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Unitholder, shall remit amounts withheld with respect to the Unitholder to the applicable tax authorities. To the extent that the Sponsor reasonably believes that the Fund is required to withhold and pay over any amounts (including taxes, interest, penalties, assessments or additions to tax) to any tax authority with respect to distributions or allocations to any Unitholder, the Fund may withhold such amounts and treat the amounts withheld as distributions of cash to the Unitholder in the amount of the withholding and reduce the amount of cash or other property otherwise distributable to such Unitholder. If an amount required to be withheld was not withheld, the Fund may reduce subsequent distributions to such Unitholder by the amount of such required withholding. In the event of any claimed over-withholding, Unitholders shall be limited to an action against the applicable jurisdiction.

(e) By its acceptance of a beneficial interest in a Unit, a Unitholder waives all confidentiality rights, including all confidentiality rights provided by Section 3406(f) of the Code and Treasury Regulations Section 31.3406(f)-1, with respect to any representations, forms, documents or information, and any information contained in such representations, forms or documents, that the Unitholder provides, or has previously provided, to any broker or nominee through which it owns its Units, to the extent such representations, forms, documents or information may be necessary to enable the Fund to comply with its withholding tax and backup withholding tax and information reporting obligations or to make basis adjustments under Section 754 of the Code with respect to the Units. Furthermore, the parties hereto, and by its acceptance or acquisition of a beneficial interest in a Unit, a Unitholder, acknowledge and agree that any broker or nominee through which a Unitholder holds its Units shall be a third party beneficiary to this Trust Agreement for the purposes set forth in this Section 2.5.

(f) The Sponsor is specifically authorized to act as the “Tax Matters Partner” under the Code for each Fund and in any similar capacity under state or local law. The Tax Matters Partner shall have the authority without any further consent of Fund Unitholders being required (except as specifically required herein) to make any and all elections for federal, state, local, and foreign tax purposes including any election, if permitted by applicable law: (i) to make the election provided for in Code Section 6231(a)(1)(B)(ii); (ii) to adjust the basis of the Fund’s assets pursuant to Code Sections 754, 734(b) and 743(b) or comparable provisions of state, local, or foreign law, in connection with transfers of Units and distributions; (iii) to extend the statute of limitations for assessment of tax deficiencies against the Unitholders with respect to adjustments to the Fund’s federal, state local, or foreign tax returns; and (iv) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Fund and its Unitholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Fund or the Unitholders in their capacities as Unitholders and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unitholders with respect to such tax matters or otherwise affect the rights of the Fund and its Unitholders.

(g) By its acceptance of a beneficial interest in a Unit of a Fund, a Unitholder agrees to the designation of the Sponsor as the initial Tax Matters Partner of the Fund. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. The Tax Matters Partner of a Fund shall be authorized to exercise all rights and responsibilities conferred upon a Tax Matters Partner under Sections 6221-6234 of the Code with respect to such Fund, including, without limitation: (i) handling all audits and other administrative proceedings conducted by the IRS with respect to the Fund; (ii) extending the statute of limitations with respect to the Fund’s partnership tax returns; (iii) entering into a settlement with the IRS with respect to the Fund’s partnership items on behalf of those Limited Owners having less than a 1% interest in the Fund; and (iv) filing a petition or complaint with an appropriate U.S. federal court for review of a final partnership administrative adjustment.

(h) The Sponsor shall maintain all books, records and supporting documents that are necessary to comply with any and all aspects of its duties under this Trust Agreement.

Section 2.6    General Liability of Unitholders. Subject to Sections 9.1 and 9.3 hereof, no Unitholder, other than the Sponsor to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Fund.

Section 2.7    Legal Title. Legal title to all of the Trust Estate of each Fund shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Sponsor or any other Person (other than a Unitholder) as nominee.

Section 2.8    Series Trust. The Trust is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Statutory Trust Act. The Units of the Trust shall be divided into series, each a Fund, as provided in Section 3806(b)(2) of the Delaware Trust Statute. Separate and distinct records shall be maintained for each Fund and the assets associated with a Fund shall be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund. The use of the terms “Trust”, “Fund” or “series” in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on inter-series liability as set forth in Section 3804 of the Delaware Trust Statute.

Section 2.9    Derivative Actions.

(a) No person who is not a Unitholder of a particular Fund shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust with respect to such Fund. No Unitholder of a Fund may maintain a derivative action on behalf of the Trust with respect to such Fund unless holders of a least ten percent (10%) of the outstanding Units of such Fund join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Act, a Unitholder may bring a derivative action on behalf of the Trust with respect to a Fund only if the following conditions are met: (i) the Unitholder or Unitholders must make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Unitholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a sponsor of one or more companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Unitholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Unitholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Sponsor determines not to bring such action.

ARTICLE III

THE TRUSTEE

Section 3.1    Term; Resignation.

(a) The Trust shall have only one trustee unless otherwise determined by the Sponsor. Wilmington Trust, National Association has been appointed and hereby agrees to serve as the Trustee of the Trust. The Sponsor is entitled to appoint additional Trustees and remove any Trustee without cause and appoint a successor Trustee in accordance with the terms hereof at any time. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor and shall have no obligation to supervise or monitor the Sponsor or otherwise manage the Trust.

(b) Any Trustee of the Trust, including the current Trustee, may resign upon 60 days’ prior written notice to the Sponsor and the other Trustee(s), if any; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Sponsor in accordance with Section 3.5. If the Sponsor does not appoint a successor trustee within such 60 day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee. Any person into which the Trustee may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Trustee shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

Section 3.2    Powers. Except to the extent expressly set forth in Section 2.2(a) and this Article III, the duty and authority to manage the business and affairs of the Trust is hereby vested in the Sponsor, which duty and authority the Sponsor may delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Trust Statute, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement. The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing. The Trustee shall not have any implied rights, duties, obligations and liabilities with respect to the business and affairs of the Trust or any Fund. The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

Section 3.3    Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Sponsor or an Affiliate of the Sponsor (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor or an Affiliate of the Sponsor (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

Section 3.4    Indemnification. The Sponsor agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless, the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of any of the Indemnified Parties. The indemnities contained in this Section 3.4 shall survive the termination of this Trust Agreement, the termination of the Trust or the removal or resignation of the Trustee.

Section 3.5    Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807(a) of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

Section 3.6    Liability of Trustee. Except as otherwise provided in this Article III, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust or any Fund is a party shall look only to the appropriate Fund’s Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Sponsor as set forth in Section 2.6 hereof.

The Trustee shall not be liable or accountable hereunder to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement, any agreement contemplated hereunder, or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate or any Units;

(b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in good faith in accordance with the instructions of the Sponsor;

(c) The Trustee shall not have any liability for the acts or omissions of the Sponsor or its delegatees, any beneficial owners or any other person;

(d) The Trustee shall not have any duty or obligation to supervise or monitor the performance of, or compliance with this Trust Agreement by, the Sponsor or its delegatees or any beneficial owner of the Trust.

(e) No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any Fund other agreements to which the Trust or any Fund is a party; and

(g) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

Section 3.7    Reliance; Advice of Counsel.

(a) The Trustee is authorized to take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by or on behalf of the Sponsor or an Affiliate of the Sponsor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, or regarding compliance with any direction received by it hereunder, then the Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions by or on behalf of the Sponsor shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

(b) The Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(c) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Trust, consult with such counsel, accountants and other experts and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

Section 3.8    Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article III shall be deemed not to be a part of any Fund’s Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the applicable Fund’s Trust Estate.

ARTICLE IV

UNITS; DEPOSITS

Section 4.1    General.

(a) The Sponsor shall have the power and authority, without Unitholder approval, to establish and designate one or more series, or Funds, and to issue Units thereof, from time to time as set forth in Section 4.2, as it deems necessary or desirable. Each Fund shall be separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust. The Sponsor shall have exclusive power to fix and determine the relative rights and preferences as between the Units of the Funds as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Funds shall have separate voting rights or no voting rights.

(b) The Sponsor may, without Unitholder approval, divide or subdivide Units of any Fund into two or more classes or subclasses, Units of each such class or subclass having such preferences and special or relative rights and privileges as the Sponsor may determine as provided in Section 4.3. The fact that a Fund shall have been initially established and designated without any specific establishment or designation of classes or subclasses shall not limit the authority of the Sponsor to divide a Fund and establish and designate separate classes or subclasses thereof.

(c) The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units, calculated to four decimal places. From time to time, the Sponsor may divide or combine the Units of any Fund or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Fund or class thereof. The Sponsor may issue Units of any Fund or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend, split or reverse split), all without action or approval of the Unitholders of such Fund. All Units when so issued on the terms determined by the Sponsor shall be fully paid and non-assessable. The Sponsor may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Fund or class thereof into one or more series or classes thereof that may be established and designated from time to time. The Sponsor may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Fund or class thereof reacquired by the Trust. Unless otherwise determined by the Sponsor, treasury Units shall not be deemed cancelled.

(d) The Units of each Fund shall initially be a single class.

(e) No certificates or other evidence of beneficial ownership of the Units will be issued for Sponsor’s Units. Global Certificates will be issued in accordance with Section 4.5(e) of this Agreement for all Units of a Fund other than the Sponsor’s Units of such Fund.

(f) Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

Section 4.2    Establishment of Series, or Funds, of the Trust.

(a) Without limiting the authority of the Sponsor set forth in Section 4.2(b) to establish and designate any further series, the Sponsor has established and designated one initial series or Fund, United States Sugar Fund (“USSF”), and hereby establishes and designates additional series, or Funds, as shown in Exhibit C, which may be amended from time to time.

The provisions of this Article IV shall be applicable to each of the Funds shown in Exhibit C and any further Fund that may from time to time be established and designated by the Sponsor as provided in Section 4.2(b); provided, however, that such provisions may be amended, varied or abrogated by the Sponsor with respect to any Fund created after the initial formation of the Trust in this Agreement or any other written instrument creating such additional Fund.

(b) The establishment and designation of any series, or Funds, other than those set forth above shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit B setting forth such establishment and designation and the relative rights and preferences of such series, or Funds, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Fund previously established and designated, the Sponsor may by an instrument executed by it abolish that Fund and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 4.3    Establishment of Classes and Sub-Classes. The division of any series, or Funds, into two or more classes or sub-classes of Units thereof and the establishment and designation of such classes or sub-classes of Units shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit B setting forth such division, and the establishment, designation, and relative rights and preferences of such classes of Units, or as otherwise provided in such instrument. The relative rights and preferences of the classes or sub-classes of Units of any Fund may differ in such respects as the Sponsor may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Units outstanding of any particular class or sub-class of Units previously established and designated, the Sponsor may by an instrument executed by it abolish that class or sub-class of Units and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 4.4    Offer of Units. With respect to each Fund, during the period commencing with the initial effective date of the Prospectus of the Fund and ending no later than immediately prior to the time Units of such Fund begin trading on an Exchange, such Fund shall offer Units to Authorized Purchasers in Creation Baskets pursuant to SEC Rule 415, at an offering price as specified in the prospectus for each Fund. After such period, each Fund shall continue to offer Units in Creation Baskets at the Net Asset Value Per Basket of such Fund. The Sponsor shall make such arrangements for the sale of the Units as it deems appropriate. The offering for each Fund shall be made on the terms and conditions set forth in the Prospectus for such Fund.

Section 4.5    Procedures for Creation and Issuance of Creation Baskets.

(a) General. The following procedures, as supplemented by the more detailed procedures specified in an attachment to the Authorized Purchaser Agreement for each Fund, which may be amended from time to time in accordance with the provisions of the Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of Creation Baskets for each Fund. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets, which may be issued by each Fund is unlimited.

(i) On any Business Day, an Authorized Purchaser may submit to the Sponsor or its designee a purchase order to subscribe for and agree to purchase one or more Creation Baskets for the applicable Fund (such request by an Authorized Purchaser, a “Purchase Order”) in the manner provided in the Authorized Purchaser Agreement. Any Purchase Order must be received by the Order Cut-Off Time on a Business Day (the “Purchase Order Date”). By placing a Purchase Order, an Authorized Purchaser agrees to deposit cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property with the Trust. Failure to do so shall result in the cancellation of the Purchase Order. The Sponsor or its designee will process Purchase Orders only from Authorized Purchasers with respect to which the Authorized Purchaser Agreement for the Fund is in full force and effect. The Sponsor or its designee will maintain and provide to Unitholders upon request a current list of the Authorized Purchasers for each Fund with respect to which the Authorized Purchaser Agreement is in full force and effect.

(ii) Any Purchase Order is subject to rejection by the Sponsor or its designee pursuant to Section 4.5(c). The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities that may be included in Creation Basket Deposits and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(iii) After accepting an Authorized Purchaser’s Purchase Order, the Sponsor or its designee will issue and deliver Creation Baskets to fill an Authorized Purchaser’s Purchase Order on the third Business Day following the Purchase Order Date, but only if by such time the Sponsor or its designee has received (A) for its own account, the Transaction Fee, and (B) for the account of the Trust, the Creation Basket Deposit due from the Authorized Purchaser submitting the Purchase Order. The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and/or the amount of cash, including the maximum permitted remaining maturity of a Treasury and the proportions of Treasuries and cash, that may be included in Deposits to create Baskets and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day. The Sponsor or its designee will obtain from each Authorized Purchaser an acknowledgment that it has received a copy of the Prospectus prior to accepting any Purchase Order.

(b) Deposit with the Depository. Upon issuing a Creation Basket for any Fund pursuant to a Purchase Order, the Sponsor will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Authorized Purchaser that submitted the Purchase Order.

(c) Rejection. For each Fund, the Sponsor or its designee shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit: (i) determined by the Sponsor or its designee not to be in proper form; (ii) determined by the Sponsor not to be in the best interest of the Unitholders; (iii) that, due to position limits or otherwise, the Sponsor determines investment alternatives that will enable a Fund to meet its investment objective are not available to such Fund at that time; (iv) the acceptance or receipt of which would have adverse tax consequences to the Trust, the Fund or the Fund’s Unitholders; (v) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; (vi) if circumstances outside the control of the Sponsor or its designee make it, for all practical purposes, not feasible, as determined by the Sponsor in its sole discretion, to process creations of Creation Baskets; or (vii) for any other reason set forth in the Authorized Purchaser Agreement entered into with that Authorized Purchaser. Neither the Sponsor nor its designee shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

(d) Transaction Fee. For each Fund, a non-refundable transaction fee will be payable by an Authorized Purchaser to the Sponsor for its own account in connection with each Purchase Order pursuant to this Section 4.5 and in connection with each Redemption Order of such Authorized Purchaser pursuant to Section 8.1 (each a “Transaction Fee”). The Transaction Fee charged in connection with each such creation and redemption shall be initially $1,000, but may be changed as provided below. Even though a single Purchase Order or Redemption Order may relate to multiple Creation Baskets or Redemption Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order for a Fund. The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Sponsor.

(e) Global Certificate Only. Certificates for Creation Baskets of a Fund will not be issued, other than the Global Certificates issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Units will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 4.6.

(f) Replacement of Depository. The Depository may determine to discontinue providing its service with respect to Creation Baskets and Units of any Fund by giving notice to the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Sponsor shall take action to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Sponsor or, if such a replacement is unavailable, to either (i) terminate the Trust or specific Funds, as applicable, or (ii) execute and deliver separate certificates evidencing Units registered in the names of the Unitholders thereof, with such additions, deletions and modifications to this Trust Agreement and to the form of certificate evidencing Units as the Sponsor deems necessary or appropriate.

Section 4.6    Book-Entry-Only System, Global Certificates.

(a) Global Certificates. The Trust and the Sponsor will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Units of each Fund. Units of each Fund will be represented by the Global Certificates (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Units will be issued. The Global Certificates for each Fund shall be in the form attached hereto as Exhibit A or described therein and shall represent such Units as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Units of a Fund from time to time endorsed thereon and that the aggregate amount of outstanding Units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Certificate to reflect the amount, or any increase or decrease in the amount, of outstanding Units represented thereby shall be made in such manner and upon instructions given by the Sponsor on behalf of the Trust as specified in the Depository Agreement.

(b) Legend. Any Global Certificate issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c) The Depository. The Depository has advised the Trust and the Sponsor as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants (the “DTC Participants”) and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

(d) Unitholders. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Units of a Fund, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Units so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Sponsor on behalf of each Fund and each Authorized Purchaser, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Units will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Unitholders will be shown on, and the transfer of Units will be effected only through, in the case of DTC Participants, the records maintained by the Depository and, in the case of Indirect Participants and Unitholders holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants or Indirect Participants. Unitholders are expected to receive, from or through the broker or bank that maintains the account through which the Unitholder has purchased Units, a written confirmation relating to their purchase of Units.

(e) Reliance on Procedures. Unitholders will not be entitled to have Units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form. Accordingly, to exercise any rights of a holder of Units under the Trust Agreement, a Unitholder must rely on the procedures of the Depository and, if such Unitholder is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Unitholder holds its interests. The Trust and the Sponsor understand that under existing industry practice, if the Trust or any Fund requests any action of a Unitholder, or a Unitholder desires to take any action that the Depository or its nominee, as the record owner of all outstanding Units of each Fund, is entitled to take, (1) in the case of a Trust request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Units through it, with each successive Indirect Participant continuing to notify each person holding Units through it until the request has reached the Unitholder, and (2) in the case of a request or authorization to act being sought or given by a Unitholder, such request or authorization is given by such Unitholder and relayed back to the Trust or such Fund through each Indirect Participant and DTC Participant through which the Unitholder’s interest in the Units is held.

(f) Communication between the Trust and the Unitholders. As described above, the Trust and the Funds will recognize the Depository or its nominee as the owner of all Units for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Unitholders will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Funds upon request and for a fee to be charged to the Funds a listing of the Unit holdings of each DTC Participant. The Trust or the Funds shall inquire of each such DTC Participant as to the number of Unitholders holding Units of a Fund, directly or indirectly, through such DTC Participant. The Trust or the Funds shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Unitholders. In addition, the Funds shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(g) Distributions. Any distributions on Units pursuant to Section 7.8 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Units. The Trust and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Units, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Units as shown on the records of the Depository or its nominee. The Trust and the Sponsor also expect that payments by DTC Participants to Indirect Participants and Unitholders holding Units through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. None of the Trust, the Funds, the Trustee or the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Unitholders, or payments made on account of beneficial ownership interests in Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Unitholders owning through such DTC Participants or Indirect Participants or between or among the Depository, any Unitholder and any person by or through which such Unitholder is considered to own Units.

(h) Limitation of Liability. Each Global Certificate to be issued hereunder is executed and delivered solely on behalf of the Trust by the Sponsor, as Sponsor, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in each Global Certificate are made and intended not as personal representations, undertakings and agreements by the Sponsor or the Trustee, but are made and intended for the purpose of binding only the Trust. Nothing in the Global Certificate shall be construed as creating any liability on the Sponsor or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

(i) Successor Depository. If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 4.6.

Section 4.7    Assets. All consideration received by a Fund for the issue or sale of Units together with such Fund’s Trust Estate in which such consideration is invested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, shall belong to each Fund for all purposes, subject only to the rights of creditors of such Fund and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of such Fund.

Section 4.8     Liabilities of Funds.

(a) The Trust Estate belonging to each particular Fund shall be charged with the liabilities of the Trust in respect of that Fund and only that Fund, and all expenses, costs, charges, indemnities and reserves attributable to that Fund. Any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as belonging to any particular Fund shall be allocated and charged by the Sponsor to and among any one or more of the Funds established and designated from time to time in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Sponsor shall be conclusive and binding upon all Unitholders for all purposes. The Sponsor shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation or claim represented thereby to that Fund and its assets.

(b) Without limiting the foregoing provisions of this Section 4.8, but subject to the right of the Sponsor in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses (“Claims”) incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund. Notice of this limitation on inter-series liabilities is set forth in the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) became applicable to the Trust and each Fund. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation on the Units represented thereby to that Fund and its assets, but the absence of such a provision shall not be construed as creating recourse to any other Fund or any other person.

(c) Any agreement entered into by the Trust, any Fund, or the Sponsor, on behalf of the Trust generally or any Fund, including, without limitation, the Purchase Order entered into with each Authorized Purchaser, will include language substantially similar to the language set forth in Section 4.8(b).

Section 4.9    Voting Rights. The Unitholders shall have the limited voting rights as set forth in this Agreement.

(a) Unless approved by at least a majority of the Unitholders of the applicable Fund, the Sponsor shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Fund, to the extent it would materially and adversely affect such Fund’s Unitholders, to be taxable other than as a partnership for federal income tax purposes.

(b) Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders, each Unitholder shall be entitled to a proportionate vote based upon the number of Units, or fraction thereof, standing in its name on the books of the applicable Fund.

Section 4.10    Equality. Except as provided herein or in an instrument establishing a Fund, all Units of a Fund shall represent an equal proportionate beneficial interest in the assets of the Fund subject to the liabilities of the Fund, and each Unit shall be equal to each other Unit. The Sponsor may from time to time divide or combine the Units into a greater or lesser number of Units without thereby changing the proportionate beneficial interest in the assets of the Fund or in any way affecting the rights of Unitholders.

Section 4.11    Record Dates. Whenever any distribution will be made, or whenever for any reason there is a split, reverse split or other change in the outstanding Units, or whenever the Sponsor shall find it necessary or convenient in respect of any matter, the Sponsor in its sole discretion shall fix a record date for the determination of the Unitholders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, or entitled to act in respect of any other matter for which the record date was set.

ARTICLE V

THE SPONSOR

Section 5.1    Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Sponsor as an agent of the Trust and the conduct of the Trust’s business shall be controlled and conducted solely by the Sponsor in accordance with this Trust Agreement.

Section 5.2    Authority of Sponsor. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Sponsor shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities;

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

(c) To deposit, withdraw, pay, retain and distribute each Fund’s Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of any Registration Statement and supplements and amendments thereto;

(e) To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

(f) To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto, and any Prospectus;

(g) To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Securities Exchange Act of 1934, the CE Act, or the rules and regulations thereunder;

(h) To pay or authorize the payment of distributions to the Unitholders and expenses of each Fund;

(i) Subject to section 2.5(a), to make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law, as the Sponsor shall determine to be in the best interests of the Trust; and

(j) In the sole discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors.

Section 5.3    Obligations of the Sponsor. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Sponsor shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Unitholders;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Appoint and remove independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purpose and as a “partnership” for U.S. federal income tax purposes;

(f) Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, subject to Section 5.4(b), pledge, mortgage and hypothecate the Trust Estate of each Fund in accordance with the purposes of the Trust and the Registration Statement.

(g) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Sponsor’s immediate possession or control;

(h) Enter into an Authorized Purchaser Agreement with each Authorized Purchaser and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

(i) For each Fund, receive from Authorized Purchasers and process, or cause the Distributor to process, properly submitted Purchase Orders, as described in Section 4.5(a)(i);

(j) For each Fund, in connection with Purchase Order, receive Creation Basket Deposits from Authorized Purchasers;

(k) For each Fund, in connection with Purchase Order, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Authorized Purchaser submitting a Purchase Order for which the Sponsor has received the requisite Transaction Fee and the Trust has received the requisite Deposit, as described in Section 4.5(d);

(l) For each Fund, receive from Authorized Purchasers and process, or cause the Distributor to process, properly submitted Redemption Orders, as described in Section 8.1(a), or as may from time to time be permitted by Section 8.2;

(m) For each Fund, in connection with Redemption Orders, receive from the redeeming Authorized Purchaser through the Depository, and thereupon cancel or cause to be cancelled, Units corresponding to the Redemption Baskets to be redeemed as described in Section 8.1, or as may from time to time be permitted by Section 8.2;

(n) Interact with the Depository as required; and

(o) Delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or commodity trading or other advisors.

Section 5.4    General Prohibitions. The Trust and each Fund, as applicable, shall not:

(a) Borrow money from or loan money to any Unitholder (including the Sponsor);

(b) Create, incur, assume or suffer to exist any lien, mortgage, pledge, conditional sale or other title retention agreement, charge, security interest or encumbrance, except (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (ii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iii) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA, or (v) the deposit of margin or collateral with respect to the initiation and maintenance of Commodity Contract positions; or

(c) Operate the Trust or a Fund in any manner so as to contravene the requirements to preserve the limitation on inter-series liability set forth in Section 3804 of the Delaware Trust Statute.

Section 5.5    Liability of Covered Persons. A Covered Person shall have no liability to the Trust, any Fund, or to any Unitholder or other Covered Person for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Unitholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the applicable Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other Person selected by the Sponsor to provide services to the Trust.

Section 5.6    Fiduciary Duty.

(a) To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Funds, the Unitholders or to any other Person, the Sponsor acting under this Trust Agreement shall not be liable to the Trust, the Funds, the Unitholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care set forth in Section 5.5 herein. For the avoidance of doubt, to the fullest extent permitted by law, no person other than the Sponsor and the Trustee shall have any duties (including fiduciary duties) or liabilities at law or in equity to the Trust, any Fund, any Unitholder or any other person. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Sponsor or the Trustee otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor or the Trustee.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any Fund or any Unitholder or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Fund, any Unitholder or any other Person, the Sponsor shall (i) resolve such conflict of interest, or (ii) take such action or provide for such terms as are fair and reasonable to the Trust, any Fund, any Unitholder or any other Person, as applicable, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c) The Sponsor and any Affiliate of the Sponsor may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust or any Fund, as applicable, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust or any Fund, as applicable, it shall have no duty to communicate or offer such opportunity to the Trust or any Fund, as applicable, and the Sponsor shall not be liable to the Trust, any Fund, or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust or any Fund. The Trust, the Funds and the Unitholders shall not have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom. The pursuit of such ventures, even if competitive with the activities of the Trust or any Fund, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Funds, the Unitholders or any Affiliate of the Trust or the Unitholders.

Section 5.7    Indemnification of the Sponsor.

(a) The Sponsor shall be indemnified by the Trust (or, in furtherance of Section 4.8, by a Fund separately to the extent the matter in question relates to a single Fund or disproportionately affects a specific Fund in relation to other Funds) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or any Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or such Fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or such Fund, as applicable, and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of this Trust Agreement on the part of the Sponsor, and (ii) any such indemnification will only be recoverable from the Trust estate or the applicable estate of such Fund. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

(b) Notwithstanding the provisions of this Section 5.7(a) above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any Fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any Fund, as applicable; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or any Fund, as applicable, in cases in which it is not entitled to indemnification under this Section 5.7.

(e) The term “Sponsor” as used only in this Section 5.7 shall include, in addition to the Sponsor, any other Covered Person performing services on behalf of the Trust or any Fund, as applicable, and acting within the scope of the Sponsor’s authority as set forth in this Trust Agreement.

(f) In the event the Trust or any Fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any Fund, as applicable, such Unitholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or such Fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

(g) The payment of any amount by the Trust pursuant to this Section 5.7 shall be subject to Section 4.8 with respect to the allocation of liabilities and other amounts, as appropriate, among the Funds.

Section 5.8    Expenses and Limitations Thereon.

(a) The Sponsor or an Affiliate of the Sponsor shall be responsible for the payment of all Sponsor Expenses incurred in connection with the Trust or any Fund and the initial issuance of the Units of any Fund.

“Sponsor Expenses” shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust, any Fund and the Units under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or any Fund or the offering of a Fund’s Units prior to the time such Units begin trading on an Exchange, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus for a Fund, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units of a Fund, (iv) travel, telephone and other expenses in connection with the offering and issuance of the Units of a Fund, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vii) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor.

(b) Except as set forth in Article III and Sections 5.8(a), all ongoing charges, costs and expenses of each Fund’s operation shall be billed to and paid by the applicable Fund. Such costs and expenses shall include, without limitation: (i) the Sponsor’s fee in accordance with Section 5.9; (ii) brokerage and other fees and commissions incurred in connection with the trading activities of the Funds; (iii) expenses incurred in connection with registering additional Units of a Fund or offering Units of a Fund after the time any Units of such Fund have begun trading on an Exchange; (iv) the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities; (v) fees and expenses associated with compensation to the directors; (vi) payment for routine services of the Trustee, legal counsel and independent accountants; (vii) payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by Affiliates of the Sponsor; (viii) postage and insurance, including directors and officers’ liability insurance; (ix) costs and expenses associated with client relations and services; (x) the payment of any distributions related to redemption of Units; (xi) payment of all federal, state, local or foreign taxes payable on the income, assets or operations of the Fund and the preparation of all tax returns related thereto; and (xii) extraordinary expenses (including, but not limited to, indemnification of any Person against liabilities and obligations to the extent permitted by law and required under this Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

Section 5.9    Compensation to the Sponsor. The Sponsor shall be entitled to receive a management fee as compensation for the management and administrative services rendered by Sponsor to the Trust and each Fund (the “Management Fee”). Each Fund shall pay the Sponsor (or such other person or entity designated by the Sponsor) the Management Fee as set forth in such Fund’s current Prospectus. The Sponsor may, in its sole discretion, waive all or part of the Management Fee.

Section 5.10    Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any unitholder, officer, director, member, manager, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

Section 5.11    Merger, Consolidation, Incorporation.

(a) Notwithstanding anything else herein, the Sponsor may, without Unitholder approval, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Sponsor to accomplish such conversion, merger or consolidation), (ii) cause the Units to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States,

(iv) sell or convey all or substantially all of the assets of the Trust or any Fund to another Fund of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Sponsor to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States, for adequate consideration as determined by the Sponsor which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Fund, and which may include Units of such other Fund of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Fund thereof.

(b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Trust Statute and notwithstanding anything to the contrary contained in this Trust Agreement, an agreement of merger or consolidation approved by the Sponsor in accordance with this Section 5.11 may effect any amendment to the Trust Agreement (other than an amendment adverse to the Trustee without its consent) or effect the adoption of a new trust agreement of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c) Notwithstanding anything else herein, the Sponsor may, without Unitholder approval, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Fund thereof may be transferred and may provide for the conversion of Units in the Trust or any Fund thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

Section 5.12    Withdrawal of the Sponsor.

(a) The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior notice to all Unitholders and the Trustee. If the Sponsor withdraws and a successor Sponsor is selected in accordance with Section 14.1(a)(ii), the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

(b) The Sponsor will not cease to be a Sponsor of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(c) In connection with any Event of Withdrawal, the Sponsor shall not cease to be a Sponsor of the Trust, or to have the power to exercise any rights or powers as a Sponsor, or to have liability for the obligations of the Trust under Section 2.6 hereof, until a substitute Sponsor, which shall carry on the business of the Trust, has been admitted to the Trust or until the Trust has been terminated in accordance with Section 14.1.

(d) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor or the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Sponsor’s Units to an Affiliate of the Sponsor. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 5.12(a) or an Event of Withdrawal or assignment of Units for purposes of Section 6.2(a).

(e) The Sponsor may be removed as Sponsor of the Trust only if such removal is approved by the Unitholders holding at least 66 2/3% of the outstanding Units (excluding for this purpose any Units held by the Sponsor and its Affiliates). Any such action by such holders for removal of the Sponsor of the Trust must also provide for the election of a successor Sponsor of the Trust by the Unitholders holding a majority of the outstanding Units (excluding for this purpose any Units held by the Sponsor and its Affiliates). Such removal shall be effective immediately following the admission of a successor Sponsor of the Trust.

Section 5.13    Authorization of Registration Statements. Each Unitholder (or any permitted assignee thereof) hereby agrees that the Sponsor, the Trust, and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by any Registration Statement on behalf of the Trust without any further act, approval or vote of the Unitholders of the Funds, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

Section 5.14    Litigation. The Sponsor is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the interests of the Trust or any Fund, as applicable. The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the assets of the applicable Fund, or with respect to the Trust, out of the Funds’ assets on a pro rata basis and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Sponsor.

ARTICLE VI

TRANSFERS OF UNITS

Section 6.1    Transfer of Units. To the fullest extent permitted by law, a Unitholder may not transfer his Units or any part of his right, title and interest in the capital or profits in any Fund except as permitted in this Article VI and any act in violation of this Article VI shall not be binding upon or recognized by the Trust (regardless of whether the Sponsor shall have knowledge thereof), unless approved in writing by the Sponsor. Unitholders that are not DTC Participants may transfer Units by instructing the DTC Participant or Indirect Participant holding the Units for such Unitholder in accordance with standard securities industry practice. Unitholders that are DTC Participants may transfer Units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

Section 6.2    Transfer of Sponsor’s Units. Upon the Sponsor ceasing to serve as Sponsor of the Trust, the Sponsor’s Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof.

ARTICLE VII

CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

Section 7.1    Capital Accounts.

(a) There shall be established on the books and records of each Fund for each Unitholder a separate account (a “Capital Account”), which shall be determined in accordance with the following provisions:

(i) A Unitholder’s Capital Account shall be increased by such Unitholder’s Capital Contributions to the Fund and by any income or gain (including income and gain exempt from tax) computed in accordance with Section 7.1(b) and allocated to such Unitholder pursuant to Section 7.2.

(ii) A Unitholder’s Capital Account shall be decreased by the amount of cash distributed to such Unitholder pursuant to any provision of this Agreement and by any expenses, deductions or losses computed in accordance with section 7.1(b) and allocated to such Unitholder pursuant to Section 7.2.

(b) For purposes of computing the amount of any item of income, gain, deduction, expense or loss to be reflected in a Unitholder’s Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes pursuant to Code section 703(a); provided, that:

(i) Items described in Section 705(a)(2)(B) of the Code shall be treated as items of deduction. All fees and other expenses incurred by the Fund to promote the sale of (or to sell) a Unit that can neither be deducted nor amortized under section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item described in Section 705(a)(2)(B) of the Code.

(ii) Except as otherwise provided in Treasury Regulations section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code.

(iii) In computing income, gain, deduction, expense or loss for Capital Account purposes, the amount of such item shall be determined taking into account the book value of the Fund’s property, as adjusted pursuant to Section 7.1(c).

(c) Consistent with the provisions of Treasury Regulations section 1.704-1(b)(2)(iv)(f), upon an issuance or redemption of Units, in connection with the dissolution, liquidation or termination of a Fund, or otherwise as appropriate pursuant to generally accepted industry accounting practices, the Capital Accounts of all Unitholders may, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to Fund property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such property, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, and had been allocated to the Unitholders at such time pursuant to Section 7.2. Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), appropriate adjustments shall be made to the book value of a Fund’s property with Unrealized Gain or Unrealized Loss. Proper adjustment shall be made to the amount of any Capital Account adjustment under this Section 7.1(c) to take into account any prior Capital Account adjustment under this Section.

(d) In the event a Unit (or beneficial interest therein) is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Treasury regulations, and shall be interpreted and applied in a manner consistent with such regulations. In the event the Sponsor shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such regulations, it may make such modification. The Sponsor also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Unitholders and the amount of capital reflected on a Fund’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations section 1.704-1(b).

Section 7.2    Allocations for Capital Account Purposes.

(a) For purposes of maintaining Capital Accounts and in determining the rights of the Unitholders among themselves, except as otherwise provided in this Section 7.2 each item of income, gain, loss, expense and deduction (computed in accordance with Section 7.1(b)) shall be allocated to the Unitholders in accordance with their respective Percentage Interests.

(b) Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), items of depreciation, depletion, amortization and gain or loss attributable to Adjusted Property that has a Book-Tax Disparity shall be allocated among the Unitholders in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(g)(3).

(c) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(5) or 1.704- 1(b)(2)(ii)(d)(6), items of a Fund’s income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate a deficit balance in its Capital Account (after decreasing such Unitholder’s Capital Account balance by the items described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6)) created by such adjustments, allocations or distributions as quickly as possible. This Section 7.2(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(d).

Section 7.3    Allocations for Tax Purposes.

(a) For U.S. federal income tax purposes, except as otherwise provided in this Section 7.3, each item of income, gain, loss, deduction and credit of a Fund shall be allocated among the Unitholders in accordance with their respective Percentage Interests.

(b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, or loss shall be allocated for U.S. federal income tax purposes among the Unitholders under the principles of the remedial method of Treasury Regulations section 1.704-3(d).

(c) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Unitholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 7.2(c).

(d) The provisions of this Article VII and the other provisions of this Trust Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. The Sponsor or Administrator shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 7.3 if necessary in order to comply with Section 704 of the Code or applicable Treasury Regulations thereunder.

Section 7.4    Tax Conventions.

(a) For purposes of Sections 7.1, 7.2, and 7.3, the Sponsor or Administrator shall adopt such conventions as may be necessary, appropriate or advisable in the Sponsor’s reasonable discretion in order to comply with applicable law, including Section 706 of the Code and the Treasury Regulations or rulings promulgated thereunder. The Sponsor may revise, alter or otherwise modify such conventions in accordance with the standard established in the previous sentence.

(b) Unless the Sponsor determines that another convention is necessary or appropriate in the Sponsor’s reasonable discretion in order to comply with applicable law, each Fund shall use the monthly convention described in this section 7.4(b).

(i) All issuances, redemptions and transfers of Units or beneficial interests therein shall be deemed to take place at a price (the “single monthly price”) equal to the value of such Unit or beneficial interest therein at the end of the Business Day during the month in which the issuance, redemption or transfer takes place on which the value of a Unit is lowest. Accordingly, in determining Unrealized Gain or Unrealized Loss and in making the adjustments provided for by Section 7.1(c), the fair market value of all Fund property immediately prior to the issuance, redemption or transfer of Units shall be deemed to be equal to the lowest value of such property (as determined under Section 7.6) during the month in which such Units are issued or redeemed. In the event that a Fund makes an election under Section 754 of the Code, adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price.

(ii) All property contributed to a Fund shall be deemed to have a value equal to the value of such property (determined under principles similar to those described in Section 7.6) on the date of such contribution. All purchases and sales of property, however, shall be treated as taking place at a price equal to the purchase or sale price of the property, respectively.

(iii) In general, each item of a Fund’s income, gain, expense, loss, deduction and credit shall, for U.S. federal income tax purposes, be determined for each calendar month during a taxable period based on an interim closing of the books and shall be allocated solely to the Unitholders recognized as unitholders of a Fund as of the close of business on the last trading day of the preceding calendar month. For this purpose, any transfer of a Unit during a calendar month shall be treated as being effective immediately prior to the close of business on the last trading day of a calendar month. Notwithstanding the foregoing, unless the Sponsor determines that another method is necessary or appropriate in the Sponsor’s reasonable discretion, gain or loss on a sale or other disposition of all or a substantial portion of the assets of a Fund (or, in the Sponsor’s sole discretion, other sales or dispositions of assets if appropriate to more accurately allocate such gain and loss to Unitholders in a manner that corresponds to their economic gain and loss) shall be allocated to the Unitholders who own Units as of the close of the day in which such gain or loss is recognized for federal income tax purposes. Investors who hold a Unit on the last trading day of the first month of a Fund’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the Unit.

(c) The allocations pursuant to Section 7.4(b) are intended to constitute a reasonable method of allocation in accordance with Treasury Regulations section 1.706-1(c)(2)(ii) and to take into account a Unitholder’s or Unitholders’ varying Units during the taxable year of any issuance, redemption or transfer of Units or beneficial interests therein. Any person who is the transferee of Units shall be deemed to consent to the methods of determination and allocation set forth in Section 7.4(b), and in any other provision of this Article VII, as a condition of receiving such Units.

Section 7.5    No Interest on Capital Account. No Unitholder shall be entitled to interest on its Capital Account.

Section 7.6    Valuation.

(a) For purposes of determining the Net Asset Value of a Fund, the Trust will value all property at (A) its current market value, if quotations for such property are readily available or (B) its fair value, as reasonably determined by the Sponsor, if the current market value cannot be determined.

(b) The Sponsor may (but is not required to) employ the services of, and rely upon the reports of, a recognized pricing service. If the Sponsor determines that the procedures in this Section are an inappropriate basis for the valuation of the Trust’s assets, it shall determine an alternative basis to be employed. The Sponsor shall not be liable to any Person for any determination as to the alternative basis for evaluation, provided that such determination is made in good faith.

Section 7.7    Distributions.

(a) Distributions on Units of a Fund may be paid with such frequency as the Sponsor may determine, which may be daily or otherwise, to the Unitholders in accordance with Section 4.6(g) from such of the income and capital gains, accrued or realized, from each Trust Estate, after providing for actual and accrued liabilities. Such distributions shall be made in cash or, at the sole discretion of the Sponsor, in property.

(b) Distributions from a Fund upon the occurrence of a redemption or upon dissolution, liquidation or termination pursuant to Sections 8.1 and 14.2 of this Trust Agreement will be in the form of property and/or cash as determined by such sections, as applicable; provided that amounts received by Unitholders in the case of distributions upon dissolution, liquidation or termination shall be in accordance with Capital Accounts as provided in Treasury Regulations section 1.704-1(b)(2)(ii)(b).

(c) Notwithstanding any provision to the contrary contained in this Trust Agreement, a Fund shall not be required to make a distribution with respect to Units if such distribution would violate the Delaware Trust Statute or any other applicable law. A determination that a distribution is not prohibited under this Section 7.8 or the Delaware Trust Statute shall be made by the Trust and, to the fullest extent permitted by applicable law, may be based either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or any other method that is reasonable under the circumstances. Unless otherwise agreed to by the Unitholders, a Unitholder shall be entitled only to the distributions expressly provided for in this Trust Agreement.

(d) Notwithstanding anything to the contrary contained in this Trust Agreement, the Unitholders understand and acknowledge that a Unitholder (or its agent) may be compelled to accept a distribution of any asset in kind from a Fund despite the fact that the percentage of the asset distributed to such Unitholder (or its agent) exceeds the percentage of that asset which is equal to the percentage in which such Unitholder receives distributions from the Trust.

ARTICLE VIII

REDEMPTIONS

Section 8.1    Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the applicable Authorized Purchaser Agreement, which may be amended from time to time in accordance with the provisions of such Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust and the Funds with respect to the redemption of Redemption Baskets.

(a) On any Business Day, an Authorized Purchaser with respect to which an Authorized Purchaser Agreement is in full force and effect (as reflected on the list maintained by the Sponsor pursuant to Section 4.5(a)(i)) may redeem one or more Redemption Baskets standing to the credit of the Authorized Purchaser on the records of the Depository by delivering a request for redemption to the Sponsor or its designee (such request, a “Redemption Order”) in the manner specified in the procedures described in the attachment to the Authorized Purchaser Agreement, as amended from time to time in accordance with the provisions of the Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement).

(b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Sponsor (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Sponsor acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (i) the Sponsor determines that the Redemption Order is not in proper form (ii) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (iii) if circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the Units to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of units being redeemed would reduce the remaining outstanding units to 100,000 units (i.e., two baskets) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding units and can deliver them.

(c) The redemption distribution (“Redemption Distribution”) shall consist of cash or a combination of United States Treasury securities, cash and/or cash equivalents. The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities and/or property that may be included in Redemption Distributions and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(d) By 3:00 PM New York time on the third Business Day following the Redemption Order Date (the “Redemption Settlement Time”), if the Distributor’s account at the Depository has by the Redemption Settlement

Time been credited with the Redemption Baskets being tendered for redemption and the Sponsor has by such time received the Transaction Fee, the Sponsor shall deliver the Redemption Distribution through the Depository to the account of the Authorized Purchaser as recorded on the book entry system of the Depository. If the Fund’s DTC account has not been credited with all of the Redemption Baskets by such time, the redemption distribution is delivered to the extent of whole Redemption Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Redemption Baskets received if the Fund receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Redemption Baskets are credited to the Fund’s DTC account by 3:00 PM New York time on such next Business Day. Any further remaining amount of the Redemption Order shall be cancelled and the Authorized Purchaser will indemnify the Trust for any losses, if any, due to such cancellation, including but not limited to the difference in the price of investments sold as a result of the Redemption Order and investments made to reflect that such Redemption Order has been cancelled.

(e) The Sponsor may, in its discretion, suspend the right of redemption or postpone the Redemption Settlement Date for a Fund (i) for any period during which the Exchange or the Fund’s Futures Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange or the Fund’s Futures Exchange is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery of Redemption Distributions is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Unitholders. Neither the Sponsor nor its designees will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 8.1 shall be cancelled by the Trust or the applicable Fund in accordance with the Depository’s procedures, and no longer be deemed outstanding for purposes of this Trust Agreement and the Delaware Trust Statute.

Section 8.2    Other Redemption Procedures. The Sponsor from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Units in (i) lot sizes smaller than the Redemption Basket, (ii) permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 8.1, and (iii) for redemptions deemed necessary, in the Sponsor’s sole discretion, to comply with applicable law, rule, regulation or policy.

ARTICLE IX

UNITHOLDERS

Section 9.1    No Management or Control; Limited Liability; Exercise of Rights through DTC. The Unitholders of a Fund shall not participate in the management or control of the Trust or the applicable Fund or the applicable Fund’s business, shall not transact any business for the Trust or any Fund and shall not have the power to sign for or bind the Trust or any Fund, said power being vested solely and exclusively in the Sponsor. Except as provided in Section 9.3 hereof, no Unitholder of any Fund shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust, the applicable Fund or any other series of the Trust except to the extent of such Unitholder’s proportionate share of the applicable Fund’s Trust Estate. Except as provided in Section 9.3 hereof, each Unit shall be fully paid and no assessment shall be made against any Unitholder. No salary shall be paid to any Unitholder in its capacity as such, nor shall any Unitholder have a drawing account or earn interest on its share of a Fund’s Trust Estate. By the purchase and acceptance or other lawful delivery and acceptance of Units, each Unitholder shall be deemed to be a beneficiary of the applicable Fund and vested with beneficial undivided interest in such Fund to the extent of the Units owned beneficially by such Unitholder, subject to the terms and conditions of this Trust Agreement. The rights under this Trust Agreement of any Unitholder that is not a DTC Participant must be exercised by a DTC Participant acting on behalf of such Unitholder in accordance with the rules and procedures of the Depository, as provided in Section 4.6.

Section 9.2    Rights and Duties. The Unitholders shall have the following rights, powers, privileges, duties and liabilities:

(a) The Unitholders shall have the right to obtain from the Sponsor the reports and information as are set forth in Article X and the list of Authorized Purchasers contemplated by Section 4.5(a)(i). The foregoing rights are in addition to, and do not limit, other remedies available to Unitholders under U.S. federal or state law.

(b) The Unitholders shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Unitholders’ redemption rights set forth in Article VIII hereof, Unitholders of a Fund shall have the right to demand the return of their capital only upon the dissolution and winding up of the applicable Fund or the Trust and only to the extent of funds available therefore. In no event shall a Unitholder of a Fund be entitled to demand property other than cash unless the Sponsor, as determined in its sole discretion, has specified property for distribution to all Unitholders of such Fund, or the Trust, as applicable. No Unitholder of any Fund shall have priority over any other Unitholder of such Fund either as to the return of capital or as to profits, losses or distributions. No Unitholder of any Fund shall have the right to bring an action for partition against the Trust or a Fund.

(d) Unitholders, voting together as a single class, or, if the proposed change affects only certain Funds, of each affected Fund voting separately as a class, may vote to (i) approve the items set forth in 4.9(a), (ii) remove the Sponsor and elect a successor Sponsor as set forth in Section 5.12(e), (iii) approve amendments to this Trust Agreement as set forth in Section 12.1, (iv) continue the Trust as provided in Section 14.1(a), (v) terminate the Trust as provided in Section 14.1(e), and (vi) in the event there is no Sponsor, elect the Liquidating Trustee as set forth in Section 14.2. Unless otherwise specified in the relevant section of this Trust Agreement or in federal law or regulations of rules on any exchange, any matter upon which the Unitholders vote shall be approved by the affirmative vote of Unitholders holding Units representing at least 66  2/3% of the outstanding Units of the Trust or the applicable Fund, as the case may be. Except as expressly provided in this Trust Agreement, the Unitholders shall have no voting or other rights with respect to the Trust or any Fund.

Section 9.3    Limitation on Liability.

(a) Except as provided in Section 5.7(f) hereof, and as otherwise provided under Delaware law, the Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware and no Unitholder shall be liable for claims against, or debts of the Trust or the applicable Fund in excess of its Deposit or share of the applicable Fund’s Trust Estate and undistributed profits. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Fund shall not make a claim against a Unitholder with respect to amounts distributed to such Unitholder or amounts received by such Unitholder upon redemption unless, under Delaware law, such Unitholder is liable to repay such amount.

(b) The Trust or the applicable Fund indemnifies to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Fund’s Trust Estate, each Unitholder and its agent or nominee against any claims of liability asserted against such Unitholder solely based on its status as a Unitholder of one or more Units (other than for taxes for which such Unitholder is liable under Section 7.2 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or a Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Unitholders individually but are binding only upon the assets and property of the applicable Fund, and no resort shall be had to the Unitholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the

Sponsor deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 9.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 4.7 and 4.8 hereof.

ARTICLE X

BOOKS OF ACCOUNT AND REPORTS

Section 10.1    Books of Account. Proper books of account for each Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each Fund’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and, subject to Section 9.2(a), each Unitholder (or any duly constituted designee of a Unitholder) shall have, at all times during normal business hours, upon reasonable advance written notice, access to and the right to inspect and copy the same (at such Unitholder’s own cost) to the extent such access is required under CFTC rules and regulations. Such books of account shall be kept in accordance with, and the Trust shall report its profits and losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article XI.

Section 10.2    Reports to Unitholders. The Trust will furnish to DTC Participants for distribution to each Fund’s Unitholders monthly and annual (as of the end of each fiscal year) reports (in such detail) as are required to be provided to Unitholders by the CFTC and the NFA. Monthly reports will contain certain unaudited financial information regarding a Fund, including the Fund’s NAV, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Sponsor will furnish to Fund Unitholders any other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, it is expected that the Trust will be required under SEC rules to file quarterly and annual reports with the SEC, which need not be sent to Fund Unitholders directly but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Trust’s website.

Section 10.3    Calculation of Net Asset Value. Net Asset Value of a Fund shall be calculated once each Business Day at such time as the Sponsor shall determine from time to time.

Section 10.4    Maintenance of Records. The Sponsor shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 10.1 hereof, a list of the names and last known address of, and number of Units owned by, all Unitholders of each Fund, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed, and copies of the Trust’s and Funds’ federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years, copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust and the Funds. The Sponsor may keep and maintain the books and records of the Trust and the Funds in paper, magnetic, electronic or other format as the Sponsor may determine in its sole discretion, provided the Sponsor uses reasonable care to prevent the loss or destruction of such records.

ARTICLE XI

FISCAL YEAR

Section 11.1    Fiscal Year. The Fiscal Year of the Trust shall be the calendar year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the thirty-first day of December, 2011. The Fiscal Year in which the Trust shall terminate shall end on the date of termination.

ARTICLE XII

AMENDMENT OF TRUST AGREEMENT; MEETINGS

Section 12.1    Amendments to the Trust Agreement.

(a) The Sponsor may, without the approval of the Unitholders, amend or supplement this Trust Agreement; provided, however, that the Unitholders shall have the right to vote on any amendment (i) if expressly required under federal law or regulations or rules of any exchange, or (ii) submitted to them by the Sponsor in its sole discretion. The Sponsor shall provide to the Unitholders notice of any amendment on which the Unitholders have a right to vote setting forth the substance of the amendment and its effective date.

(b) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(c) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee. At the expense of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor or if such amendment is required in the opinion of the Trustee.

(d) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or any agreement to which the Trust is a party until it has received an instruction letter from the Sponsor, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee and do not adversely affect the Trustee.

(e) No provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

Section 12.2    Meetings of the Unitholders. Meetings of the Unitholders may be called by the Sponsor and the Sponsor may, but is not required to, call a meeting upon the written request of Unitholders holding at least 50% of the outstanding Units of all Funds or any Fund, as applicable. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Unitholders of the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Where the meeting is being called upon the written request of Unitholders as set forth in this Section 12.2, such written notice shall be mailed or transmitted not more than forty-five (45) days after such written request for a meeting was received by the Sponsor. Any notice of meeting shall be accompanied by a brief description of the purpose of the meeting. Unitholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for Unitholder voting.

Section 12.3    Action Without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust, any Fund or any Unitholder, as contemplated by this Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 16.4. Any vote or consent that has been cast by a Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 16.4 below and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Sponsor and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section 12.3 and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section  16.4.

ARTICLE XIII

TERM

Section 13.1    Term. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and the Trust and any Fund shall exist in perpetuity, unless earlier terminated in accordance with the provisions of Article XIV hereof or as otherwise provided by law.

ARTICLE XIV

TERMINATION

Section 14.1    Events Requiring Dissolution of the Trust or any Fund. The Trust or, as the case may be, any Fund shall dissolve at any time upon the happening of any of the following events:

(a) The occurrence of an Event of Withdrawal, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal, the affirmative vote or written consent of Unitholders in accordance with Section 9.2(d) or Section 12.3 of this Trust Agreement is obtained to continue the business of the Trust and to select, effective as of the date of such selection, one or more successor Sponsors.

(b) The occurrence of any event which would make unlawful the continued existence of the Trust or any Fund, as the case may be.

(c) In the event of the suspension, revocation or termination of the Sponsor’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required under the CE Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated.

(d) The Trust or any Fund, as the case may be, becomes insolvent or bankrupt.

(e) Unitholders owning at least seventy-five percent (75%) of the outstanding Units held in all Funds, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) Business Days prior to the effective date of termination.

(f) Upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or a Fund’s aggregate net assets in relation to the operating expenses of the Trust or such Fund make it unreasonable or imprudent to continue the business of the Trust or such Fund.

(g) The Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(h) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Unitholder (as long as such Unitholder is not the sole Unitholder of the Trust) shall not result in the termination of the Trust or any Fund, and such Unitholder, his estate, custodian or personal representative shall have no right to withdraw or value such Unitholder’s Units. Each Unitholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the applicable Fund and any right to an audit or examination of the books of the applicable Fund, except for such rights as are set forth in Article X hereof relating to the books of account and reports of the applicable Fund.

Section 14.2    Distributions on Dissolution. Upon the dissolution of the Trust or any Fund, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust or the Funds. Thereafter, in accordance with Section 3808(e) or (g), as applicable, of the Delaware Trust Statute, the business and affairs of the Trust or any Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the Funds (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

Section 14.3    Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Funds, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust pursuant to Section 3810(d) to be filed in accordance with the Delaware Trust Statute at the expense of the Sponsor. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XV

POWER OF ATTORNEY

Section 15.1    Power of Attorney Executed Concurrently. Each Unitholder, by virtue of its purchase of Units in a Fund, irrevocably constitutes and appoints the Sponsor with full power of substitution, as the true and lawful attorney-in-fact and agent for such Unitholder with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the increase or decrease of the Global Certificates pursuant to Section 4.6, or the termination of the Trust, provided such continuation, increase, decrease or termination is in accordance with the terms of this Trust Agreement.

Section 15.2    Effect of Power of Attorney. The Power of Attorney granted by each Unitholder to the Sponsor:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Unitholder;

(b) May be exercised by the Sponsor for each Unitholder by facsimile signature and/or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Unitholder of the whole or any portion of his Units, as applicable, except that where the records of a Direct Participant or Indirect Participant reflect a transfer by a Unitholder of its Units that has otherwise been effectuated in accordance with the provisions of this Trust Agreement, the Depository’s procedures and the procedures of such Direct Participant or Indirect Participant, as applicable, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Sponsor to execute, acknowledge and file any instrument necessary to effect such transfer.

Each Unitholder agrees to be bound by any representations made by the Sponsor and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting gross negligence or willful misconduct.

Section 15.3    Limitation on Power of Attorney. The Power of Attorney granted by each Unitholder to the Sponsor shall not authorize the Sponsor to act on behalf of Unitholders in any situation in which this Trust Agreement requires the approval of Unitholders unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Sponsor or any new Sponsor pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XVI

MISCELLANEOUS

Section 16.1    Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Funds, the Trustee, the Sponsor, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Trust

Agreement. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, as determined from time to time by the Sponsor, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 16.2    Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Sponsor or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

Section 16.3    Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

Section 16.4    Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Sponsor to the Unitholders) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid or by overnight courier, or if sent electronically, by facsimile; and addressed, in each such case, to the address set forth in the books and records of the Trust or the applicable Fund or such other address as may be specified in writing, of the party to whom such notice is to be given, and shall be effective upon the deposit of such notice in the United States mail, upon deposit with a representative of an overnight courier, or upon transmission and electronic confirmation thereof, as the case may be. Notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Sponsor in writing. Requests for redemption of Units shall be effected in accordance with the provisions of Article VIII of this Trust Agreement.

Section 16.5    Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

Section 16.6    Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Sponsor may rely upon the Trust and Fund records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust, each Fund and the Sponsor, in determining such rights, shall rely on such records and that Unitholders and assignees shall be bound by such determination.

Section 16.7    No Legal Title to Trust Estate. Subject to the provisions of Section 2.7 in the case of the Sponsor, the Unitholders shall not have legal title to any part of the applicable Fund’s Trust Estate.

Section 16.8    Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the applicable Fund’s Trust Estate.

Section 16.9    Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.10    Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to United States Commodity Funds LLC.

IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick J. Donahue
Name: /s/ Patrick J. Donahue
Title: Vice President

UNITED STATES COMMODITY FUNDS LLC, as Sponsor

By:	/s/ Howard Mah
Name: /s/ Howard Mah
Title: Management Director

EXHIBIT A

FORM OF GLOBAL CERTIFICATE1

CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

All Units

-in-

UNITED STATES COMMODITY FUNDS TRUST I

WITH RESPECT TO ONE OF ITS SERIES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST WITH RESPECT TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that Cede & Co., is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Units (“Units”), each of which represents a fractional undivided Unit of beneficial interest in                      Fund (the “Fund”), established and designated as a series of the United States Commodity Funds Trust I (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on September 8, 2011, and the Amended and Restated Declaration of Trust and Trust Agreement, dated as of March 22, 2013, by and between United States Commodity Funds LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust, National Association, a Delaware national banking association, as Trustee (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

At any given time this Certificate shall represent all units of beneficial interest in the Fund, which shall be the total number of Units that are outstanding at such time. The Trust Agreement provides for the deposit of cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property with the Fund from time to time and the issuance by the Trust, with respect to the Fund, of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Trust. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Units outstanding at any given time.

Each Authorized Purchaser hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Basket tendered and evidenced by this Certificate.

[1]	Forms of Global Certificates of Beneficial Interest for each of the Trust’s Funds shall be, except for the names of the Funds, substantially identical to this Form of Global Certificate.

EXA-1

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

The Trust Agreement permits the Sponsor, without the approval of the Unitholders, to amend or supplement the Trust Agreement; provided, however, that the affirmative vote or written consent of Unitholders holding Units equal to at least a majority of the Trust’s outstanding Units or, if the proposed amendment affects only certain Funds, of each affected Fund’s outstanding Units, or such higher percentage as may be required by applicable law, is required to approve any amendment (i) if expressly required under Delaware or federal law or regulations or rules of any exchange, or (ii) submitted to them by the Sponsor in its sole discretion. The Sponsor shall provide notice of any amendment to the Trust Agreement to the Unitholders setting forth the substance of the amendment and its effective date. Any such vote, consent or waiver by the holder of Units shall be conclusive and binding upon such holder of Units and upon all future holders of Units, and shall be binding upon any Units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Units evidenced hereby are at such time in uncertificated form.

In accordance with Section 4.8 of the Trust Agreement, the holder of this Certificate agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the Fund and to the Sponsor and its assets for payment in respect of any claim against or obligation of the Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Trust for the purchase of Units in the Fund.

The Trust Agreement, and this Certificate, are executed and delivered by United States Commodity Funds LLC, as Sponsor, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or the Fund in this Certificate are made and intended not as personal representations, undertakings and agreements by United States Commodity Funds LLC, but are made and intended for the purpose of binding only the Trust. Nothing in the Agreement or this Certificate shall be construed as creating any liability on United States Commodity Funds LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Sponsor pursuant to the Trust Agreement.

Terms not defined herein have the same meaning as in the Trust Agreement.

IN WITNESS WHEREOF, United States Commodity Funds LLC, as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

United States Commodity Funds LLC, as Sponsor

By:

Authorized Officer
Date:

EXA-2

EXHIBIT B

FORM OF INSTRUMENT ESTABLISHING SERIES OR CLASS

EXB-1

EXHIBIT C

SERIES FUNDS

Initial Fund:	United States Sugar Fund (“USSF”)

Additional Series:	United States Natural Gas Double Inverse Fund (“UNGD”)
United States Gasoil Fund (“USGO”)
United States Asian Commodities Basket Fund (“UAC”)

EXC-1

STATEMENT OF ADDITIONAL INFORMATION

UNITED STATES ASIAN COMMODITIES BASKET FUND

Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 14.

This prospectus is in two parts: a disclosure statement and a statement of additional information. These parts are bound together, and both contain important information. Prospective purchasers must receive a copy of both the disclosure statement and the statement of additional information prior to investing in the Fund.

This statement of additional information and accompanying disclosure statement are both dated June 12, 2013.

SAI-1

UNITED STATES ASIAN COMMODITIES BASKET FUND

STATEMENT OF ADDITIONAL INFORMATION

The Commodity Interest Markets	SAI-3
CFTC Reports	SAI-7
The Trust Agreement	SAI-7
Potential Advantages of Investment	SAI-12
SEC Reports	SAI-17

SAI-2

The Commodity Interest Markets

General

The CEA governs the regulation of commodity interest transactions, markets and intermediaries. The CEA provides for varying degrees of regulation of commodity interest transactions depending upon: (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization.

The offer and sale of units of UAC is registered under the Securities Act. UAC is subject to the requirements of the Securities Act, the Exchange Act and the rules and regulations adopted thereunder as administered by the Securities and Exchange Commission (the “SEC”). Firms’ participation in the distribution of units is regulated as described above, as well as by the self regulatory association, FINRA.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including agricultural products, bonds, stock indices, interest rates, currencies, energy and metals. The size and terms of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

Options on Futures Contracts

Options on futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.

The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. The seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.

SAI-3

A call option is said to be in-the-money if the strike price is below current market levels and out-of-the-money if the strike price is above current market levels. Conversely, a put option is said to be in-the-money if the strike price is above the current market levels and out-of-the-money if the strike price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest. Some options, however, expire significantly in advance of such date. The purchase price of an option is referred to as its premium, which consists of its intrinsic value (which is related to the underlying market value) plus its time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

In general, the CFTC does not regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties such as UAC or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets to the same extent that the swap markets will be regulated by the CFTC once the Dodd-Frank Act is fully implemented. At a minimum, over-the-counter currency forward, options and swaps will be subject to heightened recordkeeping, reporting and business conduct standards.

On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of “swap” and, by extension, additional regulatory requirements (such as clearing and margin). The final determination does not extend to other FX derivatives, such as FX options, currency swaps, and non-deliverable forwards.

While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could

SAI-4

significantly affect the market for that and other jurisdictions’ currencies. Trading in the interbank market also exposes UAC to a risk of default since failure of a bank with which UAC had entered into a forward contract would likely result in a default and thus possibly substantial loss to UAC.

Options on Forward Contracts or Commodities

Options on forward contracts or commodities operate in a manner similar to options on futures contracts. An option on a forward contract or commodity gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract or commodity. However, unlike options on futures contracts, options on forward contracts or on commodities are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Therefore, options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Swap Contracts

Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principally traded off-exchange, although certain swap contracts are also being traded in electronic trading facilities and cleared through clearing organizations.

Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions one or both parties may require collateral deposits from the counterparty to support that counterparty’s obligations under the swap transactions entered into between the parties. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive less any collateral deposits it is holding.

Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Once accepted by the clearing house, the original swap transaction is novated and the central counterparty becomes the counterparty to a trade with each of the original parties based upon the trade terms determined in the original transaction. In this manner each individual swap counterparty reduces its risk of loss due to counterparty nonperformance because the clearing house acts as the counterparty to each transaction.

“Swap” Transactions

The Dodd-Frank Act imposes new regulatory requirements on certain “swap” transactions that UAC is authorized to engage in that may ultimately impact the ability of UAC to meet its investment objective. On August 13, 2012, the CFTC and the SEC published joint final rules defining the terms “swap” and “security-based swap.” The term “swap” is broadly defined to include various types of over-the-counter derivatives, including swaps and options. The effective date of these final rules was October 12, 2012.

The Dodd-Frank Act requires that certain transactions ultimately falling within the definition of “swap” be executed on organized exchanges or “swap execution facilities” and cleared through regulated clearing organizations (which are referred to in the Dodd-Frank Act as “derivative clearing organizations” (“DCOs”)), if the CFTC mandates the central clearing of a particular contract. On November 28, 2012, the CFTC issued its final clearing determination requiring that certain credit default swaps and interest rate swaps be cleared by

SAI-5

registered derivatives clearing organizations (DCOs). This is the CFTC’s first clearing determination under the Dodd-Frank Act and will become effective February 11, 2013. Determination on other types of swaps are expected in the future, and, when finalized, could required UAC to centrally clear certain over-the-counter instruments presently entered into and settled on a bi-lateral basis. If a swap is required to be cleared, the initial margin will be set by the clearing organization, subject to certain regulatory requirements and guidelines. Initial and variation margin requirements for swap dealers and major swap participants who enter into uncleared swaps and capital requirements for swap dealers and major swap participants who enter into both cleared and uncleared trades will be set by the CFTC, the SEC or the applicable “Prudential Regulator.” On May 23, 2012, the CFTC published final regulations, which became effective as of July 23, 2012, to determine which entities will be regulated as “swap dealers” and “major swap participants” and thus have to comply with these capital and margin requirements (as well as a multitude of other requirements under the Dodd-Frank Act). Most of the requirements imposed became effective on October 12, 2012, when additional final rules defining the terms “swap,” “security-based swap,” and “mixed swap” became effective. However, on October 11, 2012 and October 12, 2012, the CFTC issued several no-action letters and interpretive guidance, which delayed much of the implementation of the requirements from October 12, 2012 until December 31, 2012. Increased regulation of, and the imposition of additional costs on, swap transactions could have an adverse effect on UAC by, for example, reducing the size of and therefore liquidity in the derivatives market, increasing transaction costs and decreasing the ability to customize derivative transactions.

On February 7, 2012, the CFTC published a rule requiring each FCM and DCO to segregate cleared swaps and related collateral posted by a customer of the FCM from the assets of the FCM or DCO, although such property can be commingled with the property of other cleared swaps customers of the FCM or DCO. This rule addresses losses incurred by a DCO in a so-called “double default” scenario in which a customer of a FCM defaults in its obligations to the FCM and the FCM, in turn, defaults in its obligations to the DCO. Under this scenario, the DCO can only access the collateral attributable to other customers of the DCO whose cleared swap positions are in a loss position following the primary customer’s default. This rule became effective on November 8, 2012. Some market participants have expressed concern that the requirements of this segregation rule may result in higher initial margins or higher fees. UAC does not anticipate any impact to its operations in order to meet the requirements of the new rule.

Additionally, the CFTC published rules on February 17, 2012 and April 3, 2012 that require “swap dealers” and “major swap participants” to: 1) adhere to business conduct standards, 2) implement policies and procedures to ensure compliance with the CEA and 3) maintain records of such compliance. These new requirements may impact the documentation requirements for both cleared and non-cleared swaps and cause swap dealers and major swap participants to face increased compliance costs that, in turn, may be passed along to counterparties (such as UAC) in the form of higher fees and expenses related to trading swaps.

On February 24, 2012, the CFTC amended certain disclosure obligations to require that the operator of a commodity pool that invests in swaps include standardized swap risk disclosures in the pool’s disclosure documents by December 31, 2012.

On December 5, 2012, the CFTC’s Division of Market Oversight issued a letter providing swap dealers with time-limited no-action relief from swap data reporting obligations with respect to equity swaps, foreign exchange swaps and other commodity swaps. For these asset classes, the letter provides swap dealers with reporting relief (i) with respect to real-time price reporting and regular swap reporting (under Part 43 and Part 45 of the CFTC’s regulations, respectively), until February 28, 2013, and (ii) historical swap reporting requirements (under Part 46 of the CFTC’s regulations) until March 30, 2013.

On December 21, 2012, the CFTC’s Division of Market Oversight issued two letters providing certain swap dealers with time-limited no-action relief from some swap data reporting obligations. One letter provides relief from reporting requirements for branches of swap dealers located in emerging markets who encounter technical difficulties in complying with the reporting rules. The letter also provides that swap dealers may delay reporting compliance for certain complex and exotic swaps until April 30, 2012.

SAI-6

Under a second letter, all swap dealers have until April 10, 2013 to report certain information about their counterparties, including: status as a major swap participant, a financial entity, a U.S. person or a commercial end-user.

On December 18, 2012, the CFTC deferred the compliance date for many of the Dodd-Frank Act’s external business conduct standards from December 31, 2012 to May 1, 2013, and for some requirements to July  1, 2013, providing swap dealers an additional four to six months from the original compliance date.

CFTC Reports

The Trust also makes available its monthly reports and its annual reports required to be prepared and filed with the NFA under the CFTC regulations.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and UAC will continue to exist until terminated in accordance with the Trust Agreement. The Sponsor’s authority includes, without limitation, the right to take the following actions:

•

To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any other documents and instruments, and to do and perform all such things as may be in furtherance of the Trust purposes or necessary or appropriate for the offer and sale of the units and the conduct of Trust activities;

•

To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

•	To deposit, withdraw, pay, retain and distribute UAC’s assets or any portion thereof in any manner consistent with the provisions of the Trust Agreement;

•	To supervise the preparation and filing of any Registration Statement and supplements and amendments thereto;

•

To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

•	To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto, and this Prospectus;

•	To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Exchange Act, the Commodity Exchange Act or the rules and regulations thereunder;

•	To pay or authorize the payment of distributions to the Unitholders and expenses of UAC;

•	To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust; and

•	In its sole discretion, to determine to admit an affiliate or affiliates of the Sponsor as additional Sponsors.

SAI-7

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has the following obligations as a sponsor of the Trust:

•

Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Unitholders;

•

Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

•

Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of UAC in accordance with the purposes of the Trust and this Prospectus;

•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control;

•

Enter into and perform agreements with each Authorized Purchaser, receive from Authorized Purchasers and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Purchaser submitting a purchase order;

•

Receive from Authorized Purchasers and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through the Depository, and thereupon cancel or cause to be cancelled, units corresponding to the Redemption Baskets to be redeemed;

•	Interact with the Depository as required;

•	Delegate duties to one or more administrators, as the Sponsor determines; and

•	Delegate duties to one or more commodity trading or other advisors, as the Sponsor determines.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, UAC, the Unitholders or to any other person, the Sponsor will not be liable to the Trust, UAC, the Unitholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust, to any series, or to any Unitholder for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Unitholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable series and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable

SAI-8

care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor (and any other Covered Person performing services on behalf of the Trust or any series, as applicable, and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement) shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a series or disproportionately affects a series in the Trust in relation to another series in the Trust) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a series, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or a series, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or such Fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the Trust or of a series. All rights to indemnification permitted under the Trust Agreement shall not be affected by the applicable series, dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of the U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the series of the Trust. The Trust and its series shall not incur the cost of that portion of any insurance, which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any series, as applicable; (ii) the legal action is initiated by a party other than the Trust or any series; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or any series, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

In the event the Trust or any series, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any series, as applicable, such Unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such series, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. The Sponsor also indemnifies the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments

SAI-9

received by the Trustee under the Trust Agreement), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for expenses resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to all Unitholders and the Trustee. Unitholders holding at least 66 2/3% of the Trust’s outstanding units (not including units acquired by the Sponsor and its affiliates) may vote to remove the Sponsor. Any such action by such holders for removal of the Sponsor must also provide for the election of a successor Sponsor by the Unitholders holding a majority of the outstanding units (not including units acquired by the Sponsor and its affiliates). The successor Sponsor will continue the business of the Trust.

In the event of withdrawal, the Sponsor is entitled to a redemption of the units it acquired through its initial capital contribution to a series at their NAV per unit. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Unitholders may be called by the Sponsor and the Sponsor may, but is not required to, call a meeting upon the written request of Unitholders holding at least 50% of the outstanding units of all series or any series, as applicable. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Unitholders of the applicable series of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. When the meeting is being requested by Unitholders, the notice of the meeting shall be mailed or transmitted within 45 days after the Sponsor’s receipt of the written request from Unitholders. Any notice of meeting shall be accompanied by a brief description of the purpose of the meeting. Unitholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for Unitholder voting.

Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust, UAC or any other series or any Unitholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Unitholder given in the manner provided in accordance with the Trust Agreement. Any vote or consent that has been cast by a Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given as provided under the Trust Agreement and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Sponsor and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the Trust Agreement and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any such Unitholders in any manner other than as expressly provided in the Trust Agreement.

Voting Rights

Unitholders have very limited voting rights. Specifically, the Trust Agreement provides that Unitholders representing 66 2/3% of the outstanding units of the Trust, voting together as a single class, or, if the proposed change affects only certain series, of each affected series voting separately as a class, may vote to (1) remove the

SAI-10

Sponsor as described above (provided that such action for removal of the Sponsor must also provide for the election of a successor Sponsor of the Trust by the Unitholders holding a majority of the outstanding units of the Trust), (2) approve certain amendments to the Trust Agreement, and (3) continue the Trust by selecting a successor Sponsor. Additionally, Unitholders representing 75% of the outstanding units of the Trust, voting together as a single class, may vote to terminate the Trust. Additionally, a majority of the Unitholders of a series may vote to (1) approve of the Sponsor’s action or refusal to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause such series to be taxable other than as a partnership for federal income tax purposes, and (2) in the event there is no Sponsor, elect the Liquidating Trustee.

Limited Liability of Unitholders

Except as otherwise provided in the Trust Agreement and under Delaware law, Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Unitholder shall be liable for claims against, or debts of the Trust or a series in excess of its deposit or share of the applicable series’ assets and undistributed profits. Subject to the exceptions in the preceding sentence, neither the Trust nor a Fund shall make a claim against a Unitholder with respect to amounts distributed to such Unitholder or amounts received by such Unitholder upon redemption unless, under Delaware law, such Unitholder is liable to repay such amount.

The Trust or the applicable series shall indemnify to the full extent permitted by law and the Trust Agreement, and to the extent of the applicable series’ assets, each Unitholder and its agent or nominee against any claims of liability asserted against such Unitholder solely because of its ownership of units (other than for taxes on income from units for which such Unitholder is liable).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or a series shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Unitholders individually but are binding only upon the assets and property of the applicable series and no recourse may be had with respect to the personal property of a Unitholder for satisfaction of any obligation or claim.

Termination Events

Each Fund, including UAC, shall continue in existence from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

•

the filing of a certificate of dissolution or cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without reinstatement of its charter) or the withdrawal of the Sponsor, unless (i) there is at least one remaining Sponsor that carries on the business of the Trust or (ii) Unitholders owning at least sixty-six and two-thirds percent (66 2/3%) of the outstanding units held in all series, voting together as a single class elect within ninety (90) days after such event to continue the business of the Trust and appoints a successor Sponsor;

•	the occurrence of any event which would make the existence of the Trust or any series unlawful;

•

the suspension, revocation, or termination of the Sponsor’s registration as a CPO or membership as a CPO with the NFA (if, in either case, such registration is required under the Commodity Exchange Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated;

•	the Trust or any series, as the case may be, becomes insolvent or bankrupt;

•

Unitholders owning at least seventy-five percent (75%) of the outstanding units held in all series, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) business days prior to the effective date of termination;

SAI-11

•

upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or a series’ aggregate net assets in relation to the operating expenses of the Trust or such series make it unreasonable or imprudent to continue the business of the Trust or such series;

•	the Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended;

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable; and

•

Upon the dissolution of the Trust, UAC or any other series, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the trust estate. Thereafter, in accordance with applicable law, the business and affairs of the Trust or the applicable series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the series (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods. Following the dissolution and distribution of the assets of all of the series, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with applicable law.

Potential Advantages of Investment

The Advantages of Non-Correlation

Given that historically, the price of commodities and of Futures Contracts and Other Commodity-Related Investments has had very little correlation to the stock and bond market, the Sponsor believes that the performance of UAC should also exhibit a substantial degree of non-correlation with the performance of traditional equity and debt portfolio components, in part because of the ease of selling commodity interests short. This feature of many commodity interest contracts — being able to be long or short a commodity interest position with similar ease — means that profit and loss from commodity interest trading is not dependent upon economic prosperity or stability.

However, non-correlation will not provide any diversification advantages unless non-correlated assets are outperforming other portfolio assets, and it is entirely possible that UAC may not outperform other sectors of an investor’s portfolio, or may produce losses. Additionally, although adding UAC’s units to an investor’s portfolio may provide diversification, UAC is not a hedging mechanism vis-à-vis traditional debt and equity portfolio components and you should not assume that UAC units will appreciate during period of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Negative correlation occurs when the performance of two asset classes are in opposite direction to each other. Non-correlation means only that UAC’s performance will likely have little relation to the performance of equity and debt instruments, reflecting the Sponsor’s belief that certain factors that affect equity and debt prices may affect asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. The Sponsor does not expect that UAC’s performance will be natively correlated to general debt and equity markets.

SAI-12

Participants

The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to physically sell the commodity at a future date he will simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the contract, the hedger may accept delivery under his futures contract and sell the commodity quantity as required by his physical contract or he may buy the actual commodity, sell it under the physical contract and close out his position by making an offsetting sale of a futures contract.

The commodity interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives and hedgers can end up paying higher prices than they would have, for example, if current market prices are lower than the locked in price.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. Because the speculator may take either a long or short position in commodities, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges, Swap Execution Facilities and Clearing Organizations

Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchange are subject to the rules of that exchange. Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and execution and clearing fees.

Swap execution facilities (SEFs) are a new type of market facility created by the Dodd-Frank Act to facilitate the centralized execution and reporting of standardized OTC derivatives (referred to as “swaps” under the Dodd-Frank Act). The rules and regulations that apply to SEFs have not yet been finalized. But, as of the date of the filing of this registration statement, it is expected that SEF will be required to comply with enumerated core principles and any other requirement that the CFTC may impose by rule or regulation.

Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some

SAI-13

sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that is intended to enable the clearing organization to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that its members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their own customers, their clearing broker and the clearing organization. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers.

As required under the Dodd-Frank Act, the CFTC has recently issued several proposed rules pertaining to registration, regulation and operating of clearing organizations (referred to in the Dodd-Frank Act as “derivatives clearing organizations”) and the margin and capital requirements that will apply to centrally cleared, as well as non-cleared, OTC derivatives. These rules have not yet been finalized.

On November 28, 2012, the CFTC issued its final clearing determination requiring that certain credit default swaps and interest rate swaps be cleared by registered derivatives clearing organizations (DCOs). This is the CFTC’s first clearing determination under the Dodd-Frank Act and will become effective February 11, 2013. Determination on other types of swaps are expected in the future, and, when finalized, could required UAC to centrally clear certain over-the-counter instruments presently entered into and settled on a bi-lateral basis.

U.S. Futures Exchanges and Swap Execution Facilities

Futures exchanges in the United States are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

UAC principally trades futures contracts over a designated contract market, the most highly regulated level of futures exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. Customers access the designated contract market by establishing a trading account at a member of that market. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the United States are the CBOT, the CME, COMEX, ICE Futures US, and the NYMEX. Each of the designated contract markets in the United States must provide for the clearance and settlement of transactions with a CFTC-registered clearing organization.

As previously explained, swap execution facilities (SEFs) are a new type of market facility created by the Dodd-Frank Act to facilitate the centralized execution and reporting of standardized OTC derivatives (referred to as “swaps” under the Dodd-Frank Act). Under the Dodd-Frank Act, only qualified sophisticated persons (known as “eligible contract participants”) are permitted to trade swaps. Provided UAC maintains assets exceeding $10 million, UAC would qualify as an eligible contract participant and thus would be able to trade swaps.

The Sponsor intends to monitor the development of and opportunities and risks presented by the changes to the execution of derivatives and may, in the future, revise the approach taken to the execution of futures and swaps by UAC. At this time, however, UAC is expected to principally trade futures contracts over designated contract markets.

Non-U.S. Futures Exchanges and Development of Non-U.S. OTC Trading Platforms

Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country

SAI-14

regulator. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade. Trading on non-U.S. exchanges is often in the currency of the exchange’s home jurisdiction. Consequently, UAC is subject to the additional risk of fluctuations in the exchange rate between such currencies and U.S. dollars and the possibility that exchange controls could be imposed in the future. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject UAC to additional risks. Also, it should be noted that the status of derivatives regulatory reform in non-U.S. markets, including the development of trading platforms in respect of OTC derivative trades, is not as developed as the U.S. rule proposals. At this point in time, it is not known what effect, if any, the development of non-U.S., regulated trading platforms will have on UAC.

Commodity Prices

Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to predict reliably commodity prices.

Regulation

Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, exempt board of trade or electronic trading facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder and administered by the CFTC. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the LEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a CPO, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a CPO would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of UAC or the Related Public Funds.

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants Unitholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), as well as those of their respective employees who are required to be registered under the CEA. Unitholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. The NFA is the only self-regulatory association for commodities professionals other than the exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and

SAI-15

disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operation. The Sponsor is a member of the NFA. As a member of the NFA, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA requires all FCMs, such as each Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

On November 14, 2012, the CFTC proposed new regulations that would require enhanced customer protections, risk On November 14, 2012, the CFTC proposed new regulations that would require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The proposed rules are intended to afford greater assurances to market participants that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations, and the auditing and examination programs of the CFTC and the self-regulatory organizations are monitoring the activities of FCMs in a thorough manner. The final regulations have not yet been adopted.

UAC’s investors are afforded prescribed rights for reparations under the CEA against the Sponsor (as a registered commodity pool operator), as well as its respective employees who are required to be registered under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a FCM, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

The regulation of commodity interest trading in the United States and other countries is an evolving area of the law, as exemplified by the various discussions of the Dodd-Frank Act. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

Commodity Margin

Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts and, following implementation of Dodd-Frank’s reforms, OTC derivatives. Maintenance margin is the amount (generally less than the original margin) to which a trader’s account may decline before he must deliver additional margin. A

SAI-16

margin deposit is like a cash performance bond. It helps assure the trader’s performance in respect of the derivatives entered into. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage (ranging upward from less than 5%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.

Brokerage firms, such as UAC’s clearing brokers, carrying accounts for traders in commodity interest contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers require UAC to make margin deposits equal to exchange minimum levels for all commodity interest contracts. This requirement may be altered from time to time in the clearing brokers’ discretion.

Regulators have not yet finalized the Dodd-Frank Act rules regarding initial margin levels for over-the-counter derivatives. It is possible that such levels may be higher than those for futures contracts. Also, initial margin requirements for non-cleared swaps will be subject to higher margin requirements than cleared swaps. And, under pending rule proposals, UAC may be required to post, but not be entitled to receive, initial and variation margin in respect of non-cleared swaps. Until such time as the regulators finalize these margin rules, trading in the over-the-counter markets where no clearing facility is provided generally will not require margin per se. Rather, it will involve the extension of credit between counterparties that is secured by transfers of credit support and/or independent amounts. Credit support is transferred between counterparties in respect of the open over-the-counter derivatives entered into between them, while independent amounts are fixed amounts posted by one or both counterparties at the execution of a particular over-the-counter transaction.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open commodity interest position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to UAC’s trading, UAC (and not its investors personally) is subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

SEC Reports

The Trust makes available, free of charge, on its website, its annual reports on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after these forms are filed with, or furnished to, the SEC. These reports are also available from the SEC though its website at: www.sec.gov.

SAI-17

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
Amount SEC registration fee (actual)	$57,300
NYSE Arca Listing Fee (actual)	$—
FINRA filing fees (actual)	$75,000
Blue Sky expenses	N/A
Auditor’s fees and expenses (estimate)	$15,000
Legal fees and expenses (estimate)	$139,949
Printing expenses (estimate)	$10,000

Total	$297,249

Item 14.	Indemnification of Directors and Officers

The Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the United States Commodity Funds Trust I (the “Trust”) and United States Asian Commodities Basket Fund (“UAC”)(the “Fund”) or to any Unitholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or a Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or the Fund, as applicable and has determined, in good faith, that such course of conduct was in the best interests of the Trust or the Fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust’s Trust Agreement (“Trust Agreement”) on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. All rights to indemnification permitted provided for under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. The Sponsor also indemnifies the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for to the extent resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Item 15.	Recent Sales of Unregistered Securities

On October 5, 2011, the Sponsor made a $1,000 capital contribution to UAC. In connection with the commencement of UAC’s offering, the Sponsor received 40 Sponsor’s units of UAC that were issued in exchange for the previously received capital contribution, representing a beneficial interest in the pool. The Sponsor is 100% owned by Wainwright Holdings, Inc., which is controlled by the President of the Sponsor.

The above-described transactions were exempt from registration pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a transaction not involving a public offering. No general solicitation was made by UAC, the Trust or any person acting on their behalf; the securities sold are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

3.1 (1)	Certificate of Statutory Trust of the registrant.

3.2 (4)	Amended and Restated Declaration of Trust and Trust Agreement (included as Appendix B to the prospectus).

3.3 (2)	Fifth Amended and Restated Limited Liability Company Agreement of the Sponsor.

5.1 (3)	Opinion of Counsel relating to the legality of the Units.

8.1 (3)	Opinion of Counsel with respect to federal income tax consequences.

10.1 (3)	Form of Authorized Purchaser Agreement.

10.2 (3)	Marketing Agent Agreement.

10.3 (3)	Custodian Agreement.

10.4 (3)	Administrative Agency Agreement.

23.1 (4)	Consent of Counsel.

23.2 (4)	Consent of independent registered public accounting firm.

(1)	Incorporated by reference to Initial Registration Statement on Form S-1 (File No. 333-177188) filed on October 6, 2011.

(2)	Incorporated by reference to Registration Statement on Form S-3 (File No. 333-176873) filed on September 16, 2011.
(3)	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-177188) filed on June 18, 2012.
(4)	Filed herewith.

(b) Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) To send to the trustee at least on an annual basis a detailed statement of any transactions with the Sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(2) To provide to the trustee the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oakland, state of California, on May 28, 2013.

UNITED STATES COMMODITY FUNDS TRUST I

By:	United States Commodity Funds LLC as Sponsor

By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber Chief Executive Officer of United States Commodity Funds LLC

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Nicholas D. Gerber Nicholas D. Gerber	Management Director Chief Executive Officer of United States Commodity Funds LLC	May 28, 2013

/s/ Howard Mah Howard Mah	Management Director Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Secretary of United States Commodity Funds LLC	May 28, 2013

**/s/ Andrew Ngim Andrew Ngim	Management Director of United States Commodity Funds LLC	May 28, 2013

**/s/ Peter M. Robinson Peter M. Robinson	Independent Director of United States Commodity Funds LLC	May 28, 2013

**/s/ Malcolm R. Fobes III Malcolm R. Fobes III	Independent Director of United States Commodity Funds LLC	May 28, 2013

**/s/ Gordon L. Ellis Gordon L. Ellis	Independent Director of United States Commodity Funds LLC	May 28, 2013

*	The registrant is a trust and the persons are signing in their capacities as officers or directors of Untied States Commodity Funds, LLC, the Sponsor of the registrant.
**	Signed by Howard Mah pursuant to a power of attorney signed by each of the persons noted above and filed as part of the Registration Statement on Form S-1 filed on October 5, 2011.

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Declaration of Trust and Trust Agreement (included as Appendix B to the prospectus).

23.1	Consent of Counsel.

23.2	Consent of independent registered public accounting firm.